Exhibit 10.1

AMENDMENT No. 6, dated as of March 15, 2023 (this “Amendment”), to the Credit Agreement, dated as of October 16, 2012 (as amended, restated, modified and supplemented from time to time prior to the effectiveness of this Amendment, including pursuant to Amendment No. 1, dated as of August 16, 2016, Amendment No. 2, dated as of September 29, 2016, Amendment No. 3, dated as of January 13, 2017, Amendment No. 4, dated as of August 13, 2020 and Amendment No. 5, dated as of April 12, 2021, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), among LESLIE’S POOLMART, INC., a Delaware corporation (the “Parent Borrower”), LESLIE’S, INC., a Delaware corporation (“Holdings”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, including any successor thereto, the “Administrative Agent”), and U.S. Bank National Association, as co-collateral agent (in such capacity, including any successor thereto, the “Co-Collateral Agent”), by and among the Parent Borrower, the Subsidiary Borrowers, the Guarantors party hereto, each Lender, the Administrative Agent and the Co-Collateral Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

WHEREAS, the parties desire to amend the Existing Credit Agreement to (i) increase the Revolving Credit Commitments from $200,000,000 to $250,000,000 and (ii) make certain other modifications to the Existing Credit Agreement, in each case, on the terms set forth herein;

WHEREAS, the Parent Borrower is required to provide notice to the Administrative Agent of any request for a Revolving Credit Commitment Increase pursuant to Section 2.08(a) of the Existing Credit Agreement, this Amendment shall constitute such notice and satisfy such requirement;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.
Amendment.
(i)
The Existing Credit Agreement is, effective as of the Amendment No. 6 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.
(ii)
Exhibit A-1 (form of Committed Loan Notice) and Exhibit A-2 (form of Conversion/Continuation Notice) and Exhibit L (form of Borrowing Base Certificate) of the Amended Credit Agreement are, effective as of the Amendment No. 6 Effective Date, hereby deleted in their entirety and replaced with Exhibit A-1, Exhibit A-2 and Exhibit L attached hereto as Exhibit B.
Section 2.
Amended Credit Agreement Commitments. Upon the effectiveness of this Amendment in accordance with Section 4:
(i)
each Lender party to this Amendment hereby commits to provide its respective Revolving Credit Commitment under the Amended Credit Agreement in the amount set forth opposite such Lender’s name on Schedule 1.01 attached hereto as Exhibit C;

(ii)
each Lender party hereto agrees that it, will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender; and
(iii)
Schedule 1.01 (Revolving Credit Commitments) to the Existing Credit Agreement is, as of the Amendment No. 6 Effective Date, hereby deleted in its entirety and replaced with Schedule 1.01 attached hereto as Exhibit C.
Section 3.
Representations and Warranties, No Default. The Borrowers hereby represent and warrant that as of the date hereof (i) no Default or Event of Default exists and is continuing and (ii) all representations and warranties of the Loan Parties contained in the Amended Credit Agreement and the Loan Documents are true and correct in all material respects (except for representations and warranties that are already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (except for representations and warranties that are already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of such earlier date.
Section 4.
Effectiveness. This Amendment shall become effective on the date that the following conditions have been satisfied or waived (the “Amendment No. 6 Effective Date”):
(1)
the Administrative Agent shall have received executed signature pages of this Amendment from each Loan Party, the Administrative Agent and each Lender;
(2)
the Administrative Agent shall have received a Note, or an Amended and Restated Note, executed by the Borrowers in favor of each Lender that has requested a Note at least three Business Days prior to the Amendment No. 6 Effective Date;
(3)
the Administrative Agent shall have received the Amendment No. 6 Fee Letter, executed by the Parent Borrower and the Administrative Agent;
(4)
the Administrative Agent shall have received a legal opinion of Kirkland & Ellis LLP, counsel to the Loan Parties, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent;
(5)
the Administrative Agent shall have received a solvency certificate signed by the Chief Financial Officer (or other officer with substantially similar responsibilities) of the Parent Borrower certifying as to the solvency (as set forth in Section 5.16 of the Amended Credit Agreement) of the Borrowers and their Subsidiaries, on a consolidated basis, on the Amendment No. 6 Effective Date;
(6)
the Administrative Agent shall have received a certificate of each Loan Party, dated the Amendment No. 6 Effective Date, substantially in the form of Exhibit I to the Amended Credit Agreement, with appropriate insertions and attachments;
(7)
the Administrative Agent shall have received good standing certificates of each Loan Party from its jurisdiction of organization;

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(8)
the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Parent Borrower certifying (i) as to the matters set forth in Section 3 hereof and (ii) that since October 1, 2022, no Material Adverse Effect has occurred;
(9)
the Administrative Agent shall have received a Borrowing Base Certificate, dated as of the Amendment No. 6 Effective Date that calculates the Borrowing Base as of January 28, 2023, and executed by a Responsible Officer of the Parent Borrower; and
(10)
the Borrower shall have paid, or concurrently herewith shall pay, to the Administrative Agent such fees as have separately been agreed by the Parent Borrower and the Administrative Agent (including such fees contained in the Amendment No. 6 Fee Letter and the legal fees of the Administrative Agent to the extent an invoice therefor is received by the Parent Borrower at least three (3) business days prior to the Amendment No. 6 Effective Date).

For purposes of determining compliance with the conditions specified in this Section 3, the Administrative Agent, Co-Collateral Agent and each Lender party hereto shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, Co-Collateral Agent or such Lender, unless the Administrative Agent shall have received written notice from such Person prior to the Amendment No. 6 Effective Date specifying its objection thereto.

Section 5.
Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 6.
Applicable Law. The provisions of Section 11.14 and Section 11.15 of the Amended Credit Agreement shall apply to this Amendment mutatis mutandis.
Section 7.
Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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Section 8.
Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Co-Collateral Agent or any other Person, in each case under the Amended Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Amended Credit Agreement as amended hereby, or any other Loan Document as amended hereby, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement and, from and after the Amendment No. 6 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Amended Credit Agreement.
Section 9.
Reaffirmation. Each of the Loan Parties hereby consents to the amendment of the Existing Credit Agreement described in Section 1 of this Amendment and hereby confirms its respective guarantees, pledges, grants of security interests, subordinations and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and confirms, agrees and acknowledges that, notwithstanding the consummation of this Amendment, such guarantees, pledges, grants of security interests, subordinations, any and all Liens previously granted to the Administrative Agent, for the benefit of the Secured Parties, and other obligations, and the terms of each of the Loan Documents to which it is a party, except as expressly modified by this Amendment, are not affected or impaired in any manner whatsoever and shall continue to be in full force and effect and shall also guarantee and secure all obligations as amended and reaffirmed pursuant to the Amended Credit Agreement and this Amendment. Each and every term, condition, obligation, covenant and agreement contained in the Existing Credit Agreement, as modified by this Amendment, or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. From and after the effective date of this Amendment, all references to the Credit Agreement in any Loan Document shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.
Section 10.
Expenses. The Borrowers acknowledge and agree that they shall pay all reasonable out-of-pocket and documented expenses incurred by the Administrative Agent in connection with this Amendment pursuant to Section 11.04 of the Amended Credit Agreement (including fees and expenses of Morgan, Lewis & Bockius LLP).

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LESLIE’S POOLMART, INC.,
as the Parent Borrower
By:	/s/ Steven Weddell
Name:	Steven Weddell
Title:	Chief Financial Officer

CORTZ, INC.,
as a Subsidiary Borrower
By:	/s/ Steven Weddell
Name:	Steven Weddell
Title:	Chief Financial Officer

LPM MANUFACTURING, INC.,
as Subsidiary Borrower
By:	/s/ Steven Weddell
Name:	Steven Weddell
Title:	Chief Financial Officer

LESLIE’S, INC.,
as Holdings
By:	/s/ Steven Weddell
Name:	Steven Weddell
Title:	Chief Financial Officer

HORIZON SPA & POOL PARTS, INC. POOL PARTS, INC. RAM CHEMICAL & SUPPLY, INC. SPP HOLDING CORPORATION STELLAR MANUFACTURING, LLC
as Guarantors
By:	/s/ Steven Weddell
Name:	Steven Weddell
Title:	Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent and as a Lender
By:	/s/ Joseph Burt
Name:	Joseph Burt
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Co-Collateral Agent and as a Lender
By:	/s/ Daniel Lawrence
Name:	Daniel Lawrence
Title:	Vice President

EXHIBIT A

CREDIT AGREEMENT

Dated as of October 16, 2012,

as amended by
Amendment No. 1, dated as of August 16, 2016,

Amendment No. 2, dated as of September 29, 2016
Amendment No. 3, dated as of January 13, 2017

Amendment No. 4, dated as of August 13, 2020

~~and~~

Amendment No. 5, dated as of April 12, 2021

and

Amendment No. 6, dated as of March 15, 2023

among

LESLIE’S POOLMART, INC.,

as the Parent Borrower,

LESLIE’S, INC.,

as Holdings,

the Subsidiary Borrowers named herein,

BANK OF AMERICA, N.A.,

as Administrative Agent,

U.S. BANK NATIONAL ASSOCIATION,

as Co-Collateral Agent,

and

The Other Lenders Party Hereto

BofA Securities, Inc.

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

		Page
Article I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01	Defined Terms
Section 1.02	Terms Generally	57
Section 1.03	Accounting Terms; GAAP	58
Section 1.04	Currencies	5~~5~~8
Section 1.05	Letter of Credit Amounts	5~~58~~
Section 1.06	Joint and Several Liability of Borrowers for Obligations	5~~5~~8
Section 1.07	Parent Borrower	59
Section 1.08	Certain Calculations and Tests.	59
Section 1.09	Administrative Agent and Co-Collateral Agent	60
Section 1.10	Required Financial Statements	~~57~~60
Section 1.11	Interest Rates	~~57~~60

Article II
THE REVOLVING CREDIT COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01	Revolving Credit Commitments	61
Section 2.02	Termination or Reduction of Revolving Credit Commitments	~~58~~61
Section 2.03	[Reserved]	62
Section 2.04	[Reserved]	62
Section 2.05	Borrowings, Conversions and Continuations of Loans	62
Section 2.06	Swing Line Commitment	64
Section 2.07	Procedure for Swing Line Borrowing; Refunding of Swing Line Loans	6~~2~~4
Section 2.08	Incremental Credit Extensions	6~~2~~5
Section 2.09	Prepayments	67
Section 2.10	Interest	6~~4~~7
Section 2.11	Fees	68
Section 2.12	Computation of Interest and Fees	6~~5~~8
Section 2.13	Evidence of Debt	6~~5~~9
Section 2.14	Payments Generally; Administrative Agent’s Clawback	69
Section 2.15	Sharing of Payments by Lenders	~~67~~71
Section 2.16	Letters of Credit Commitment	~~68~~71
Section 2.17	Procedure for Issuance of Letter of Credit	~~69~~72
Section 2.18	L/C Fees and Other Charges	~~69~~73
Section 2.19	L/C Participations	7~~0~~4
Section 2.20	Letters of Credit Reimbursement Obligation of the Borrowers	7~~1~~5
Section 2.21	Letters of Credit Obligations Absolute	75
Section 2.22	Letter of Credit Payments	7~~2~~6
Section 2.23	Letter of Credit Applications	7~~2~~6
Section 2.24	Defaulting Lender Adjustments	7~~2~~6

- i -

Article III
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01	Taxes	7~~4~~8
Section 3.02	Illegality	~~77~~81
Section 3.03	Inability to Determine Rates	81
Section 3.04	Increased Costs~~; Reserves on Eurodollar Rate Loans~~	85
Section 3.05	Compensation for Losses	86
Section 3.06	Mitigation Obligations; Replacement of Lenders	8~~1~~7
Section 3.07	Survival	87
Article IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01	Conditions to Effectiveness	88
Article V
REPRESENTATIONS AND WARRANTIES
Section 5.01	Organization; Powers	90
Section 5.02	Authorization	91
Section 5.03	Enforceability	91
Section 5.04	Governmental Approvals	92
Section 5.05	Title to Properties; Possession Under Leases	92
Section 5.06	Subsidiaries	92
Section 5.07	Litigation; Compliance with Laws	93
Section 5.08	Federal Reserve Regulations	93
Section 5.09	Investment Company Act	93
Section 5.10	Financial Statements	93
Section 5.11	Tax Returns	94
Section 5.12	No Material Misstatements	94
Section 5.13	Environmental Matters	95
Section 5.14	Collateral Documents	95
Section 5.15	Location of Real Property and Leased Premises	95
Section 5.16	Solvency	96
Section 5.17	No Material Adverse Effect	96
Section 5.18	Insurance	96
Section 5.19	USA PATRIOT Act; FCPA; OFAC; Anti-Terrorism	96
Section 5.20	Intellectual Property; Licenses, Etc.	97
Section 5.21	Employee Benefit Plans	98
Section 5.22	Deposit Accounts; Credit Card Arrangements.	9~~2~~8

Article VI
AFFIRMATIVE COVENANTS
Section 6.01	Existence; Businesses and Properties	98
Section 6.02	Insurance	9~~3~~9

- ii -

Section 6.03	Taxes	99
Section 6.04	Financial Statements	99
Section 6.05	Litigation and Other Notices	~~97~~103
Section 6.06	Compliance with Laws	103
Section 6.07	Inspection Rights; Books	104
Section 6.08	Use of Proceeds	104
Section 6.09	Compliance with Environmental Laws	104
Section 6.10	Covenant to Guarantee Obligations and Give Security	104
Section 6.11	Further Assurances; Additional Security	105
Section 6.12	Preparation of Environmental Reports	106
Section 6.13	Cash Management	10~~0~~6
Section 6.14	Physical Inventories	107

Article VII
NEGATIVE COVENANTS
Section 7.01	Indebtedness	10~~2~~8
Section 7.02	Liens	112
Section 7.03	Sale and Lease-Back Transactions	11~~0~~6
Section 7.04	Investments, Loans and Advances	116
Section 7.05	Mergers, Consolidations, Sales of Assets and Acquisitions	120
Section 7.06	Restricted Payments	123
Section 7.07	Transactions with Affiliates	126
Section 7.08	Business of the Borrowers and their Subsidiaries	12~~2~~8
Section 7.09	Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; etc.	12~~2~~8
Section 7.10	Holdings Covenant	1~~25~~31
Section 7.11	Deposit Accounts	1~~25~~32
Section 7.12	Minimum Consolidated Fixed Charge Coverage Ratio	132
Section 7.13	Clean Down	132
Section 7.14	Sanctions; Anti-Corruption Laws	132

Article VIII
EVENTS OF DEFAULT AND REMEDIES
Section 8.01	Events of Default	1~~26~~33
Section 8.02	Right to Cure	1~~28~~35
Section 8.03	Remedies upon Event of Default	135
Section 8.04	Application of Funds	136

Article IX

- iii -

AGENTS
Section 9.01	Appointment and Authority	137
Section 9.02	Rights as a Lender	13~~1~~8
Section 9.03	Exculpatory Provisions	13~~1~~8
Section 9.04	Reliance by Administrative Agent	13~~2~~9
Section 9.05	Delegation of Duties	139
Section 9.06	Resignation of Administrative Agent	139
Section 9.07	Non-Reliance on Administrative Agent, Co-Collateral Agent and Other Lenders	1~~34~~41
Section 9.08	No Other Duties, Etc.	141
Section 9.09	Administrative Agent May File Proofs of Claim	141
Section 9.10	Collateral and Guaranty Matters	1~~35~~42
Section 9.11	Indemnification	1~~36~~43
Section 9.12	Withholding Taxes	143
Section 9.13	Reports and Financial Statements	1~~37~~44
Section 9.14	Recovery of Erroneous Payments.	144

Article X
CONTINUING GUARANTY
Section 10.01	Guaranty	1~~38~~45
Section 10.02	Rights of Lenders	1~~38~~45
Section 10.03	Certain Waivers	145
Section 10.04	Obligations Independent	1~~39~~46
Section 10.05	Subrogation	1~~39~~46
Section 10.06	Termination; Reinstatement	1~~39~~46
Section 10.07	Subordination	1~~39~~46
Section 10.08	Stay of Acceleration	146
Section 10.09	Condition of the Borrowers	14~~0~~7

Article XI
MISCELLANEOUS
Section 11.01	Amendments, Etc.	14~~0~~7
Section 11.02	Notices; Effectiveness; Electronic Communications	14~~2~~9
Section 11.03	No Waiver; Cumulative Remedies	1~~43~~50
Section 11.04	Expenses; Indemnity; Damage Waiver	150
Section 11.05	Payments Set Aside	1~~45~~52
Section 11.06	Successors and Assigns	1~~45~~52
Section 11.07	Treatment of Certain Information; Confidentiality	1~~49~~55
Section 11.08	Right of Setoff	1~~49~~56
Section 11.09	Interest Rate Limitation	15~~0~~7
Section 11.10	Counterparts; Integration; Effectiveness	15~~0~~7
Section 11.11	Survival of Representations and Warranties	15~~0~~7
Section 11.12	Severability	15~~0~~7
Section 11.13	Replacement of Lenders	157

- iv -

Section 11.14	Governing Law; Jurisdiction; Etc.	15~~1~~8
Section 11.15	WAIVER OF JURY TRIAL	15~~2~~9
Section 11.16	No Advisory or Fiduciary Responsibility	15~~2~~9
Section 11.17	USA PATRIOT Act Notice	1~~53~~60
Section 11.18	Electronic Execution of Assignments and Certain Other Documents	1~~53~~60
Section 11.19	No Strict Construction	1~~54~~60
Section 11.20	Attachments	1~~54~~61
Section 11.21	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	1~~54~~61
Section 11.22	Acknowledgement Regarding Any Supported QFCs	1~~54~~61

SCHEDULES
1.01	Revolving Credit Commitments
5.04	Governmental Approvals
5.05	Possession under Leases
5.06	Subsidiaries
5.11	Taxes
5.13	Environmental Matters
5.15(1)	Owned Material Real Property
5.15(2)	Leased Material Real Property
5.18	Insurance
5.20	Intellectual Property
5.22(a)	Deposit Accounts
5.22(b)	Processing and Payment Arrangements
6.04	Certain Reporting Requirements
6.12	Subsidiary Guarantors
7.01	Existing Indebtedness
7.02(b)	Existing Liens
7.04(a)	Existing Investments
7.07	Transactions with Affiliates
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of
A-1	Committed Loan Notice
A-2	Conversion/Continuation Notice
B	Lender Addendum
C	Revolving Credit Note
D	[Reserved]
E	Assignment and Assumption
F	Guarantee and Collateral Agreement
G	Opinion Matters – Counsel to Loan Parties
H	Perfection Certificate
I	Closing Certificate
J	Collateral Access Agreement
K	Customs Broker Agreement

- v -

L	Borrowing Base Certificate
M	[Reserved]
N	Joinder Agreement
O	United States Tax Compliance Certificate

- vi -

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of October 16, 2012 and amended by Amendment No. 1, dated as of August 16, 2016, Amendment No. 2, dated as of September 29, 2016, Amendment No. 3, dated as of January 13, 2017 ~~and~~, Amendment No. 4, dated as of August 13, 2020, Amendment No. 5, dated as of April 12, 2021 and Amendment No. 6, dated as of March 15, 2023, among LESLIE’S POOLMART, INC., a Delaware corporation (“Leslie’s” or the “Parent Borrower”), the Subsidiary Borrowers from time to time party hereto, LESLIE’S, INC., a Delaware corporation (“Holdings”), each lender from time to time party hereto, BANK OF AMERICA, N.A., as Administrative Agent, and U.S. BANK NATIONAL ASSOCIATION, as Co-Collateral Agent.

PRELIMINARY STATEMENTS:

As of the Amendment No. ~~4~~6 Effective Date, the Borrowers have requested that the Lenders provide a $2~~0~~50,000,000 asset based revolving credit facility to be used, in part, to refinance the existing indebtedness incurred under this Agreement and for other general corporate purposes (including permitted acquisitions), and the Lenders have indicated their willingness to lend, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS
Section 1.01
Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Priority Collateral” has the meaning ascribed to such term in the Intercreditor Agreement.

“Acceptable Document of Title” means, with respect to any Inventory, a negotiable bill of lading or other Document (as defined in the UCC) that (a) is issued by a common carrier which is not an Affiliate of any Loan Party which is in actual possession of such Inventory, (b) reflects a ~~Borrower~~Loan Party as consignee or, if requested by the Administrative Agent after the occurrence and during the continuance of an Event of Default, names the Administrative Agent as consignee, and (c) is not subject to any Lien (other than Permitted Liens described in clauses (a), (b), (l) and (w) of Section 7.02).

“Accounting Change” has the meaning ascribed thereto in Section 1.03.

“Accounts” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

“ACH” means automated clearing house transfers.

“Acquisition” means the acquisition of Holdings pursuant to the Acquisition Agreement.

“Acquisition Agreement” means Agreement and Plan of Merger dated as of January 13, 2017 by and among Bubbles Buyer, Inc., Bubbles Merger Sub, Inc. and Holdings.

“Additional Lender” has the meaning ascribed thereto in Section 2.08(d).

“Adjustment” has the meaning specified in Section 3.03(c).

“Adjustment Date” means the first day of each fiscal quarter, commencing with the fiscal quarter beginning July 4, 2021.

“Administrative Agent” means Bank of America, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Fee Letter” means the Agent Fee Letter dated as of the Amendment No. 4 Effective Date by and between the Administrative Agent and the Parent Borrower.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 annexed to Amendment No. 4, or such other address or account as the Administrative Agent may from time to time notify to the Parent Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advisor” has the meaning ascribed thereto in Section 11.06(d).

“Affected Financial Institution” means any EEA Financial Institution or UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning ascribed thereto in Section 11.02(c).

“Aggregate Commitments” means the Revolving Credit Commitments of all the Lenders.

“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to the aggregate amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Agreement” has the meaning ascribed in the preamble.

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of August 13, 2020.

“Amendment No. 4 Effective Date” has the meaning set forth in Amendment No. 4.

“Amendment No. 5” means Amendment No. 5 to this Agreement, dated as of April 12, 2021.

“Amendment No. ~~4~~5 Effective Date” has the meaning set forth in Amendment No. ~~4~~5.

“Amendment No. 5 Fee Letter” means the Amendment Fee Letter dated as of the Amendment No. 5 Effective Date by and between the Administrative Agent and the Parent Borrower.

“Amendment No. 6” means Amendment No. 6 to this Agreement, dated as of the Amendment No. 6 Effective Date.

“Amendment No. 6 Effective Date” has the meaning set forth in Amendment No. 6.

“Amendment No. ~~5 Effective Date” has the meaning set forth in~~6 Fee Letter” means the Amendment Fee Letter dated as of the Amendment No. ~~5~~6 Effective Date by and between the Administrative Agent and the Parent Borrower.

“Annual Financial Statements” has the meaning ascribed thereto in Section 6.04(a).

“Applicable Margin” means~~:~~

, ~~(a) From and after the Amendment No. 5 Effective Date until the first Adjustment Date no less than the percentages set forth in Level I of the pricing grid below; and~~

~~(b) From and after the first Adjustment Date and~~ on each Adjustment Date ~~thereafter~~, the Applicable Margin ~~shall be~~as determined from the pricing grid below based upon Average Daily Excess Availability for the most recently ended fiscal quarter immediately preceding such Adjustment Date; provided that if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Excess Availability as a Percentage of the Aggregate Commitments	~~Eurodollar Rate~~Term SOFR Loans Applicable Margin	Base Rate Loans Applicable Margin
I	Greater than 66 2/3%	1.25%	0.25%
II	Greater than 33 1/3% but less than or equal to 66 2/3%	1.50%	0.50%
III	Less than or equal to 33 1/3%	1.75%	0.75%

Notwithstanding anything to the contrary herein contained, upon the occurrence of an Event of Default for failure to deliver a Borrowing Base Certificate pursuant to Section 6.04(d), the Applicable Margin, at the option of the Administrative Agent or at the direction of the Required Lenders, shall be immediately increased to the percentages set forth in Level III of the pricing grid above (even if the Average Daily Excess Availability requirements for a different Level have been met) for so long as such Event of Default is continuing.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders.

“Application” means an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit to be issued (which application shall be subject to Section 2.23).

“Appraised Value” means the net orderly liquidation value of the ~~Borrowers~~Loan Parties’ Inventory (expressed as a percentage of the Cost of such Inventory) as determined from time to time by an independent appraiser engaged by the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any Sale and Lease-Back Transaction) to any Person of any asset or assets of the Parent Borrower or any Restricted Subsidiary.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent Borrower and its Subsidiaries for the Fiscal Year ended September 28, 2019, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of the Parent Borrower and its Subsidiaries, including the notes thereto.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves, if any, as the Administrative Agent and Co-Collateral Agent from time to time determine in their reasonable discretion as being reasonably required pursuant to this Agreement, equal to the sum of (a) the amount of all sales taxes that have been collected by the ~~Borrowers~~Loan Parties and not remitted to any state taxing authority when due, (b) an amount equal to two (2) months’ gross rent for (i) each leased Store of the ~~Borrowers~~Loan Parties located in a Landlord Lien State (consistent with the Administrative Agent’s and Co-Collateral Agent’s usual practices) other than those Stores with respect to which the Administrative Agent has received a Collateral Access Agreement, and (ii) each leased distribution center or other location at which Inventory is maintained (but excluding any Store) other than those distribution centers and other locations with respect to which the Administrative Agent has received a Collateral Access Agreement, (c) Customer Credit Liabilities and customer deposits, (d) an amount based on rent which is past due for more than ten days for any of the ~~Borrowers~~Loan Parties’ leased locations, with the exception of past due rent that is the subject of a Permitted Protest as determined by the Administrative Agent and the Co-Collateral Agent in their reasonable discretion, (e) an amount equal to 50% of the liabilities for gift cards accrued by the ~~Borrowers~~Loan Parties, as shown on the most recent balance sheet of the Parent Borrower in accordance with GAAP, (f) such other reserves as the Administrative Agent and the Co-Collateral Agent from time to time determines in their reasonable discretion as being reasonably required pursuant to this Agreement, including, without limitation, reserves implemented in connection with Permitted Liens and Permitted Indebtedness, but in the case of each of the foregoing, only to the extent such Liens, encumbrances and Indebtedness relate or in any way affect the Borrowing Base, (g) Bank Product Reserves and (h) Cash Management Reserves.

“Available Revolving Credit Commitment” means, with respect to any Lender at any time, an amount equal to (a) such Lender’s Revolving Credit Commitment then in effect minus (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Credit Commitment pursuant to Section 2.11(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

“Average Daily Excess Availability” means the average daily Excess Availability for the immediately preceding fiscal quarter.

“Backstop LC” has the meaning ascribed thereto in the definition of the term “Cash Collateralize”.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Product Reserves” means such reserves as the Administrative Agent from time to time determines in its reasonable discretion as being appropriate to reflect the liabilities and obligations of the ~~Borrowers~~Loan Parties and their Subsidiaries with respect to Bank Products then provided or outstanding.

“Bank Products” means any services or facilities provided to any Loan Party by any Lender or any of its Affiliates (but excluding Cash Management Services) on account of (a) credit cards, (b) Swap Contracts, (c) purchase cards, (d) merchant services constituting a line of credit and (e) leasing.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) ~~the Eurodollar Rate~~Term SOFR plus 1.00% (which rate, for the avoidance of doubt, shall not be less than the ~~LIBOR~~ Floor). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Account” has the meaning ascribed thereto in Section 6.13(a)(ii).

“Blocked Account Agreement” has the meaning ascribed thereto in Section 6.13(a)(ii).

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” has the meaning ascribed thereto in Section 6.04.

“Borrowers” means the Parent Borrower and the Subsidiary Borrowers, collectively.

“Borrowing” means Loans of the same Type, made on the same date and, in the case of ~~Eurodollar Rate~~Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)
the lesser of (i) $50,000,000 and (ii) 100% of cash and Cash Equivalents that are either held collectively in deposit accounts and securities accounts either (x) maintained with the Administrative Agent or (y) that constitute Blocked Accounts or that otherwise are the subject of a control agreement in favor of the Administrative Agent, subject to no other Liens (other than non-consensual Liens and Liens permitted by clauses (a) and (bb)(i) and (iii) of Section 7.02); plus
(b)
the Credit Card Receivables Component; plus
(c)
the Trade Receivables Component; plus
(d)
the Inventory Component; plus
(e)
the Letter of Credit Component; minus
(f)
the then amount of all Availability Reserves.

“Borrowing Base Certificate” has the meaning ascribed thereto in Section 6.04(d).

“Borrowing Date” means any Business Day specified by the Borrowers as a date on which the Borrowers requests the relevant Lenders to make Loans hereunder.

“Budget” has the meaning ascribed thereto in Section 6.04(f).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close~~; provided that when used in connection with a Eurodollar Rate Loan, the term “Business Day” also excludes any day on which banks are not open for dealings in deposits in the London interbank market~~.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations) which is, or should be in accordance with GAAP, reflected as a “capital expenditure” in a consolidated statement of cash flows of such Person for the period in which such expenditure occurs, but excluding (i) expenditures constituting reinvestment of Net Cash Proceeds permitted by Section 2.09(b)(ii) and (ii) leasehold improvement expenditures funded directly or indirectly with cash allowances provided by landlords in the ordinary course of business.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time will be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means:

(a)
in the case of a corporation, corporate stock;
(b)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(d)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Captive Insurance Company” means a Wholly Owned Subsidiary of any Borrower created solely for providing self-insurance for the Borrowers and their Subsidiaries and engaging in no other activities other than activities ancillary thereto and necessary for the maintenance of corporate existence.

“Cash Collateral Account” means a blocked non-interest-bearing account established by one or more of the Loan Parties with, and in the name of, the Administrative Agent, for its own benefit and the ratable benefit of the other Secured Parties, under the sole and exclusive dominion and control of the Administrative Agent, in the name of the Administrative Agent or as the Administrative Agent shall otherwise direct, in which deposits are required to be made in accordance with Section 2.09(b)(i), Section 2.24(a) or Section 8.03.

“Cash Collateralize” means, as to any Letter of Credit, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant Issuing Lender and the Lenders, as collateral for the L/C Obligations, (i) cash or deposit balances in an amount equal to 103% of the aggregate amount available to be drawn under the applicable Letter of Credit pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant Issuing Lender, or (ii) a “backstop” letter of credit (a “Backstop LC”) in an amount equal to 100% of the aggregate amount available to be drawn under the applicable Letter of Credit pursuant to documentation in form and substance, and with a counterparty, reasonably satisfactory to the Administrative Agent and the relevant Issuing Lender; provided that in the case of this clause (ii), the Administrative Agent or the relevant Issuing Lender may, at their discretion, demand at any time that such Backstop LC be funded or be replaced with a new Backstop LC with revised terms or a different counterparty reasonably satisfactory to them, in each case upon a determination by the Administrative Agent or the relevant Issuing Lender, acting reasonably and in good faith, that the credit risk to the Lenders of the relevant Backstop LC issuer in respect of the relevant Letter of Credit has deteriorated in any material respect. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Dominion Event” means either (i) the occurrence and continuance of any Event of Default or (ii) Excess Availability at any time is less than the greater of (A) 12.5% of the Line Cap at the time of calculation, or (B) $15,62~~,~~5~~00~~,000. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (i) so long as such Event of Default has not been waived, and/or (ii) if the Cash Dominion Event arises pursuant to clause (ii) above, until Excess Availability has exceeded the amounts required pursuant to clause (ii) of this definition for thirty (30) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Excess Availability exceeds the required amount for thirty (30) consecutive days) at all times after a Cash Dominion Event has occurred and been discontinued on five (5) occasion(s) after the Amendment No. 4 Effective Date.

“Cash Equivalents” means:

(a)
Dollars, Canadian dollars, Japanese yen, pounds sterling, euros or the national currency of any participating member of the European Union or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time in the ordinary course of business and not for speculation;
(b)
direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case, with maturities not exceeding two years;
(c)
~~time deposits, eurodollar~~ time deposits, certificates of deposit and money market deposits, in each case, with maturities not exceeding one year from the date of acquisition thereof, and overnight bank deposits, in each case, with any commercial bank having capital, surplus and undivided profits of not less than $250,000,000;
(d)
repurchase obligations for underlying securities of the types described in clauses (b) and (c) above and clause (f) below entered into with a bank meeting the qualifications described in clause (c) above;

(e)
commercial paper or variable or fixed rate notes maturing not more than one year after the date of acquisition issued by a corporation rated at least “P-1” by Moody’s or “A 1” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);
(f)
securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);
(g)
Indebtedness issued by Persons (other than the Sponsors) with a rating of at least “A 2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding one year from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);
(h)
Investments in money market funds with average maturities of 12 months or less from the date of acquisition that are rated “Aaa3” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);
(i)
instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above customarily utilized in the countries where any such Restricted Subsidiary is located or in which such Investment is made; and
(j)
shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (i) above.

“Cash Management Bank” means any provider of Cash Management Services that, at the time such Cash Management Obligations were entered into or, if entered into prior to the Amendment No. 4 Effective Date, on the Amendment No. 4 Effective Date, was the Administrative Agent, a Lender or an Affiliate of the foregoing, whether or not such Person subsequently ceases to be the Administrative Agent, a Lender or an Affiliate of the foregoing.

“Cash Management Obligations” means obligations owed by any Loan Party to any Cash Management Bank in respect of or in connection with Cash Management Services and designated by the Cash Management Bank and the Parent Borrower in writing to the Administrative Agent as “Cash Management Obligations” under this Agreement.

“Cash Management Reserves” means such reserves as the Administrative Agent from time to time determines in its reasonable discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Parent Borrower and its Subsidiaries with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any treasury, depository, pooling, netting, overdraft, stored value card, purchase card (including so called “procurement card” or “P-card”), debit card, credit card, cash management, supply chain finance services (including, without limitation, trade payable services and supplier accounts receivables purchases) and similar services and any automated clearing house transfer of funds.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. For purposes of this definition (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, are in each case deemed to have been adopted and to have taken effect after the date of this Agreement.

“Change of Control” will be deemed to occur if:

(a)
at any time,
(i)
Holdings ceases to Beneficially Own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Parent Borrower; or
(ii)
a “change of control” (or comparable event) occurs under the Term Loan Facility ~~or the New Senior Notes Indenture~~ or the documentation governing any Permitted Refinancing Indebtedness in respect of any of the foregoing, in each case, if any Indebtedness is outstanding under such agreement; or
(iii)
a majority of the seats (other than vacant seats) on the Board of Directors of Holdings shall at any time be occupied by persons who were not (A) nominated by or whose nomination was not approved by the Board of Directors of Holdings or a Permitted Holder, (B) appointed by directors so nominated or approved or (C) appointed by a Permitted Holder;
(b)
at any time prior to the consummation of a Qualified IPO, the Permitted Holders, taken together, cease to Beneficially Own, directly or indirectly, Voting Stock representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings (determined on a fully diluted basis but without giving effect to contingent voting rights not yet vested); or
(c)
at any time after the consummation of a Qualified IPO, any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan of such Person and its subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, acquires Beneficial Ownership of Voting Stock of a Parent Entity representing (a) more than 35% of the aggregate ordinary voting power for the election of directors represented by the issued and outstanding Equity Interests of such Parent Entity (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested) and (b) more than the percentage of the aggregate ordinary voting power for the election of directors that is at the time Beneficially Owned, directly or indirectly, by the Permitted Holders, taken together (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested).

“Closing Date” means October 16, 2012.

“CME” means CME Group Benchmark Administration Limited.

“Co-Collateral Agent” means U.S. Bank National Association in its capacity as Co-Collateral Agent under this Agreement, or any successor co-collateral agent.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties, including the “Collateral” referred to in the Collateral Documents.

“Collateral Access Agreement” means an agreement substantially in the form of Exhibit J.

“Collateral Documents” means, collectively, the Guarantee and Collateral Agreement, each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.10, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by any ~~Borrower~~Loan Party in the ordinary course of business of such ~~Borrower~~Loan Party.

“Commitment Fee Rate” means 0.25% per annum.

“Committed Loan Notice” means a notice of a Borrowing, which, if in writing, shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Competitor” means any competitor of the Parent Borrower and/or any of its Subsidiaries.

“Competitor Debt Fund Affiliate” means, with respect to any Company Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any Disqualified Institution or any Excluded Party) that is (i) primarily engaged in, or advise funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes and (ii) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with the relevant Company Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Competitor or its Affiliates, or the management, control or operation thereof, (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) has access to any information (other than information that is publicly available) relating to any Borrower and/or any entity that forms part of its business (including any of its Subsidiaries).

“Concentration Account” has the meaning ascribed thereto in Section 6.13(b).

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Parent Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated Debt” means, as of any date, the aggregate outstanding principal amount (without duplication) of all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money, and Disqualified Stock of the Borrowers and the Restricted Subsidiaries and all Guarantees of the foregoing, determined on a consolidated basis in accordance with GAAP, based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income of the Borrowers for such period:

(a)
increased, in each case to the extent deducted in calculating such Consolidated Net Income (and without duplication), by:
(i)
provision for taxes based on income, profits or capital, including state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued, including any penalties and interest relating to any tax examinations, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits, and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of the Borrowers or any Parent Entity in respect of such period (in each case, to the extent attributable to the operations of the Borrowers and its Subsidiaries), which will be included as though such amounts had been paid as income taxes directly by the Borrowers; plus
(ii)
Consolidated Interest Expense; plus
(iii)
cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock of any Borrower or any Restricted Subsidiary; plus
(iv)
all depreciation and amortization charges and expenses; plus
(v)
all

(1) losses, charges and expenses relating to the Transactions;

(2) transaction fees, costs and expenses incurred in connection with the consummation of any transaction that is out of the ordinary course of business (or any transaction proposed but not consummated) permitted under this Agreement, including equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of Indebtedness permitted to be incurred under this Agreement (including any Permitted Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions; and

(3) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period; plus

(vi)
any expense or deduction attributable to minority Equity Interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Subsidiary of any Borrower; plus
(vii)
the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any Parent Entity or any of the Permitted Holders, in each case, to the extent permitted by Section 7.07; plus
(viii)
earn-out obligations incurred in connection with any Permitted Acquisition or other Investment; plus
(ix)
all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees of any Borrower and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests in the common equity of any Borrower or any Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus
(x)
all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period (i) the applicable Borrower may determine not to add back such non-cash charge in the period for which Consolidated EBITDA is being calculated and (ii) to the extent the applicable Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period;
(xi)
all costs and expenses in connection with pre-opening and opening of stores, distribution centers and other facilities that were not already excluded in calculating such Consolidated Net Income; and

(b)
decreased, without duplication and to the extent increasing such Consolidated Net Income for such period, by non-cash gains (excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Closing Date).

To the extent items excluded in the calculation of Consolidated Net Income have been excluded on an after-tax basis, these same items shall be excluded on a pre-tax basis for purposes of the calculation of Consolidated EBITDA.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis, minus (ii) Unfinanced Capital Expenditures made in such period minus (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash in such period to (b) the sum of (i) Debt Service Charges for such period plus (ii) the aggregate amount of all Restricted Payments paid in cash, in each case, of or by the Parent Borrower and its Restricted Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to the Parent Borrower and its Restricted Subsidiaries for the most recent period of four consecutive fiscal quarters for which Required Financial Statements have been delivered, the sum of, without duplication: (i) the aggregate of the interest expense of the Parent Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (excluding any accruals of dividends on preferred stock that are not paid in cash in such period, Indebtedness or Disqualified Stock), including, without limitation, (a) any amortization of debt discount, (b) the net costs under Swap Contracts, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of capitalized lease obligations paid, accrued and/or scheduled to be paid or accrued by the Parent Borrower and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by Holdings or any Parent Entity during such period attributable to the operations of the Borrowers and their Subsidiaries as though such charge, tax or expense had been incurred by any Borrower, to the extent that such Borrower has made or would be entitled under the Loan Documents to make any Restricted Payment or other payment to or for the account of Holdings in respect thereof) and before any deduction for preferred stock dividends; provided that:

(a)
all net after-tax extraordinary, nonrecurring or unusual gains, losses, income, expenses and charges, and in any event including all restructuring, severance, relocation, retention, consolidation, integration or other similar charges and expenses, contract termination costs, litigation costs, excess pension charges, system establishment charges, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans, expenses associated with strategic initiatives, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments (including any transition-related expenses incurred before, on or after the Closing Date), will be excluded;

(b)
all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations will be excluded;
(c)
all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions other than in the ordinary course of business (as determined in good faith by a Responsible Officer of the Parent Borrower) will be excluded;
(d)
all net after-tax income, loss, expense or charge attributable to the early extinguishment or cancellation of Indebtedness, Hedge Agreements or other derivative instruments will be excluded;
(e)
all non-cash gain, loss, expense or charge attributable to the movement in the mark-to-market valuation of Hedge Agreements or other derivative instruments will be excluded;
(f)
(i) the net income for such period of any Person that is not a Restricted Subsidiary of the referent Person, or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments that are paid in cash (or converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (ii) the net income for such period will include any ordinary course dividends, distributions or other payments in cash received from any such Person during such period in excess of the amounts included in clause (i) hereof;
(g)
the cumulative effect of a change in accounting principles during such period will be excluded;
(h)
the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to any acquisition consummated before or after the Closing Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;
(i)
all non-cash impairment charges and asset write-ups, write-downs and write-offs will be excluded;
(j)
all non-cash expenses realized in connection with or resulting from stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights will be excluded;
(k)
any costs or expenses incurred in connection with the payment of dividend equivalent rights to option holders pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;
(l)
[reserved];
(m)
all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees, will be excluded;

(n)
any currency translation gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from Hedge Agreements for currency exchange risk), will be excluded;
(o)
(a) the non-cash portion of “straight-line” rent expense will be excluded and (b) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;
(p)
expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (p);
(q)
losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);
(r)
(a) cash costs and expenses in connection with pre-opening and opening of stores, distribution centers and other facilities for any four-quarter period, and all non-cash pre-opening costs and expenses, will be excluded, and (b) all income, loss, charges and expenses associated with stores, distribution centers and other facilities closed in any period, or scheduled for closure within 12 months of the date on which Consolidated Net Income is being calculated, will be excluded; and
(s)
non-cash charges for deferred tax asset valuation allowances will be excluded.

“Consolidated Secured Net Debt” means, as of any date, all Consolidated Debt as of such date that is secured by a Lien on the Collateral, minus all Unrestricted Cash as of such date, in each case, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis; provided that for purposes of calculating the amount of Consolidated Secured Net Debt with respect to any Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test, Unrestricted Cash will not include any proceeds received from such Indebtedness.

“Consolidated Total Assets” means, as of any date, the total assets of the Parent Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Contribution Indebtedness” has the meaning assigned to such term in Section 7.01(p).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” will have correlative meanings.

“Conversion/Continuation Notice” means a notice of (a) a conversion of Loans from one Type to the other, or (b) a continuation of ~~Eurodollar Rate~~Term SOFR Loans, pursuant to Section 2.05(a), which, if in writing, shall be substantially in the form of Exhibit A-2.

“Cost” means the calculated cost of purchases, based upon the ~~Borrowers~~Loan Parties’ accounting practices, known to the Administrative Agent, which practices are in effect on the Amendment No. 4 Effective Date as such calculated cost is determined from invoices received by the ~~Borrowers~~Loan Parties, the ~~Borrowers~~Loan Parties’ purchase journals or the ~~Borrowers~~Loan Parties’ stock ledger. “Cost” does not include inventory capitalization costs (other than capitalized distribution costs) or other non-purchase price charges (such as freight) used in the ~~Borrowers~~Loan Parties’ calculation of cost of goods sold.

“Covenant Compliance Event” means that Excess Availability at any time is less than the greater of (a) ten (10%) percent of the Line Cap or (b) $1~~0~~2,~~0~~500,000. For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing until Excess Availability has exceeded the amounts set forth above for thirty (30) consecutive days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement. The termination of a Covenant Compliance Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Covenant Compliance Event in the event that the conditions set forth in this definition again arise.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning ascribed thereto in Section 11.22.

“Credit Card Advance Rate” means 90%.

“Credit Card Receivables Component” means the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

“Credit Extension” means the making of a Loan or the issuance of a Letter of Credit by a Lender or Issuing Lender, as the case may be.

“Cure Amount” has the meaning ascribed thereto in Section 8.02.

“Cure Right” has the meaning ascribed thereto in Section 8.02.

“Customer Credit Liabilities” means, at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards sold by the ~~Borrowers~~Loan Parties entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits issued by the ~~Borrowers~~Loan Parties.

“Customs Broker Agreement” means an agreement in substantially the form attached hereto as Exhibit K among the applicable ~~Borrower~~Loan Party, a customs broker or other carrier, and the Administrative Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Administrative Agent and agrees, upon notice from the Administrative Agent, to hold and dispose of the subject Inventory solely as directed by the Administrative Agent.

“Daily Simple SOFR” with respect to any applicable determination date means SOFR as published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“DDA” means each checking or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“Debt Representative” means, with respect to any Indebtedness that is secured on a junior basis to the Loans, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Debt Service Charges” means, for any period of four consecutive fiscal quarters for which Required Financial Statements have been delivered, the sum of (a) Consolidated Interest Expense paid in cash or required to be paid in cash for such period, plus (b) principal payments made or required to be made on account of Indebtedness (excluding the Obligations and any principal payments made with the proceeds of Permitted Refinancing Indebtedness or with the proceeds of Indebtedness under the Term Loan Facility, but including, without limitation, any “synthetic lease” obligations) for such period, in each case determined in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a ~~Eurodollar Rate~~Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the applicable percentage set forth in Section 2.18(a) for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus 2% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.24(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within one Business Day of the date required to be funded by it hereunder, (b) has notified the Parent Borrower, or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after a request by the Administrative Agent, to confirm in a manner satisfactory to the

Administrative Agent that it will comply with its funding obligations or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Parent Borrower or any Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Parent Borrower setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disinterested Director” means, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disqualified Institution” means:

(a) (i) any Person identified in writing to the Joint Lead Arrangers and the Administrative Agent on July 27, 2020, (ii) any Person that is identified in writing to the Joint Lead Arrangers and the Administrative Agent after July 27, 2020 and prior to the Amendment No. 4 Effective Date, if the disqualification of such Person is reasonably acceptable to the Joint Lead Arrangers, (iii) any Affiliate of any Person described in clauses (i) and/or (ii) above that is reasonably identifiable as an Affiliate of such Person solely on the basis of such Affiliate’s name and (iv) any other Affiliate of any Person described in clauses (i), (ii) and/or (iii) above that is identified in a written notice to the Joint Lead Arrangers (or, after the Amendment No. 4 Effective Date, the Administrative Agent) after August 13, 2020 (each such person, a “Disqualified Lending Institution”); it being understood that the Parent Borrower may withhold its consent to any Person that is known by it to be an Affiliate of a Disqualified Lending Institution regardless of whether such Person is reasonably identifiable as an Affiliate of such Person solely on the basis of such Affiliate’s name;

(b) (i) any Company Competitor and/or any Affiliate of any Company Competitor (other than a Competitor Debt Fund Affiliate), in each case, who have been identified to the Joint Lead Arrangers and the Administrative Agent in writing on July 27, 2020 (or, after the Amendment No. 4 Effective Date, identified in writing to the Administrative Agent), (ii) any Affiliate (other than a Competitor Debt Fund Affiliate) of any Person described in clause (i) above that is reasonably identifiable as an Affiliate of such Person solely on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clauses (i) and/or (ii) above (other than a Competitor Debt Fund Affiliate) that is identified in a written notice to the Joint Lead Arrangers (or, after the Amendment No. 4 Effective Date, the Administrative Agent) after July 27, 2020; it being understood that the Parent Borrower may withhold its consent to any Person that is known by it to be an Affiliate of a Company Competitor regardless of whether such Person is reasonably identifiable as an Affiliate of such Person solely on the basis of such Affiliate’s name; and/or

(c) any Affiliate or representative of the Joint Lead Arrangers or the Administrative Agent that is engaged as a principal primarily in private equity, mezzanine financing or venture capital that is identified in writing to us on or prior to the Closing ~~d~~Date ~~hereof~~ (each such person, an “Excluded Party”);

provided that no written notice delivered pursuant to clauses (a)(ii), (a)(iv), (b)(i) and/or (b)(iii) above shall apply retroactively to disqualify any Person that has previously acquired an assignment or participation hereunder prior to the delivery of such notice.

“Disqualified Lending Institution” has the meaning ascribed thereto in the definition of the term “Disqualified Institution”.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are redeemable or exchangeable at the option of the holder thereof), or upon the happening of any event or condition:

(1) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale are subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Revolving Credit Commitments);

(2) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part;

(3) provide for the scheduled payments of dividends in cash; or

(4) either mandatorily or at the option of the holders thereof, are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock,

in each case, prior to the date that is 91 days after the earlier of (x) the Revolving Credit Termination Date; and (y) the date on which the Loans and all other Obligations (other than Obligations in respect of contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) are repaid in full and the Revolving Credit Commitments are terminated; provided that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests will not constitute Disqualified Stock solely because they may be required to be repurchased by Holdings or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that is not Disqualified Stock will not be deemed to be Disqualified Stock.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” means lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of any Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia, and “Domestic Subsidiaries” means any two or more of them. Unless otherwise indicated in this Agreement, all references to Domestic Subsidiaries will mean Domestic Subsidiaries of any Borrower.

“ECA” means this Agreement as in effect immediately prior to the effectiveness of Amendment No. 6.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Credit Card Receivables” means Accounts due to a ~~Borrower~~Loan Party on a non-recourse basis from Visa, Mastercard, American Express Company, Discover, and other major credit card processors, in each case acceptable to the Administrative Agent in its reasonable discretion, as arise in the ordinary course of business, which have been earned by performance, and are deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, none of the following shall be deemed to be Eligible Credit Card Receivables:

(a)
Accounts due from major credit card processors that have been outstanding for more than five (5) Business Days from the date of sale;
(b)
Accounts due from major credit card processors with respect to which a ~~Borrower~~Loan Party does not have good, valid and marketable title, free and clear of any Lien (other than Liens granted to the Administrative Agent for the benefit of the Secured Parties and Liens in favor of the Term Loan Administrative Agent permitted by Section 7.02(b));
(c)
Accounts due from major credit card processors that are not subject to a first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause (c));

(d)
Accounts due from major credit card processors which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);
(e)
Accounts due from major credit card processors as to which the credit card processor has the right under certain circumstances to require a ~~Borrower~~Loan Party to repurchase the Accounts from such credit card processor;
(f)
Accounts due from any Person on account of any private label credit card receivables of a ~~Borrower~~Loan Party in the name of such Person; or
(g)
Accounts due from major credit card processors which the Administrative Agent determines in its reasonable discretion to be uncertain of collection.

“Eligible In-Transit Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, Inventory:

(a)
which has been shipped (i) from a foreign location for receipt by a ~~Borrower~~Loan Party within sixty (60) days of the date of shipment, or (ii) from a domestic location for receipt by a ~~Borrower~~Loan Party within fifteen (15) days of the date of shipment, but, in either case, which has not yet been delivered to such ~~Borrower~~Loan Party;
(b)
for which the purchase order is in the name of a ~~Borrower~~Loan Party and title has passed to such ~~Borrower~~Loan Party;
(c)
for which an Acceptable Document of Title has been issued and, in the case of Inventory shipped from a foreign location of a ~~Borrower~~Loan Party, as to which the Administrative Agent has control over the documents of title which evidence ownership of the subject Inventory by virtue of either (i) the Administrative Agent’s actual possession of such documents of title or (ii) the receipt of a Customs Broker Agreement with each of such ~~Borrower’s~~Loan Party’s customs brokers and freight forwarders;
(d)
which is insured in accordance with the terms of this Agreement; and
(e)
which otherwise would constitute Eligible Inventory;

provided that the Administrative Agent may, in its reasonable discretion, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event the Administrative Agent determines that such Inventory is subject to any Lien (other than Permitted Liens described in clauses (a), (b), (l) and (w) of Section 7.02).

“Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Eligible In-Transit Inventory and (ii) items of Inventory of a ~~Borrower~~Loan Party that are (i) raw materials or (ii) finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Administrative Agent, complies with each of the representations and warranties respecting Inventory made by the ~~Borrowers~~Loan Parties in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below. The following items of Inventory shall not be included in Eligible Inventory:

(a)
Inventory that is not solely owned by a ~~Borrower~~Loan Party;
(b)
Inventory that is leased by or is on consignment to a ~~Borrower~~Loan Party or to which a ~~Borrower~~Loan Party does not have good and valid title;
(c)
Inventory (other than Eligible In-Transit Inventory or Inventory which is the subject of an Eligible Letter of Credit) that is not (i) located in the United States of America (excluding territories or possessions of the United States) or (ii) at a location that is owned or leased by a ~~Borrower~~Loan Party, except, with respect to this clause (ii) only, to the extent that such ~~Borrower~~Loan Party has furnished the Administrative Agent with (A) any UCC financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (B) if the value of the Inventory at a location is greater than $1,500,000, a Collateral Access Agreement executed by the Person owning such location on terms reasonably acceptable to the Administrative Agent;
(d)
Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work in process, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in a ~~Borrower’s~~Loan Party business or that are raw materials consisting of cartons or components, (iv) are not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, (v) that is vendor serviced merchandise not reflected in the stock ledger, or (vi) are bill and hold goods;
(e)
Inventory that is not subject to a perfected first-priority security interest in favor of the Administrative Agent for its own benefit and the ratable benefit of the other Secured Parties;
(f)
Inventory that consists of samples, labels, and other similar non-merchandise categories;
(g)
Inventory that is not insured in compliance with the provisions of Section 6.02 hereof;
(h)
Inventory that has been sold but not yet delivered or as to which a ~~Borrower~~Loan Party has accepted a deposit;
(i)
Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which the Parent Borrower or any of its Restricted Subsidiaries has received notice of a dispute in respect of any such agreement; or
(j)
Inventory acquired in an acquisition permitted under Section 7.04, unless (i) the acquired Inventory has an aggregate Cost of less than $2,000,000 and (ii) in the case of acquired Inventory with an aggregate Cost of greater than $2,000,000, the Administrative Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Administrative Agent, establishes an Inventory Advance Rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Administrative Agent may require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent.

“Eligible Letter of Credit” means, as of any date of determination thereof, a Commercial Letter of Credit which supports the purchase of Inventory, (i) which Inventory does not constitute Eligible In-Transit Inventory and for which no documents of title have then been issued, (ii) which Inventory otherwise would constitute Eligible Inventory, (iii) which Commercial Letter of Credit has an expiry within sixty (60) days of the date of initial issuance of such Commercial Letter of Credit, (iv) which Commercial Letter of Credit provides that it may be drawn only after the Inventory is completed and after an Acceptable Document of Title has been issued for such Inventory reflecting a ~~Borrower~~Loan Party or the Administrative Agent as consignee of such Inventory and (v) which will constitute Eligible In-Transit Inventory upon satisfaction of the requirements of clause (iv) hereof; provided that the Administrative Agent may, in its reasonable discretion, exclude any particular Inventory from the definition of “Eligible Letter of Credit” in the event the Administrative Agent determines that such Inventory is subject to any Lien (other than Permitted Liens described in clauses (a), (b), (l) and (w) of Section 7.02).

“Eligible Trade Receivables” means Accounts arising from the sale of a ~~Borrower’s~~Loan Party’s Inventory which arise in the ordinary course of business, which have been earned by performance. None of the following shall be deemed to be Eligible Trade Receivables:

(a)
Accounts that are not evidenced by an invoice;
(b)
Accounts that have been outstanding for more than sixty (60) days from the relevant invoice due date or ninety (90) days from invoice date;
(c)
Accounts due from any account debtor with respect to which more than fifty percent (50%) of the aggregate dollar amount of all outstanding invoices to such account debtor are accounts described in clause (b) above.
(d)
Accounts to an account debtor whose total obligations owing to a ~~Borrower~~Loan Party exceed twenty percent (20%) in the aggregate of the ~~Borrowers~~Loan Parties’ Eligible Trade Receivables;
(e)
Accounts which are pre-billed or arise from progress billings;
(f)
Accounts with respect to which a ~~Borrower~~Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Administrative Agent, for its benefit and the benefit of the Secured Parties, pursuant to the Collateral Documents and Liens permitted by clause (b) of Section 7.02);
(g)
Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;
(h)
Accounts which arise out of any sale made not in the ordinary course of business, made on a basis other than upon credit terms usual to the business of a ~~Borrower~~Loan Party or are not payable in Dollars;
(i)
Accounts which are owed by any account debtor whose principal place of business is not within the continental United States;
(j)
Accounts which are owed by any Affiliate, employee, officer or director of a ~~Borrower~~Loan Party;

(k)
Accounts for which all consents, approvals or authorizations of, or registrations or declarations required to be obtained, effected or given in connection with the performance of such Account by the account debtor or in connection with the enforcement of such Account by the Administrative Agent have not been duly obtained, effected or given and are not in full force and effect;
(l)
Accounts due from an account debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;
(m)
Accounts due from any Governmental Authority except to the extent that the subject account debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940;
(n)
Accounts (i) owing from any Person that is also a supplier to or creditor of the Parent Borrower or any of its Restricted Subsidiaries unless such Person has waived any right of setoff in a manner acceptable to the Administrative Agent or (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling the Parent Borrower or any of its Restricted Subsidiaries to discounts on future purchase therefrom;
(o)
Account arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge back; or
(p)
Accounts which the Administrative Agent determines in its reasonable discretion to be unacceptable for borrowing.

“Environment” means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, and natural resources such as flora and fauna.

“Environmental Laws” means all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, binding agreements and final, binding decrees or judgments, in each case, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the Environment or exposure to Hazardous Materials).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the indoor or outdoor Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed, retained or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, registration, exemption, identification number, license, franchise, concession, grant or other authorization pursuant to or required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that Equity Interests shall not include any debt securities that are convertible or exchangeable for any of the foregoing Equity Interests.

“Equity Investors” means the Sponsors, any member of management and any other equity holders of the outstanding Equity Interests of the Parent Borrower or its direct or indirect parent company on the Closing Date (and, in the case of any management equity holder, any such management equity holder after the Closing Date).

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means:

(a)
a Reportable Event, or the requirements of Section 4043(b) of ERISA apply, with respect to a Plan;
(b)
a withdrawal by Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Parent Borrower, any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations by Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Parent Borrower, any ERISA Affiliate that is treated as a termination under Section 4062(e) of ERISA;
(c)
a complete or partial withdrawal by Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Parent Borrower, any ERISA Affiliate from a Multiemployer Plan, receipt of written notification by Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Parent Borrower, any ERISA Affiliate concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA or endangered or in critical status within the meaning of Section 305 of ERISA;
(d)
the provision by a Plan administrator or the PBGC of notice of intent to terminate a Plan, to appoint a trustee to administer a Plan, the treatment of a Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan;
(e)
the incurrence by Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Parent Borrower, any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA;

(f)
the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Plan;
(g)
the imposition of a lien under Section 303(k) of ERISA with respect to any Plan; and
(h)
a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor ~~p~~Person), as in effect from time to time.

~~“Eurodollar Rate” means the higher of:~~

~~(i) the LIBOR Floor;~~

~~(ii) (a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and~~

~~(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day.~~

~~“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.~~

“Event of Default” has the meaning ascribed thereto in Section 8.01.

“Excess Availability” means, as of any date of determination thereof, the result of:

(a)
the Line Cap minus
(b)
the Total Revolving Extensions of Credit.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” means, as of any date, the aggregate amount of the net cash proceeds and Cash Equivalents, together with the aggregate fair market value (determined in good faith by a Responsible Officer of the Parent Borrower) of other assets that are used or useful in a business permitted under Section 7.08, received by the Borrowers after the Closing Date from:

(1) contributions to its common equity capital; or

(2) the sale of Capital Stock of any Borrower;

in each case, designated as Excluded Contributions pursuant to a certificate of a Responsible Officer of the Parent Borrower on the date such contribution is made or such Capital Stock is sold, less the aggregate amount of Investments made pursuant to Section 7.04(cc) in each case prior to such date; provided that the proceeds of Disqualified Stock and any net cash proceeds that are used prior to such date (A) to make Restricted Payments under Section 7.06(a) or Section 7.06(b)(ii) or (B) for Contribution Indebtedness, will not be treated as Excluded Contributions.

“Excluded Party” has the meaning assigned to such term in clause (c) of the definition of “Disqualified Institution”.

“Excluded Subsidiary” means any Subsidiary (if and to the extent such Subsidiary is not a borrower or guarantor under the Term Loan Credit Agreement) that is an:

(1) Immaterial Subsidiary;

(2) Subsidiary that is not a Wholly Owned Subsidiary of the Parent Borrower;

(3) Unrestricted Subsidiary;

(4) Foreign Subsidiary;

(5) Domestic Subsidiary of a Foreign Subsidiary;

(6) Subsidiary substantially all the assets of which are Equity Interests and, if any, indebtedness in one or more Foreign Subsidiaries;

(7) Subsidiary if acting as a Guarantor, or its Guarantee, would, and only so long as it would, (a) be prohibited by law or regulation or by any contractual obligation existing on the (but not incurred in anticipation of) Closing Date or on the date such subsidiary is acquired or organized (as long as, in the case of an acquisition of a subsidiary, such prohibition did not arise as part of such acquisition) or (b) require a governmental or third-party consent, approval, license or authorization (unless such consent, approval, license or authorization has been received); and

(8) any Subsidiary that is a Captive Insurance Company, not-for-profit Subsidiary or Subsidiary which is a special purpose entity for securitization transaction or like special purposes.

in each case, unless the Parent Borrower determines in its sole discretion, upon notice to the Administrative Agent, that any of the foregoing Persons (other than an Unrestricted Subsidiary or Subsidiary that is not a Wholly Owned Subsidiary of the Borrowers) should not be an Excluded Subsidiary until the date on which the Parent Borrower has informed the Administrative Agent that it elects to have such Person be an Excluded Subsidiary (provided that, if such election results in a reduction in the Borrowing Base in excess of $5,000,000, the Parent Borrower shall promptly deliver an updated Borrowing Base Certificate to the Administrative Agent); provided that the Guarantee and the security interest provided by such Person is full and unconditional and fully enforceable in the jurisdiction of organization of such Person. No assets of an Excluded Subsidiary shall be included in the calculation of the Borrowing Base.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such

Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes (including taxes on overall gross receipts) imposed on it (in lieu of net income taxes), by a jurisdiction (or any political subdivision thereof) as a result of such recipient being organized or having its principal office or applicable Lending Office located in such jurisdiction or as a result of a present or former connection between such recipient and the jurisdiction (other than a connection arising from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, a Loan Document), (b) any branch profits taxes imposed by the United States or any political subdivision thereof, or any similar tax imposed by any other jurisdiction described in clause (a), (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 11.13), any United States federal withholding tax that is imposed on amounts payable to such Foreign Lender pursuant to any Laws in effect at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or in the case of a Foreign Lender that becomes a Lender as a result of an assignment, its assignor) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 3.01(a), (d) any withholding tax attributable to a Lender’s failure to comply with Section 3.01(e) that would establish exemption from all withholding taxes; (e) any U.S. federal withholding tax imposed pursuant to FATCA; and (f) any interest, additions to tax or penalties incurred with respect to any of the foregoing.

“Executive Order” has the meaning set forth in Section 5.19(c)(i).

“Existing Credit Agreement” means that certain credit agreement, dated as of November 30, 2010 among the Parent Borrower, Holdings and Bank of America, as administrative agent and the other lenders party thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1).

“FCPA” has the meaning set forth in Section 5.19(b).

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means, collectively, (i) the Administrative Agent Fee Letter, (ii) the Amendment No. 5 Fee Letter and (iii) the Amendment No. 6 Fee Letter.

“Financial Officer” means, with respect to any Person, the chief financial officer, president, principal accounting officer, director of financial services, treasurer, assistant treasurer or controller of such Person.

“Financial Performance Covenant” shall mean the covenant of the Parent Borrower set forth in Section 7.14.

“Fixed Amounts” has the meaning ascribed thereto in Section 1.08(b).

“Floor” means 0% per annum.

“Foreign Lender” means any Lender that is not a “United States Person,” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies).

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any Person (the “guarantor”) means:

(a)
any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect:
(i)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligations;
(ii)
to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof;
(iii)
to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation;

(iv)
entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part); or
(v)
as an account party in respect of any letter of credit, bank guarantee or other letter of credit guaranty issued to support such Indebtedness or other obligation; or
(b)
any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness or other obligation is assumed by the guarantor;

provided, that the term “Guarantee” will not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness).

The amount of any Guarantee will be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrowers and each other Guarantor, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantors” means, collectively, Holdings, the Subsidiaries of the Borrowers listed on Schedule 6.12 annexed to Amendment No. 4 and each other Subsidiary of the Borrowers that shall be required to execute and deliver a supplement to the Guarantee and Collateral Agreement pursuant to Section 6.10.

“Guaranty” means, collectively, the Guaranty made by Holdings under Article X in favor of the Secured Parties and the Guaranty made by the other Guarantors in favor of the Secured Parties pursuant to the Guarantee and Collateral Agreement, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.10.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum byproducts or distillates, friable asbestos or friable asbestos-containing materials, polychlorinated biphenyls or radon gas, in each case, that are regulated or would reasonably be expected to give rise to liability under any Environmental Law.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or any of its Subsidiaries will be a Hedge Agreement.

“Holdings” has the meaning ascribed thereto in the introductory paragraph hereto and shall include any successor Person as permitted by Section 7.04.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary that (i) did not, as of the last day of the most recent fiscal quarter of the Borrowers for which Required Financial Statements have been delivered (or were required to be delivered), have assets with a value in excess of 2.50% of the Consolidated Total Assets or revenues representing in excess of 2.50% of total revenues of the Borrowers and the Restricted Subsidiaries for the period of four consecutive fiscal quarters for which Required Financial Statements have been delivered (or were required to be delivered), calculated on a consolidated basis in accordance with GAAP; and (ii) taken together with all Immaterial Subsidiaries as of the last day of the most recent fiscal quarter of the Borrowers for which Required Financial Statements have been delivered (or were required to be delivered), did not have assets with a value in excess of 5.00% of Consolidated Total Assets or revenues representing in excess of 5.00% of total revenues of the Borrowers and the Restricted Subsidiaries on a consolidated basis for such four-quarter period.

“Impacted Loans” has the meaning assigned to such term in Section 3.03(a).

“Incremental Amendment” has the meaning ascribed thereto in Section 2.08(d).

“Incurrence Based Amounts” has the meaning ascribed thereto in Section 1.08(b).

“Indebtedness” means, with respect to any Person, without duplication:

(a)
all obligations of such Person for borrowed money;
(b)
all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
(c)
all obligations of such Person under conditional sale or title retention agreements relating to property or assets purchased by such Person;
(d)
all obligations of such Person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP;
(e)
all Capital Lease Obligations of such Person;
(f)
all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Hedge Agreements;
(g)
the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and bank guarantees;
(h)
the principal component of all obligations of such Person in respect of bankers’ acceptances;
(i)
all Guarantees by such Person of Indebtedness described in clauses (1) through (8) above; and

(j)
the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock);

provided that Indebtedness will not include:

(a)
trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business;
(b)
prepaid or deferred revenue arising in the ordinary course of business;
(c)
purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset; or
(d)
earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP.

The Indebtedness of any Person will include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning ascribed thereto in Section 11.04(b).

“Information” has the meaning ascribed thereto in Section 11.07.

“Intellectual Property Rights” has the meaning ascribed thereto in Section 5.20(a).

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of August 16, 2016, by and among the Administrative Agent and the Term Loan Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance therewith.

“Interest Coverage Ratio” means, as of any date, the ratio of (1) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis, to (2) the sum of (a) the Ratio Interest Expense for such period, calculated on a Pro Forma Basis, and (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Parent Borrower or preferred stock of any of the Restricted Subsidiaries, in each case, made during such period.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the final maturity date of such Loan; provided, however, that if any Interest Period for a ~~Eurodollar Rate~~Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the final maturity date of such Loan.

“Interest Period” means, as to any ~~Eurodollar Rate~~Term SOFR Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such ~~Eurodollar Rate~~Term SOFR Loan and ending one, ~~two,~~ three or six months ~~(or twelve months if agreed to by all of the Lenders)~~ thereafter, in each case, subject to availability, as selected by the Borrowers in the Committed Loan Notice or Conversion/Continuation Notice, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such ~~Eurodollar Rate~~Term SOFR Loan and ending one, ~~two,~~ three or six months ~~(or nine or twelve months or less than one month if agreed to by all of the relevant Lenders)~~ thereafter, as selected by the Borrowers by irrevocable notice to the Administrative Agent not later than 11:00 a.m., on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(a)
if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a ~~Eurodollar Rate~~Term SOFR Loan, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(b)
any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and
(c)
any Interest Period pertaining to a ~~Eurodollar Rate~~Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Advance Rate” means, with respect to any calculation of the Inventory Component in connection with a calculation of the Borrowing Base in any Borrowing Base Certificate, the applicable percentage set forth below opposite the date below that is the first day of any calendar month that is the closest to the date by which such Borrowing Base Certificate is required to be delivered (e.g., November 1 in the case of a Borrowing Base Certificate required to be delivered on October 18):

Date	Percentage
January 1, February 1, March 1 or April 1	75%
September 1	65%
October 1	50%
November 1	45%
December 1	60%

; provided, however, that, if Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which Required Financial Statements have been delivered is less than $110,000,000, the Inventory Advance Rate set forth above opposite of and in respect of the calendar months beginning on April 1, September 1, October 1 and November 1 shall be the lesser of (x) 90% of the Appraised Value of Eligible Inventory and (y) the applicable percentage set forth above for such month.

“Inventory Component” means, (a) with respect to the calculation of the Inventory Component for purposes of any Borrowing Base Certificate that is required to be delivered no later than a date which is closest to the first day of any calendar month which is January 1, February 1, March 1, April 1, September 1, October 1, November 1 or December 1, the applicable Inventory Advance Rate, multiplied by the Cost of Eligible Inventory, net of Inventory Reserves and (b) with respect to the calculation of the Inventory Component for purposes of any Borrowing Base Certificate the nearest first day of any calendar month which is not set forth in clause (a) above, the lesser of (x) 90% of the Appraised Value of Eligible Inventory and (y) 75% of the Cost of Eligible Inventory, in each case, net of Inventory Reserves.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent and the Co-Collateral Agent in their reasonable discretion (exercised in a manner consistent with their practices with respect to their other similarly situated customers) which negatively affect the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on:

(a)
obsolescence;
(b)
seasonality;
(c)
Shrink;
(d)
imbalance;
(e)
change in Inventory character;
(f)
change in Inventory composition;

(g)
change in Inventory mix;
(h)
markdowns (both permanent and point of sale);
(i)
retail mark-ons and markups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and
(j)
out-of-date and/or expired Inventory.

“Investment” has the meaning assigned such term in Section 7.04.

“Investment Grade Securities” means:

(a)
securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);
(b)
securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrowers and their Restricted Subsidiaries;
(c)
corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition; and
(d)
investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (a) and (b) above which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender” means Bank of America, and any other financial institution from time to time designated as an Issuing Lender hereunder (including, without limitation, the initial Issuing Lender) and any Lender or an Affiliate thereof satisfactory to the Parent Borrower from time to time designated by the Parent Borrower as an Issuing Lender with the consent of such Lender and the Administrative Agent. To the extent there is more than one Issuing Lender, each reference to “Issuing Lender” herein shall be deemed, where appropriate, to be a reference to the relevant Issuing Lender with respect to the relevant Letter of Credit.

“Joinder Agreement” means an agreement, in the form attached hereto as Exhibit N, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement as a Subsidiary Borrower.

“Joint Bookrunners” means each of BofA Securities, Inc. and U.S. Bank National Association, each in its capacity as a joint bookrunner under the Loan Documents, or any successor Joint Bookrunner.

“Joint Lead Arrangers” means each of BofA Securities, Inc. and U.S. Bank National Association, each in its capacity as a joint lead arranger.

“Junior Financing” means (1) any Indebtedness permitted to be incurred hereunder that is contractually subordinated in right of payment to the Obligations or secured by Liens that are contractually subordinated to the Liens securing the Obligations, (2) ~~the New Senior Notes~~[reserved] or (3) any Permitted Refinancing Indebtedness in respect of any of the foregoing.

“Landlord Lien State” means such state(s) in which a landlord’s claim for rent has priority over the Lien of the Administrative Agent in any of the Collateral.

“Laws” means, collectively, all international, foreign, Federal, state and local laws (including common law) statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable and legally enforceable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCA Election” has the meaning ascribed thereto in Section 1.08(a).

“LCA Test Date” has the meaning ascribed thereto in Section 1.08(a).

“L/C Commitment” means $25,000,000, which amount is part of and not in addition to the Revolving Credit Commitments.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all unreimbursed amounts, including all Letter of Credit borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Lenders other than the Issuing Lender that issued such Letter of Credit.

“Lender” means each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Exposure.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Leslie’s” has the meaning ascribed thereto in the introductory paragraph hereto.

“Letter of Credit Component” means, with respect to any Eligible Letter of Credit, the lesser of (i) the applicable Inventory Advance Rate, multiplied by the Cost when completed of the Inventory supported by such Eligible Letter of Credit, or (ii) the stated amount of such Eligible Letter of Credit, multiplied by the applicable Inventory Advance Rate.

“Letter of Credit Expiration Date” means the day that is seven days prior to the final maturity date of the Revolving Credit Facility then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning ascribed thereto in Section 2.18(a).

“Letters of Credit” has the meaning ascribed thereto in Section 2.16(a).

~~“LIBOR” has the meaning assigned to such term in clause (a) of the definition of “Eurodollar Rate”.~~

~~“LIBOR Floor” means 0% per annum.~~

~~“LIBOR Replacement Date” has the meaning specified in Section 3.03(c).~~

~~“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).~~

~~“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).~~

~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).~~

“Lien” means, with respect to any asset (1) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset; or (2) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event will an operating lease, any capital lease in respect of Real Property permitted hereunder, or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition, including by way of merger, by any Borrower or one or more Restricted Subsidiaries permitted pursuant to the Loan Documents whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Line Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments or (b) the Borrowing Base.

“Liquidation” means the exercise by the Administrative Agent of those rights and remedies accorded to the Administrative Agent under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or going out of business sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II (other than a Letter of Credit).

“Loan Documents” means, collectively, (a) this Agreement, (b) the Intercreditor Agreement, (c) the Applications, (d) the Notes, (e) the Collateral Documents and (f) the ~~Administrative Agent~~ Fee Letter and any waiver, amendment, supplement or other modification to any of the foregoing and all other documents, instruments or agreements executed and delivered by a Loan Party in connection herewith.

“Loan Parties” means, collectively, the Borrowers and each Guarantor (other than Holdings).

~~“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.~~

“Management Agreement” means that certain Management Services Agreement, dated as of February 7, 2017, between the Parent Borrower and Sponsor, as amended in any manner to the extent not adverse to the Lenders, including through an assignment to an Affiliate of the Sponsor.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of Holdings, the Borrowers or the Restricted Subsidiaries on the Closing Date.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on:

(a)
the business, financial condition or results of operations, in each case, of the Borrowers and the Restricted Subsidiaries (taken as a whole);
(b)
the ability of the Borrowers and the Guarantors (taken as a whole) to perform their payment obligations under the Loan Documents; or
(c)
the rights and remedies of the Administrative Agent and the Lenders (taken as a whole) under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Obligations) of any Borrower or any Subsidiary Loan Party in an aggregate outstanding principal amount exceeding $25,000,000.

“Material Subsidiary” means any Restricted Subsidiary other than an Immaterial Subsidiary.

“Maximum Rate” has the meaning ascribed thereto in Section 11.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Holdings, any Borrower or any Restricted Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Cash Proceeds” means the aggregate cash proceeds (using the fair market value of any Cash Equivalents) received by the Parent Borrower or any Restricted Subsidiary in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and including any proceeds received as a result of unwinding any related Hedge Agreements in connection with such transaction but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale and the sale or disposition of such Designated Non-Cash Consideration (including legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required to be paid as a result of such transaction that is secured by a Permitted Lien that is prior or senior to the Lien securing the Obligations, any costs associated with unwinding any related Hedge Agreements in connection with such transaction and any deduction of appropriate amounts to be provided by the Parent Borrower or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Parent Borrower or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that such reserved amounts will be deemed to be Net Cash Proceeds to the extent and at the time of any reversal thereof (to the extent not applied to the satisfaction of any applicable liabilities in cash in a corresponding amount).

~~“New Senior Notes” means $390,000,000 aggregate principal amount of floating rate senior notes due 2024, issued by the Parent Borrower on August 16, 2016.~~

~~“New Senior Notes Documents” means, collectively, the New Senior Notes Indenture and all other loan agreements, indentures, note purchase agreements, promissory notes, guarantees, intercreditor agreements, assignment and assumption agreements and other instruments and agreements evidencing the terms of the New Senior Notes.~~

~~“New Senior Notes Indenture” means that certain indenture, dated as of August 16, 2016, among the New Senior Notes Trustee, the Parent Borrower and the guarantors party thereto.~~

~~“New Senior Notes Trustee” means U.S. Bank National Association, together with its permitted successors and assigns.~~

“Note” means a promissory note (including a Swing Line Note) made by the Borrowers in favor of a Lender, evidencing Loans made by such Lender, substantially in the form of Exhibit C.

“Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of any Loan Party to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Contract, any Cash Management Services, any Bank Products or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise; provided that (i) obligations of the Parent Borrower or any of its Subsidiaries under any Specified Swap Contract, any Bank Products and any Cash Management Services shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Swap Contracts, Bank Products or Cash Management Services in their capacities as such and (iii) Obligations with respect to any Guarantor shall exclude Excluded Swap Obligations of such Guarantor.

“OFAC” has the meaning assigned to such term in Section 5.19(c)(v).

“Other Liabilities” means amounts due on account of or arising from (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries, (b) any Bank Product entered into with any Loan Party and (c) any Specified Swap Contract, as each may be amended from time to time.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overadvance” means a Credit Extension to the extent that, immediately after it having been made, Excess Availability is less than zero.

“Owned Material Real Property” has the meaning ascribed thereto in Section 5.15.

“Parent Borrower” has the meaning ascribed thereto in the introductory paragraph hereto.

“Parent Entity” means any direct or indirect parent of any Borrower.

“Participant” has the meaning ascribed thereto in Section 11.06(d).

“Participation Amount” has the meaning ascribed thereto in Section 2.19(b).

“Payment Amount” has the meaning ascribed thereto in Section 2.20.

“Payment Conditions” means, at the time of determination with respect to any specified Investment or prepayment, that (a) no Default then exists or would arise as a result of entering into such transaction or making such payment, (b) the Borrowers have demonstrated to the reasonable satisfaction of the Administrative Agent that average monthly Excess Availability, on a Pro Forma Basis after giving effect to such Investment or prepayment on such date and for the twelve (12) months following such date, will be greater than twelve and one-half percent (12.5%) of the Line Cap, and (c) after giving effect to such Investment or prepayment on a Pro Forma Basis, the Consolidated Fixed Charge Coverage Ratio, as calculated on a trailing twelve months basis, is greater than 1.0 to 1.0; provided that if that average monthly Excess Availability, as projected on a Pro Forma Basis for the twelve (12) months following and after giving effect to such acquisition or prepayment, will be greater than seventeen and one-half percent (17.5%) of the Line Cap, the provisions of clause (c) will not be required to be satisfied.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

“Perfection Certificate” means a certificate in the form of Exhibit H or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time.

“Permitted Acquisition” means any acquisition of all or substantially all the assets of, or a majority of the Equity Interests in, or merger, consolidation or amalgamation with, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired in a Permitted Acquisition) if (1) no Event of Default is continuing immediately prior to making such Investment or would result therefrom; and (2) immediately after giving effect thereto, with respect to acquisitions of entities that do not become Subsidiary Loan Parties, the aggregate fair market value of all Investments made in such entities since the Amendment No. 4 Effective Date (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value), when taken together with the aggregate amount of payments made with respect to Investments pursuant to Section 7.04(f), will not exceed the greater of (a) $25,000,000 and (b) 6.25% of Consolidated Total Assets as of the date any such acquisition is made.

“Permitted Cure Securities” means any equity securities of the Parent Borrower or Holdings issued pursuant to the Cure Right.

“Permitted Holders” means each of:

(a)
the Sponsors;
(b)
any member of the Management Group (or any controlled Affiliate thereof);
(c)
any other holder of a direct or indirect equity interest in Holdings that either (a) holds such interest as of the Amendment No. 4 Effective Date and is disclosed to the Joint Lead Arrangers prior to the Amendment No. 4 Effective Date or (b) becomes a holder of such interest prior to the three-month anniversary of the Amendment No. 4 Effective Date and is a limited partner of a Sponsor on the Amendment No. 4 Effective Date; provided that the limited partners that become holders of equity interests pursuant to this clause (b) do not own in the aggregate more than 20% of the Voting Stock of Holdings as of such three-month anniversary;
(d)
any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which Persons described in the foregoing clauses (a), (b) or (c) are members; provided that, without giving effect to the existence of such group or any other group, the Persons described in clauses (a), (b) and (c), collectively, Beneficially Own Voting Stock representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings (determined on a fully diluted basis but without giving effect to contingent voting rights not yet vested) then held by such group; and

(e)
any Permitted Parent.

“Permitted Holdings Debt” means unsecured Indebtedness of Holdings that:

(a)
is not subject to any Guarantee by any Borrower or any Restricted Subsidiary;
(b)
does not mature prior to the date that is ninety-one (91) days after the Revolving Credit Termination Date;
(c)
no Event of Default has occurred and is continuing immediately after the issuance or incurrence thereof or would result therefrom;
(d)
has no scheduled amortization or payments of principal prior to the date that is ninety-one (91) days after the Revolving Credit Termination Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (f) hereof);
(e)
does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the date that is ninety-one (91) days after the Revolving Credit Termination Date; and
(f)
has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, ~~and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those set forth in the New Senior Notes Indenture taken as a whole (other than provisions customary for senior discount notes of a holding company), in each case~~ as determined in good faith by a Responsible Officer of the Parent Borrower;

provided that clauses (d) and (e) will not restrict payments that are necessary to prevent such Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code; provided, further that the Parent Borrower will deliver to the Administrative Agent final copies of the definitive credit documentation relating to such Indebtedness (unless the Parent Borrower is bound by a confidentiality obligation with respect thereto, in which case the Parent Borrower will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof).

“Permitted Indebtedness” has the meaning ascribed thereto in Section 7.01.

“Permitted Investments” has the meaning ascribed thereto in Section 7.04.

“Permitted Lien” has the meaning ascribed thereto in Section 7.02.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:

(a)
is made to maintain, protect or preserve the Collateral, the business of the Borrowers and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties; or
(b)
is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation;

(c)
is made to pay any other amount chargeable to any Loan Party hereunder; and
(d)
together with all other Permitted Overadvances then outstanding, shall not, at the time of making of such Permitted Overadvance, (i) exceed five percent (5%) of the Borrowing Base in the aggregate outstanding at any time or (ii) unless a Liquidation is taking place, remain outstanding for more than forty-five (45) consecutive Business Days, or (iii) be made on more than two occasions in any 180 day period;

provided, however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.19 regarding the Lenders’ obligations with respect to Participation Amounts, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and such “inadvertent Overadvances” shall not reduce the amount of Permitted Overadvances allowed hereunder; and provided further that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the Total Revolving Extensions of Credit would exceed the Aggregate Commitments at the time such Overadvance is made.

“Permitted Parent” means (a) any Parent Entity that at the time it became a Parent Entity was a Permitted Holder pursuant to clauses (a), (b) and (c) of the definition thereof; provided that such Parent Entity was not formed in connection with, or in contemplation of, a transaction that would otherwise constitute a Change of Control and (b) Holdings, so long as it is controlled by one or more Persons that are Permitted Holders pursuant to clause (a), (b), (c) or (d) of the definition thereof.

“Permitted Protest” shall mean the right of the ~~Borrowers~~Loan Parties to protest any Lien (other than any such Lien that secures the Obligations), taxes, or rental payment; provided that (a) a reserve with respect to such obligation is established on the books and records in such amount (if any) to the extent required under GAAP, (b) any such protest is prosecuted diligently by the ~~Borrowers~~Loan Parties in good faith, by appropriate proceedings, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, and (d) the failure to make payment, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, “Refinance”) the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that:

(a)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); provided, that with respect to the Term Loan Obligations, the principal amount of any Permitted Refinancing Indebtedness in respect thereof shall be subject only to Section 7.01(b)(A);
(b)
the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the shorter of (a) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (b) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one year following the Revolving Credit Termination Date were instead due on the date that is one year following the Revolving Credit Termination Date; provided that no Permitted Refinancing Indebtedness incurred in reliance on this subclause (b) will have any scheduled principal payments due prior to the Revolving Credit Termination Date in excess of, or prior to, the scheduled principal payments due prior to such Revolving Credit Termination Date for the Indebtedness being Refinanced;
(c)
if the Indebtedness being Refinanced is subordinated in right of payment to any Obligations under this Agreement, such Permitted Refinancing Indebtedness is subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders (as determined in good faith by a Responsible Officer of the Parent Borrower) as those contained in the documentation governing the Indebtedness being Refinanced;
(d)
no Permitted Refinancing Indebtedness may have different obligors, or greater Guarantees or security, than the Indebtedness being Refinanced; provided that, with respect to a Refinancing of the Term Loan Obligations, the Liens, if any, securing such Permitted Refinancing Indebtedness will be on terms not materially less favorable to the Lenders than those contained in the documentation governing the Term Loan Facility, as determined in good faith by a Responsible Officer of the Parent Borrower;
(e)
[reserved];
(f)
in the case of a Refinancing of Indebtedness that is secured on a pari passu basis with, or on a junior basis to, the Loans with Indebtedness that is secured on a junior basis, to the Loans, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of a Junior Lien Intercreditor Agreement (as defined in the Term Loan Facility) and, if applicable, the Intercreditor Agreement; and
(g)
in the case of a Refinancing of the Term Loan Obligations, the Liens, if any, securing such Permitted Refinancing Indebtedness are subject to the Intercreditor Agreement or another intercreditor agreement that is substantially consistent with, and no less favorable to the Lenders in any material respect than, the Intercreditor Agreement as determined in good faith by a Responsible Officer of the Parent Borrower and as certified by a Responsible Officer of the Parent Borrower.

Permitted Refinancing Indebtedness may not be incurred to Refinance Indebtedness that is secured on a junior basis to the Loans with Indebtedness that is secured on a pari passu basis with the Loans.

“Person” or “person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is (1) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA; and (2) either (a) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Holdings or any of its Subsidiaries or any ERISA Affiliate or (b) in respect of which Holdings or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning ascribed thereto in Section 6.04.

“Pledged Debt” means any debt instrument constituting Collateral under any of the Collateral Documents.

“Pledged Equity” means any certificated equity security constituting Collateral under any of the Collateral Documents.

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(c).

“primary obligor” has the meaning assigned to such term in clause (a) of the definition of “Guarantee”.

“Pro Forma Basis” or “Pro Forma” means, with respect to the calculation of Consolidated EBITDA, the Total Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio, or any other calculation under any applicable provision of the Loan Documents, as of any date, that (a) pro forma effect will be given to any Permitted Acquisition or Investment, any issuance, incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which any such financial ratio or other calculation is being calculated), all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division or store, or any conversion of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary and restructuring, strategic and other cost savings initiatives, in each case that have occurred during the four consecutive fiscal quarter period of the Borrowers being used to calculate such financial ratio (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period, and (b) pro forma effect will be given to factually supportable and identifiable pro forma cost savings related to operational efficiencies, strategic initiatives or purchasing improvements and other synergies, in each case, reasonably expected by the Borrowers and the Restricted Subsidiaries to be realized based upon actions reasonably expected to be taken within 18 months of the date of such calculation (without duplication of the amount of actual benefit realized during such period from such actions), which cost savings, improvements and synergies can be reasonably computed, as certified in writing by the chief financial officer of the Parent Borrower; provided that any such pro forma adjustments in respect of such cost savings, improvements and synergies shall not exceed 25% of Consolidated EBITDA (before giving effect to all such adjustments) for any four-quarter period. For the avoidance of doubt, no pro forma adjustment will be made subsequent to the relevant measurement date for borrowings incurred or repayments made under the Term Loan Facility in the ordinary course of business and unrelated to any of the events described in this definition.

“Projections” means all projections (including financial estimates, financial models, forecasts and other forward-looking information) furnished to the Lenders or the Administrative Agent by or on behalf of Holdings or any of the Subsidiaries on or prior to the Amendment No. 4 Effective Date in connection with the Transactions.

“Public Lender” has the meaning ascribed thereto in Section 6.04.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning ascribed thereto in Section 11.22.

“Qualified Counterparty” means, with respect to any Specified Swap Contract, Bank Product or Cash Management Services, any counterparty thereto that, at the time such Specified Swap Contract, Bank Product or Cash Management Services were entered into, or, if entered into prior to the

Amendment No. 4 Effective Date, on the Amendment No. 4 Effective Date, was a Lender or an Affiliate of a Lender.

“Qualified Equity Interests” means any Equity Interests other than Disqualified Stock.

“Qualified IPO” means an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-4 or Form S 8) of the Equity Interests of any Parent Entity which generates cash proceeds of at least $100,000,000.

“Quarterly Financial Statements” has the meaning ascribed thereto in Section 6.04(b).

“Ratio Debt” has the meaning ascribed thereto in Section 7.01.

“Ratio Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(h)
the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted in computing Consolidated Net Income (including pay-in-kind interest payments, amortization of original issue discount, the interest component of Capital Lease Obligations and net payments and receipts (if any) pursuant to Hedge Agreements relating to interest rates (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of hedging obligations, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees, and all discounts, commissions, fees and other charges associated with any Receivables Facility (as defined in the Term Loan Facility)); plus
(i)
consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus
(j)
any amounts paid or payable in respect of interest on Indebtedness the proceeds of which have been contributed to the referent Person and that has been Guaranteed by the referent Person; less
(k)
interest income of the referent Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on Capital Lease Obligations will be deemed to accrue at the interest rate reasonably determined by a Responsible Officer of the Parent Borrower to be the rate of interest implicit in such Capital Lease Obligations in accordance with GAAP.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Advance Rate” means 90%.

“Receivables Reserves” means such Reserves as may be established from time to time by the Administrative Agent and the Co-Collateral Agent in their reasonable discretion with respect to the determination of the collectability in the ordinary course of Eligible Trade Receivables, including, without limitation, on account of bad debts and dilution.

“Reference Period” has the meaning assigned to such term within the definition of “Pro Forma Basis”.

“Refinance” has the meaning assigned to such term within the definition of “Permitted Refinancing Indebtedness”.

“Refunded Swing Line Loan” has the meaning ascribed thereto in Section 2.07(b).

“Refunding Date” has the meaning ascribed thereto in Section 2.07(c).

“Register” has the meaning ascribed thereto in Section 11.06(c).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligation” means the obligation of the Borrowers to reimburse each Issuing Lender pursuant to Section 2.20 for amounts drawn under Letters of Credit issued by such Issuing Lender.

~~“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Agent applicable to such LIBOR Successor Rate:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or~~

~~(b) the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).~~

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating in, into, upon, onto or through the Environment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Remaining Present Value” means, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Reports” has the meaning ascribed thereto in Section 9.13(b).

“Request for Credit Extension” means (a) with respect to a Borrowing of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to conversion or continuation of the Revolving Credit Loans, a Conversion/Continuation Notice, (c) with respect to an issuance of a Letter of Credit, an Application, and (d) with respect to a Swing Line Loan, a notice pursuant to Section 2.07(a).

“Required Financial Statements” has the meaning ascribed thereto in Section 6.04(b).

“Required Lenders” means, at any time, the holders of more than 50% of the Aggregate Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided that (i) the Loans, L/C Obligations and unused Revolving Credit Commitments held or deemed held by any Defaulting Lender shall be excluded for all purposes of making a determination of Required Lenders, (ii) at any time there are fewer than three Lenders, “Required Lenders” shall mean all Lenders and (iii) at any time there are three Lenders, Required Lenders shall mean two or more Lenders with more than 50% of the Aggregate Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Rescindable Amount” has the meaning defined in Section 2.14(b)(ii).

“Reserves” means all (if any) Inventory Reserves, Availability Reserves and Receivables Reserves.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, any executive or senior vice president, treasurer, assistant treasurer or controller of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” has the meaning assigned to such term in Section 7.06.

“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Agreement, all references to Restricted Subsidiaries will mean Restricted Subsidiaries of the Borrowers.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loan Overadvances and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1.01 annexed to Amendment No. 4 or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Revolving Credit Commitment Increase” has the meaning ascribed thereto in Section 2.08(a).

“Revolving Credit Commitment Increase Lender” has the meaning ascribed thereto in Section 2.08(d).

“Revolving Credit Commitment Period” means the period after (but not including) the Closing Date to the Revolving Credit Termination Date.

“Revolving Credit Exposure” means, at any time, Total Revolving Extensions of Credit, minus L/C Obligations that have been Cash Collateralized.

“Revolving Credit Facility” means the Revolving Credit Commitments and the extensions of credit made thereunder.

“Revolving Credit Loans” has the meaning ascribed thereto in Section 2.01(a).

“Revolving Credit Percentage” means, as to any Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Aggregate Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).

“Revolving Credit Termination Date” means the earliest to occur of (i) August 13, 2025, and (ii~~) the date that is ninety-one (91) days prior to the final maturity of the New Senior Notes and (iii~~) the date that is ninety-one (91) days prior to the final maturity of the Term Loan Facility.

“Revolving Extensions of Credit” means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding, (c) such Lender’s Revolving Credit Percentage of the Overadvances then outstanding and (d) such Lender’s Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

“RP Conditions” means, at the time of determination with respect to any specified Restricted Payment, that (a) no Default then exists or would arise as a result of making such payment, (b) the Borrowers have demonstrated to the reasonable satisfaction of the Administrative Agent that average monthly Excess Availability on a Pro Forma Basis after giving effect to such Restricted Payment as of such date and for the twelve (12) months following such date, will be greater than fifteen percent (15%) of the Line Cap, and (c) after giving effect to such Restricted Payment on a Pro Forma Basis, the Consolidated Fixed Charge Coverage Ratio, as calculated on a trailing twelve months basis, is greater than 1.1 to 1.0;

provided that if that average monthly Excess Availability, as projected on a Pro Forma Basis for the twelve (12) months following and after giving effect to such Restricted Payment, will be greater than twenty percent (20%) of the Line Cap, the provisions of clause (c) will not be required to be satisfied.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Sale and Lease-Back Transactions” has the meaning ascribed thereto in Section 7.03.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(~~c~~b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, the Co-Collateral Agent, the Lenders and their Affiliates, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, the Issuing Lender, the Joint Lead Arrangers, the Joint Bookrunners, the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and the successors and assigns of each of the foregoing, each Qualified Counterparty party to a Specified Swap Contract, Bank Product or Cash Management Services, and the other Persons which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Secured Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, without limitation, BofA Securities, Inc.) and the Co-Collateral Agent and its Affiliates in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) one firm of counsel for the Administrative Agent and the Co-Collateral Agent plus on additional firm of local counsel to the Administrative Agent and the Co-Collateral Agent in each applicable jurisdiction, (B) appraisers, (C) commercial finance examinations, and (D) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (D) any workout, restructuring or negotiations in respect of any Obligations; (b) with respect to the Issuing Lender, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable out-of-pocket expenses incurred by the Secured Parties who are not the Administrative Agent, BofA Securities, Inc., the Issuing Lender or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default; provided that such Secured Parties shall be entitled to reimbursement for no more than one counsel representing all such Secured Parties (absent a conflict of interest, in which case the Secured Parties may engage and be reimbursed for additional counsel) plus one local counsel in each applicable jurisdiction.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“SOFR” means, ~~with respect to any Business Day means~~ the ~~s~~Secured ~~o~~Overnight ~~f~~Financing ~~r~~Rate ~~published for such day~~as administered by the Federal Reserve Bank of New York~~, as the administrator of the benchmark~~  (or a successor administrator) ~~on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.~~.

“~~SOFR-Based Rate” means SOFR or Term SOFR~~SOFR Adjustment” means 0.10% (10.00 basis points) per annum.

“Specified Event of Default” means any Event of Default under Section 8.01(b), 8.01(c), 8.01(h) or 8.01(i).

“Specified Swap Contract” means any Swap Contract entered into by any Borrower or any of their Subsidiaries with any Qualified Counterparty.

“Specified Transaction” means any Investment (including any Limited Condition Acquisition), disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis”; provided that any increase in the Revolving Credit Commitments above the amount of Revolving Credit Commitments in effect on the Amendment No. 4 Effective Date, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn; provided, further, that, at the Parent Borrower’s election, any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than $5,000,000 shall not be calculated on a “Pro Forma Basis.”

“Sponsors” means Catterton Management Company, L.L.C. and NY116 Investment Pte Ltd, a Singapore private limited company, the respective general partners of the constituent owners of, Catterton Management Company, L.L.C. and NY116 Investment Pte Ltd, and any Affiliate of such owners or their respective general partners (other than portfolio companies of Catterton Management Company, L.L.C. and NY116 Investment Pte Ltd).

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Store” means any retail store operated, or to be operated, by any Loan Party.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which (1) Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership, limited liability company or other entity are at the time owned by such Person; or (2) more than 50.0% of the Equity Interests are at the time owned by such Person. Unless otherwise indicated in this Agreement, all references to Subsidiaries will mean Subsidiaries of the Parent Borrower.

“Subsidiary Borrower” means LPM Manufacturing, Inc., Cortz, Inc. and each other Subsidiary of the Parent Borrower that becomes a Subsidiary Borrower following the Amendment No. 4 Effective Date pursuant to Section 6.1~~2~~0.

“Subsidiary Loan Parties” means (1) each Wholly Owned Domestic Subsidiary of a Borrower on the Amendment No. 4 Effective Date (other than any Excluded Subsidiary); and (2) each Wholly Owned Domestic Subsidiary (other than any Excluded Subsidiary) of the Parent Borrower that becomes, or is required to become, a party to the Guarantee and Collateral Agreement after the Amendment No. 4 Effective Date.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning ascribed thereto in Section 11.22.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Line Commitment” means the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.06 in an aggregate principal amount at any one time outstanding not to exceed $1~~0~~2,~~0~~500,000, which amount is part of and not in addition to the Revolving Credit Commitment.

“Swing Line Lender” means Bank of America, in its capacity as the lender of Swing Line Loans.

“Swing Line Loans” has the meaning ascribed thereto in Section 2.06(a).

“Swing Line Participation Amount” has the meaning ascribed thereto in Section 2.07(c).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Administrative Agent” means Nomura Corporate Funding Americas, LLC in its capacity as administrative agent under the Term Loan Facility and its successors in such capacity.

“Term Loan Documents” means the “Loan Documents” as defined in the Term Loan Facility.

“Term Loan Facility” means that certain term loan credit agreement, dated as of August 16, 2016 by and among the Parent Borrower, the Term Loan Lenders, the Term Loan Administrative Agent and the other parties thereto, as the same may be amended, restated, modified, supplemented, extended, increased, or refinanced or replaced pursuant to any Permitted Refinancing indebtedness in respect thereof from time to time in one or more agreements.

“Term Loan Lender” means each lender under the Term Loan Facility.

“Term Loan Obligations” means the “Obligations” as defined in the Term Loan Facility.

“Term Priority Collateral” has the meaning ascribed to such term in the Intercreditor Agreement.

“Term SOFR” means:

(a)
for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)
for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate ~~for any period that is approximately (as determined by~~administered by CME (or any successor administrator to the Administrative Agent) ~~as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected~~ and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time ~~in its reasonable discretion~~).

“Total Revolving Extensions of Credit” means, at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

“Total Secured Net Leverage Ratio” means, as of any date, the ratio of Consolidated Secured Net Debt as of such date to Consolidated EBITDA for the most recent four fiscal quarter period for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis.

“Trade Receivables Component” means the face amount of Eligible Trade Receivables minus Receivables Reserves multiplied by the Receivables Advance Rate.

“Transactions” means the entering into of Amendment No. 4, the borrowing of the Loans on the Amendment No. 4 Effective Date, if any, and the payment of fees and expenses in connection with the forgoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a ~~Eurodollar Rate~~Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral or the availability of any remedy under the Loan Documents is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection, priority or availability of such remedy.

“Unfinanced Capital Expenditures” means Capital Expenditures other than those made with the proceeds of Indebtedness or capital lease transactions, or equity contributions permitted hereunder; provided that any Capital Expenditures made with the proceeds of Credit Extensions hereunder shall constitute Unfinanced Capital Expenditures.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning ascribed thereto in Section 3.01(e)(2)(C).

“Unrestricted Cash” means, as of any date, all cash and Cash Equivalents of the Borrowers and their Restricted Subsidiaries as of such date that would not appear as “restricted” on the Required Financial Statements, determined on a consolidated basis in accordance with GAAP, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Unrestricted Subsidiary” means any Subsidiary of Holdings (other than the Borrowers) designated by Parent Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Parent Borrower will only be permitted to so designate a new Unrestricted Subsidiary after the Amendment No. 4 Effective Date or subsequently re-designate any such Unrestricted Subsidiary as a Restricted Subsidiary (by written notice to the Administrative Agent) if:

(a)
no Event of Default is continuing; provided, that if such Subsidiary is being designated as an Unrestricted Subsidiary in connection with a Limited Condition Acquisition, (i) the date of determination of such condition shall be the LCA Test Date and (ii) on the date such Subsidiary is designated as an Unrestricted Subsidiary, no Specified Event of Default shall have occurred and be continuing or would exist immediately after such designation;
(b)
such designation or re-designation would not cause an Event of Default; provided, that if such Subsidiary is being designated as an Unrestricted Subsidiary in connection with a Limited Condition Acquisition, (i) the date of determination of such condition shall be the LCA Test Date and (ii) on the date such Subsidiary is designated as an Unrestricted Subsidiary, such designation or re-designation would not cause a Specified Event of Default; ~~and~~
(c)
the Parent Borrower has demonstrated compliance with Payment Conditions; provided, that if such Subsidiary is being designated as an Unrestricted Subsidiary in connection with a Limited Condition Acquisition, the date of determination of such condition shall be the LCA Test Date~~.~~; and
(d)
if such designation or re-designation would cause a reduction in the Borrowing Base in excess of $5,000,000, the Parent Borrower shall promptly deliver an updated Borrowing Base Certificate to the Administrative Agent that gives pro forma effect to such designation.

The designation of any Restricted Subsidiary as an Unrestricted Subsidiary will constitute an Investment for purposes of Section 7.04. The redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary will be deemed to be an incurrence at the time of such designation of Indebtedness of such Unrestricted Subsidiary and the Liens on the assets of such Unrestricted Subsidiary, in each case outstanding on the date of such redesignation. Notwithstanding anything to the contrary herein, at no time shall any Borrower, any Guarantor or any of their Restricted Subsidiaries transfer Intellectual Property Rights that are material to the Collateral (taken as a whole) included in the Borrowing Base or material and necessary for the operation of the assets of the Loan Parties and their Subsidiaries, taken as a whole, to an Unrestricted Subsidiary, unless such Intellectual Property Rights are subject to a non-exclusive royalty-free worldwide license in favor of, and in form and substance reasonably satisfactory to the Administrative Agent for purposes of the Administrative Agent’s exercise of rights and remedies under this Agreement in connection with the ABL Priority Collateral.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning ascribed thereto in Section 11.22.

“Voting Stock” means, as of any date, the Capital Stock of any Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness as of any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Domestic Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Wholly Owned Subsidiary. Unless otherwise indicated in this Agreement, all references to Wholly Owned Domestic Subsidiaries will mean Wholly Owned Domestic Subsidiaries of any Borrower.

“Wholly Owned Subsidiary” means, with respect to any Person, a subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or another Wholly Owned Subsidiary of such Person. Unless otherwise indicated in this Agreement, all references to Wholly Owned Subsidiaries will mean Wholly Owned Subsidiaries of any Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Work Fee” means the fee charged by the initial Issuing Lender in connection with any issuance or amendment of any Letter of Credit, which Work Fee shall in no event exceed (i) $1,500 per Letter of Credit issued by such initial Issuing Lender with respect to any issuance thereof and (ii) $250 per Letter of Credit issued by such initial Issuing Lender with respect to any amendment thereof.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02
Terms Generally. The definitions set forth or referred to in Section 1.01 will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise,
(a)
the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”;
(b)
in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”;
(c)
the word “will” will be construed to have the same meaning and effect as the word “shall”;
(d)
the word “incur” will be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” will have correlative meanings);
(e)
any reference to any Person will be construed to include such Person’s legal successors and permitted assigns; and
(f)
the words “asset” and “property” will be construed to have the same meaning and effect.

All references herein to Articles, Sections, Exhibits and Schedules will be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or organizational document of the Loan Parties means such document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation means, unless otherwise specified, such law or regulation as amended, modified or supplemented from time to time. Whenever this Agreement refers to the “knowledge” of the Parent Borrower or any Loan Party, such reference will be construed to mean the knowledge of the chief executive officer, president, chief financial officer, treasurer or controller of such Person.

Section 1.03
Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature will be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein will be construed, and all financial computations pursuant hereto will be made, without giving effect to any election under Statement of Financial Accounting Standards Board Accounting Standards Codification 825 10 (or any other Statement of Financial Accounting Standards Board Accounting Standards Codification having a similar effect) to value any Indebtedness or other liabilities of the Parent Borrower or any Subsidiary at “fair value,” as defined therein. In the event that any Accounting Change (as defined below) occurs and such change results in a change in the method of calculation of financial ratios, standards or terms in this Agreement, then upon the written request of the Parent Borrower or the Administrative Agent (acting upon the request of the Required Lenders), the Parent Borrower, the Administrative Agent and the Lenders will enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrowers’ financial condition will be the same after such Accounting Change as if such Accounting Change had not occurred; provided that provisions of this Agreement in effect on the date of such Accounting Change will remain in effect until the effective date of such amendment. “Accounting Change” means (1) any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or (2) any change in the application of GAAP by Holdings or the Parent Borrower.
Section 1.04
Currencies. Unless otherwise specifically set forth in this Agreement, monetary amounts are in Dollars. Notwithstanding anything to the contrary herein, no Default or Event of Default will arise as a result of any limitation or threshold set forth in Dollars being exceeded solely as a result of changes in currency exchange rates.
Section 1.05
Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Loan Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.06
Joint and Several Liability of Borrowers for Obligations. All Credit Extensions made hereunder are made to or for the mutual benefit, directly and indirectly, of the Borrowers, collectively, and in consideration of the agreement of each of the Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several and direct and primary liability for the full payment when due and performance of all Obligations and each of the Borrowers agree that such liability is independent of the duties, obligations and liabilities of each of the joint and several Borrowers. In furtherance of the foregoing, each of the Borrowers, jointly and severally, absolutely and unconditionally guarantees to the Administrative Agent, the Lenders and the other Secured Parties the full payment and performance when due of all the Obligations.
Section 1.07
Parent Borrower. The Borrowers hereby each appoint the Leslie’s as the “Parent Borrower” hereunder and each hereby agrees that any notice required to be provided to or by any Borrower hereunder may be provided solely to or by the Parent Borrower on behalf of each of the Borrowers.
Section 1.08
Certain Calculations and Tests.
(a)
Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Acquisition, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the applicable Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with unless a Specified Event of Default shall be continuing at the time of the consummation of such Limited Condition Acquisition. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Borrowers) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions unless a Specified Event of Default shall be continuing at the time of the consummation of such Limited Condition Acquisition. If the Parent Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on (1) a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (2) on a Pro Forma Basis but without giving effect to such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and use of proceeds thereof); provided, that (other than solely with respect to the incurrence test under which such Limited Condition Acquisition is being made) Consolidated EBITDA, Consolidated Total Assets and Consolidated Net Income of any target of such Limited Condition Acquisition can only be used in the determination of the relevant ratio and baskets if and when such Limited Condition Acquisition has closed.

Notwithstanding the foregoing, the Limited Condition Acquisition provisions set forth above shall not apply in respect of any incurrence of any Loans (or other Credit Extensions) the proceeds of which will be used to finance such Limited Condition Acquisition.
(b)
Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement under any covenant that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with any Total Secured Net Leverage Ratio, Total Net Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement under the same covenant as such Fixed Amount that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts being substantially concurrently incurred (other than, in the case of any Fixed Amounts contained in Section 7.01 or Section 7.02, any refinancings of any Indebtedness that was previously incurred) and any substantially concurrent borrowings under the Revolving Credit Facility or any Permitted Refinancing Indebtedness in respect thereof (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts and any substantially concurrent borrowings under the Revolving Credit Facility or any Permitted Refinancing Indebtedness in respect thereof shall be taken into account for purposes of any Incurrence Based Amounts under any covenant other than Incurrence Based Amounts contained in Section 7.01 or Section 7.02.
Section 1.09
Administrative Agent and Co-Collateral Agent. All determinations under this Agreement that are specified to be made by the Administrative Agent and the Co-Collateral Agent shall be made jointly by such Persons; provided that, in the event that the Administrative Agent and the Co-Collateral Agent cannot agree on any matter to be determined by the Administrative Agent and the Co-Collateral Agent, then (a) if the aggregate amount of the Reserves with respect to which there is such a disagreement is less than or equal to $10,000,000, the determination shall be made by the Administrative Agent or the Co-Collateral Agent asserting the more conservative credit judgment or (b) if the aggregate amount of the Reserves with respect to which there is such a disagreement is greater than $10,000,000, the determination shall be made by the Administrative Agent.
Section 1.10
Required Financial Statements. With respect to the determination of the Senior Secured First Lien Net Leverage Ratio (as defined in the Term Loan Facility as in effect on the Amendment No. 4 Effective Date), the Total Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio, or under any other applicable provision of the Loan Documents (including the definition of Immaterial Subsidiary) made on or prior to the date on which Required Financial Statements have been delivered for the first fiscal quarter ending after the Closing Date, such calculation will be determined for the period of four consecutive fiscal quarters most recently ended prior to the Closing Date, and calculated on a Pro Forma Basis. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Senior Secured First Lien Net Leverage Ratio, the Total Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio or under any other applicable provision of the Loan Documents (including the definition of Immaterial Subsidiary) shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.
Section 1.11
Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “~~Eurodollar Rate~~Term SOFR” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any ~~LIBOR~~ Successor Rate) or the effect of any of the foregoing, or of any ~~LIBOR Successor Rate~~ Conforming Changes.
Article II

THE REVOLVING CREDIT COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01
Revolving Credit Commitments.
(a)
Subject to the terms and conditions hereof, the Lenders severally agree to make revolving credit loans (“Revolving Credit Loans”) to the Borrowers from time to time after the Closing Date and during the Revolving Credit Commitment Period; provided that after giving effect thereto (i) the aggregate principal amount of Revolving Credit Loans at any one time outstanding for each Lender, when added to such Lender’s Revolving Credit Percentage of the sum of (x) the L/C Obligations then outstanding and (y) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender’s Revolving Credit Commitment and (ii) the Total Revolving Extensions of Credit do not exceed the Line Cap. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be ~~Eurodollar Rate~~Term SOFR Loans or Base Rate Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Section 2.05; provided that no Revolving Credit Loan shall be made as a ~~Eurodollar Rate~~Term SOFR Loan after the day that is one month prior to the Revolving Credit Termination Date.
(b)
The Borrowers shall repay all outstanding Revolving Credit Loans on the applicable Revolving Credit Termination Date.
(c)
The Inventory Reserves and Availability Reserves as of the Amendment No. 4 Effective Date are set forth in the Borrowing Base Certificate delivered pursuant to Amendment No. 4.

The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in its reasonable discretion to establish, modify or eliminate Reserves.

Section 2.02
Termination or Reduction of Revolving Credit Commitments.
(a)
The Borrowers may, upon notice from the Parent Borrower to the Administrative Agent, terminate the Revolving Credit Commitments or from time to time permanently reduce the Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. ten (10) Business Days prior to the date of termination or reduction, as the case may be, (ii) any such notice shall be irrevocable (except in the case of a termination, such notice shall be irrevocable only beginning three days prior to the date of the proposed termination), (iii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $5,000,000 and (iv) the Borrowers shall not terminate or reduce the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Extensions of Credit would exceed the Line Cap. Each such reduction or termination shall be applied ratably to the Revolving Credit Commitments of each Lender.
(b)
If, after giving effect to any reduction of the Aggregate Commitments, the L/C Commitment or the Swing Line Commitment exceeds the amount of the Aggregate Commitments, such Revolving Credit Commitment shall be automatically reduced by the amount of such excess.

(c)
Upon the Revolving Credit Termination Date, the Revolving Credit Commitments of the Lenders shall be terminated in full, and the Borrowers shall pay, in full and in cash, all outstanding Revolving Credit Loans then owing by them to the Lenders.

The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Revolving Credit Commitments, the L/C Commitment or the Swing Line Commitment under this Section 2.02. All fees accrued until the effective date of any such termination or reduction shall be paid on the effective date of such termination or reduction.

Section 2.03
[Reserved].
Section 2.04
[Reserved].
Section 2.05
Borrowings, Conversions and Continuations of Loans.
(a)
Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of ~~Eurodollar Rate~~Term SOFR Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice or Conversion/Continuation Notice, as the case may be; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice or Conversion/Continuation Notice, as applicable. Each such notice must be received by the Administrative Agent not later than 2:00 p.m. (i) three Business Days prior to the requested date of the Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~Term SOFR Loans or of any conversion of ~~Eurodollar Rate~~Term SOFR Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of the Borrowing of Base Rate Loans. The Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof. The Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof; provided that the Swing Line Lender may request, on behalf of the Borrowers, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.07. Each Committed Loan Notice (whether telephonic or written) shall specify (i) the requested date of the Borrowing (which shall be a Business Day), (ii) the principal amount of Loans to be borrowed, (iii) the Type of Loans to be borrowed, and (iv) if applicable, the duration of the Interest Period with respect thereto. Each Conversion/Continuation Notice shall specify (i) whether the Borrowers are requesting a conversion of Loans from one Type to the other, or a continuation of ~~Eurodollar Rate~~Term SOFR Loans, (ii) the requested date of the conversion or continuation (which shall be a Business Day), (iii) the principal amount of Loans to be converted or continued, (iv) the Type of Loans to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice of a conversion or continuation in a Conversion/Continuation Notice, then the Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurodollar Rate~~Term SOFR Loans. If the Borrowers request a Borrowing of ~~Eurodollar Rate~~Term SOFR Loans in any such Committed Loan Notice or a conversion to or continuation of ~~Eurodollar Rate~~Term SOFR Loans in a Conversion/Continuation Notice, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.
(b)
Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Revolving Credit Loan, and if no timely notice of a conversion or continuation in a Conversion/Continuation Notice is provided by the Parent Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.05(a). Each Lender shall make the amount of its Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Parent Borrower.
(c)
Except as otherwise provided herein, a ~~Eurodollar Rate~~Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurodollar Rate~~Term SOFR Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as ~~Eurodollar Rate~~Term SOFR Loans without the consent of the Required Lenders.
(d)
The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for ~~Eurodollar Rate~~Term SOFR Loans upon determination of such interest rate.
(e)
After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than (i) ~~15~~20 Interest Periods or (ii) more than two Interest Periods of less than one month, in each case, in effect with respect of all Loans.
(f)
The Administrative Agent, without the request of any Borrower, may advance any interest, fee, service charge, Secured Party Expenses, or other payment to which any Secured Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Register notwithstanding that an Overadvance may result thereby; provided that, prior to advancing any amounts for payment of Secured Party Expenses, the Administrative Agent shall furnish the Borrowers with five (5) Business Days advance notice thereof; provided further that in no event shall the Administrative Agent make an advance hereunder, if after giving effect thereto, the Total Revolving Extensions of Credit would exceed the Aggregate Commitments. The Administrative Agent shall deliver to the Borrowers a statement of any such advance or charge promptly after the making thereof (or in the case of Secured Party Expenses, at the time that the five (5) Business Days’ notice is furnished) in reasonable detail sufficient to allow the Borrowers to verify such interest, fee, service charge, Secured Party Expenses or other payment. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.09(b). Any amount which is added to the principal balance of the Register as provided in this Section 2.05(f) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.
(g)
The Administrative Agent, the Lenders, the Swing Line Lender and the Issuing Lender shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders, the Swing Line Lender and the Issuing Lender and each Lender shall be bound thereby. Any Permitted Overadvance may constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Loan and an Obligation. Any Permitted Overadvance shall be subject to such required repayments and other terms as the Administrative Agent may determine. The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.19 regarding the Lenders’ obligations to purchase participations with respect to Letters of Credit or of Section 2.07 regarding the

Lenders’ obligations to purchase participations with respect to Swing Line Loans. The Administrative Agent shall have no liability for, and no Loan Party or Secured Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)) regardless of the amount of any such Overadvance(s).
(h)
With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any party to this Agreement or any other Loan Document; provided, that with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Parent Borrower and the Lenders promptly after such amendment becomes effective.
Section 2.06
Swing Line Commitment.
(a)
Subject to the terms and conditions hereof, the Swing Line Lender agrees that, after the Closing Date and during the Revolving Credit Commitment Period, it will make available to the Borrowers, in the sole reasonable discretion of the Swing Line Lender, in the form of swing line loans (“Swing Line Loans”) a portion of the credit otherwise available to the Borrowers under the Revolving Credit Commitments, which portion is a part of and not in addition to the Revolving Credit Commitments; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender’s other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender’s Revolving Credit Commitment then in effect) and (ii) the Borrowers shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the Total Revolving Extensions of Credit would exceed the Line Cap. During the Revolving Credit Commitment Period, the Borrowers may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.
(b)
The Borrowers shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.
Section 2.07
Procedure for Swing Line Borrowing; Refunding of Swing Line Loans.
(a)
The Borrowers may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period; provided that the Borrowers shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 2:00 p.m. on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 4:00 p.m. on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Administrative Agent’s Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrowers on such Borrowing Date in like funds as received by the Administrative Agent.

(b)
The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrowers (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day’s notice given by the Swing Line Lender no later than 12:00 noon, request each Lender to make, and each Lender hereby agrees to make, a Revolving Credit Loan (which shall initially be a Base Rate Loan), in an amount equal to such Lender’s Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date of such notice, to repay the Swing Line Lender. Each Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Administrative Agent’s Office in immediately available funds, not later than 10:00 a.m., one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.
(c)
If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.07(b), one of the events described in Section 8.01(f) shall have occurred and be continuing with respect to any Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.07(b), each Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.07(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the “Swing Line Participation Amount”) equal to (i) such Lender’s Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.
(d)
Whenever, at any time after the Swing Line Lender has received from any Lender such Lender’s Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.
(e)
Each Lender’s obligation to make the Loans referred to in Section 2.07(b) and to purchase participating interests pursuant to Section 2.07(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrowers may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the other conditions specified in Article IV; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers; (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
Section 2.08
Incremental Credit Extensions.
(a)
The Borrowers may at any time or from time to time after the Amendment No. ~~4~~6 Effective Date, by notice from the Parent Borrower to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Revolving Credit Commitment Increase”); provided that both at the time of any such request and upon the effectiveness of any Incremental

Amendment referred to below (i) all representations and warranties in Article V shall be true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except to the extent that a particular representation or warranty is already qualified by materiality, in which case such representation or warranty shall be true and correct), (ii) no Default or Event of Default shall exist or would result therefrom and (iii) the aggregate principal amount of all Revolving Credit Commitment Increases shall not exceed $~~50,000,000~~0.
(b)
~~Each Revolving Credit Commitment Increase shall be in an aggregate principal amount that is a whole multiple of $500,000 which is not less than $10,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.08(a)(iii) above).~~[Reserved].
(c)
The Revolving Credit Loans made pursuant to the Revolving Credit Commitment Increases (a) shall be made under and documented in this Agreement or pursuant to an amendment hereto and shall rank pari passu in right of payment and of security with the Revolving Credit Loans and (b) shall be treated substantially the same as or less favorably than the Revolving Credit Loans (including with respect to mandatory and voluntary prepayments and voting rights).
(d)
Each notice from the Borrowers pursuant to this Section 2.08 shall set forth the requested amount and proposed terms of the relevant Revolving Credit Commitment Increases. Revolving Credit Commitment Increases may be provided by any existing Lender or by any other bank or other financial institution selected by the Borrowers (any such bank or other financial institution being called an “Additional Lender”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s providing any such Revolving Credit Commitment Increases if such consent would be required under Section 11.06 for an assignment of Revolving Credit Commitments to such Lender or Additional Lender. Revolving Credit Commitments in respect of Revolving Credit Commitment Increases shall become Revolving Credit Commitments (or in the case of a Revolving Credit Commitment Increase to be provided by an existing Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrowers, each Lender agreeing to provide such Revolving Credit Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.08. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and such other conditions as the parties thereto shall agree. The Borrowers will use the proceeds of the Revolving Credit Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Revolving Credit Commitment Increases, unless it so agrees. Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.08, each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Credit Commitment Increase (each, a “Revolving Credit Commitment Increase Lender”) in respect of such increase, and each such Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Lender (including each such Revolving Credit Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Lenders represented by such Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit

Loans outstanding, the Lenders (including the Additional Lenders) shall make such payments as directed by the Administrative Agent in order that the Revolving Credit Loans are held by the Lenders (including Additional Lenders) ratably in accordance with the increased Revolving Credit Commitments (and interest and other payments shall be adjusted accordingly).
(e)
The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.08.
(f)
This Section 2.08 shall supersede any provisions in Section 2.14, 2.15 or 11.01 to the contrary.
Section 2.09
Prepayments.
(a)
Optional. The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 2:00 p.m., (1) three Business Days prior to any date of prepayment of ~~Eurodollar Rate~~Term SOFR Loans and (2) one Business Day prior to the date of prepayment of Base Rate Loans; (B) any prepayment of ~~Eurodollar Rate~~Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if ~~Eurodollar Rate~~Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such prepayment is being made in connection with the closing of another transaction it may be conditioned upon the closing of such transaction. Any prepayment of a ~~Eurodollar Rate~~Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of any Loans shall be paid to the Lenders thereof in accordance with their respective Applicable Percentages in respect of the Revolving Credit Facility.
(b)
Mandatory. ~~(i)~~  If for any reason the Total Revolving Extensions of Credit at any time exceed the Line Cap as then in effect, the Borrowers shall immediately prepay Revolving Credit Loans, Swing Line Loans, and Letter of Credit borrowings and/or Cash Collateralize the L/C Obligations (other than Letter of Credit borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.09(b)(i) unless after the prepayment in full of the Revolving Credit Loans and the Swing Line Loans and the Total Revolving Extensions of Credit exceed the Line Cap as then in effect.
(i)
~~(ii)~~ The Borrowers shall also prepay the Loans and Cash Collateralize Letters of Credit in accordance with the provisions of Section 6.13.
Section 2.10
Interest.
(a)
Subject to the provisions of Section 2.10(b), (i) each ~~Eurodollar Rate~~Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to ~~the Eurodollar Rate~~Term SOFR for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b)
~~(i)~~  If any Obligation is not paid when due (in each case, without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then the Administrative Agent upon the request of the Required Lenders shall notify the Borrowers that such amount shall, until such time as such Event of Default has ceased to exist, bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)
~~(ii)~~ If any other Event of Default exists, then the Administrative Agent, upon the request of the Required Lenders, shall notify the Borrowers that the principal amount of all outstanding Obligations (including, without limitation, all Letter of Credit Fees) shall, until such time as such Event of Default has ceased to exist, bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that such request and notice shall not be required with respect to any Event of Default under Section 8.01(f) and, upon such an Event of Default such amounts shall bear interest at the Default Rate automatically.
(c)
Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(d)
Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(e)
Notwithstanding anything herein or in any other Loan Document to the contrary, if on the Amendment No. 6 Effective Date, any Eurodollar Rate Loans (as such term was defined in the ECA) remain outstanding (the “Existing Eurodollar Rate Loans”), such Existing Eurodollar Rate Loans shall, for the duration of the Interest Period (as such term was defined in the ECA) be governed by the terms of the ECA. Upon the expiration of the Interest Period applicable to the Existing Eurodollar Rate Loans, (i) such Existing Eurodollar Loans shall be continued, automatically, subject to the terms contained in Section 2.05(c) or otherwise, as Term SOFR Loans, having an Interest Period of one month unless otherwise elected by the Parent Borrower in accordance with the terms of this Agreement (as amended by Amendment No. 6) (provided, for the avoidance of doubt, that such Loans may not be continued as Eurodollar Rate Loans (as such term was defined in the ECA)) and (ii) this Agreement, giving effect to Amendment No. 6, shall govern and control such Existing Eurodollar Rate Loans in all respects.
Section 2.11
Fees.
(a)
The Borrowers shall pay the fees relating to the Revolving Credit Facility to the Persons in the amounts and at the times specified in ~~the Administrative Agent~~any Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(b)
The Borrowers agree to pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender) a commitment fee for the period from and including the Amendment No. 4 Effective Date to but excluding the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the actual daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the Closing ~~d~~Date ~~hereof~~.
Section 2.12
Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.13
Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note or Notes, which shall evidence such Lender’s Loans and Revolving Credit Commitments in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and Revolving Credit Commitments and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note(s) and upon cancellation of such Note(s), the Borrowers will issue, in lieu thereof, a replacement Note or Notes in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.
Section 2.14
Payments Generally; Administrative Agent’s Clawback.
(a)
General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
(b)
Funding by Lenders; Presumption by Administrative Agent. ~~(i)~~  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of ~~Eurodollar Rate~~Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.05) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)
~~(ii)~~ Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Parent Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand, the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Parent Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)
Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)
Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, participate in Letters of Credit or Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)
Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)
Insufficient Funds. Subject to Section 8.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
Section 2.15
Sharing of Payments by Lenders. ~~(i)~~  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that:
(i)
~~(ii)~~ if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)
~~(iii)~~ the provisions of this Section 2.15 shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant if made in accordance with Section 11.06.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.16
Letters of Credit Commitment.
(a)
Subject to the terms and conditions hereof, each Issuing Lender agrees, in each case, in reliance on the agreements of the other Lenders set forth in Section 2.19(a), to issue Standby Letters of Credit or Commercial Letters of Credit (the “Letters of Credit”) for the account of the Borrowers (which the Borrowers may request be issued with respect to obligations of any Subsidiary of a Borrower) on any

Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that no Issuing Lender shall be obligated to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Total Revolving Extensions of Credit would exceed the Line Cap. Each Letter of Credit shall be denominated in Dollars.
(b)
No Issuing Lender shall be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Law. The Issuing Lender shall not issue any Letter of Credit, if:
(i)
subject to Section 2.16(d), the expiry date of such requested Standby Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
(ii)
subject to Section 2.16(d), the expiry date of such requested Commercial Letter of Credit would occur more than 120 days after the date of issuance, unless the Required Lenders have approved such expiry date; or
(iii)
the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless Cash Collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Lender at the time of issuance.
(c)
No Issuing Lender shall not be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it.
(d)
Unless otherwise expressly agreed by the Issuing Lender and the Borrowers when a Letter of Credit is issued (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit. Notwithstanding the foregoing, the Issuing Lenders shall not be responsible to the Borrowers for, and the Issuing Lenders’ rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the Issuing Lenders required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Issuing Lenders or the beneficiary is located, the practice stated in clause (i) or (ii) of the previous sentence, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
Section 2.17
Procedure for Issuance of Letter of Credit. The Borrowers may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the

Issuing Lender and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Such Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Issuing Lender, by personal delivery or by any other means acceptable to the Issuing Lender. Concurrently with the delivery of an Application to the Issuing Lender, the Parent Borrower shall deliver a copy thereof to the Administrative Agent. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with their respective customary procedures and the Issuing Lender will issue the Letter of Credit requested thereby by causing or issuing the original of such Letter of Credit to be issued to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrowers (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after the Issuing Lender’s receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, the Issuing Lender shall furnish a copy of such Letter of Credit to the Borrowers. The Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the face amount thereof), and shall provide a copy of such Letter of Credit to the Administrative Agent as soon as possible after the date of issuance.
Section 2.18
L/C Fees and Other Charges.
(a)
The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) with respect to each Commercial Letter of Credit, equal to 50% of the Applicable Margin for ~~Eurodollar Rate~~Term SOFR Loans, times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), and (ii) with respect to each Standby Letter of Credit, equal to the Applicable Margin for ~~Eurodollar Rate~~Term SOFR Loans, times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the final maturity date of the Loans and thereafter on demand and (ii) computed on a quarterly basis in arrears.
(b)
The Borrowers shall pay directly to the Issuing Lender for its own account a fronting fee (i) with respect to each Commercial Letter of Credit, at the rate per annum equal to one-eighth of one percent (0.125%), computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a Commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrowers and the Issuing Lender, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each Standby Letter of Credit, at the rate per annum equal to one-eighth of one percent (0.125%), computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the final maturity date of the Loans and thereafter on demand.
(c)
In addition to the foregoing fees, the Borrowers shall (i) pay or reimburse each Issuing Lender other than the initial Issuing Lender, without duplication, for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit and (ii) with respect to any Letter of Credit issued by the initial Issuing Lender, pay the Work Fee applicable thereto.

Section 2.19
L/C Participations.
(a)
Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Percentage of each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender upon demand of the Administrative Agent at the Administrative Agent’s address for notices (and thereafter the Administrative Agent shall promptly pay to the Issuing Lender) an amount equal to such L/C Participant’s Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article IV, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(b)
If any amount (a “Participation Amount”) required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 2.19(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender in connection with any Letter of Credit is not paid to an Issuing Lender within three Business Days after the date such payment is due, the Administrative Agent shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, as the case may be, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 2.19(a) is not made available to the Administrative Agent for the account of such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Administrative Agent submitted on behalf of such Issuing Lender to any L/C Participant with respect to any amounts owing under this Section 2.19 shall be conclusive in the absence of manifest error.
(c)
Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant’s pro rata share of such payment in accordance with Section 2.19(a) and the Administrative Agent receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, the Administrative Agent will promptly distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender), the portion thereof previously distributed by such Issuing Lender.
Section 2.20
Letters of Credit Reimbursement Obligation of the Borrowers. The Borrowers agree to reimburse the Issuing Lender on each date on which such Issuing Lender notifies the Borrowers of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of (a) such draft so paid and (b) any Taxes, fees, charges or other costs or expenses incurred by the Issuing Lender (without duplication) in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made through the Administrative Agent in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.10(a)(ii) and (ii) thereafter, Section 2.10(b). Each drawing under any Letter of Credit shall (unless an event of the type described in Section 8.01(f) shall have occurred and be continuing with respect to the Borrowers, in which case the procedures specified in Section 2.19 for funding by L/C Participants shall apply) constitute a request by the Borrowers (provided that the Borrowers shall not be deemed to have made any representations or warranties in connection with such request) to the Administrative Agent for a borrowing pursuant to Section 2.05 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.07 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.05 (or, if applicable, Section 2.07), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the Issuing Lender of such drawing under such Letter of Credit. If Revolving Credit Loans (or, if applicable, Swing Line Loans) are otherwise unavailable to the Borrowers, the Payment Amount shall be paid to the Issuing Lender, on (x) the same Business Day that the Issuing Lender notifies the Borrowers of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, if such notice is provided prior to 12:00 p.m. (New York City time) or (y) the following Business Day, in all other cases.
Section 2.21
Letters of Credit Obligations Absolute. The Borrowers’ obligations under Section 2.20 in respect of the Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that any Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrowers also agree with each Issuing Lender that the Issuing Lenders shall not be responsible for, and the Borrowers’ reimbursement obligations under Section 2.20 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except that the Issuing Lender shall be liable to the extent provided by law for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrowers agree that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on each Borrower and shall not result in any liability of any Issuing Lender to any Borrower. The initial Issuing Lender shall not have any liability to any Borrower, the Administrative Agent or the Lenders in respect of any Letters of Credit issued by it or any Letters of Credit requested to be issued by it, nor shall the initial Issuing Lender owe any duty to any Person, or be deemed to have agreed, to issue any Letters of Credit. The Issuing Lenders may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
Section 2.22
Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrowers and the Administrative Agent of the date and amount thereof. The responsibility of any Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit and, in the case of any Issuing Lender, making any payment to the applicable beneficiary in accordance with the applicable Letter of Credit.
Section 2.23
Letter of Credit Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article II, the provisions of this Article II shall apply.
Section 2.24
Defaulting Lender Adjustments. ~~(a)~~  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)
Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.
(ii)
Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Lender or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Lender or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account (which amount shall not bear interest under this Agreement) and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Obligations were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)
Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be not be entitled to receive Letter of Credit fees.
(iv)
Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.07 and 2.19, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Extensions of Credit of that Lender. For the avoidance of doubt, under no circumstances shall the Revolving Extension of Credit of any Lender be in excess of such Lender’s Revolving Credit Commitment.
(v)
Reallocation of Revolving Credit Percentages. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to fund Revolving Credit Loans pursuant to Section 2.01, the “Revolving Credit Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, the aggregate obligation of each non-Defaulting Lender to fund Revolving Credit Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Extensions of Credit of that Lender. For the avoidance of doubt, under no circumstances shall the Revolving Extension of Credit of any Lender be in excess of such Lender’s Revolving Credit Commitment.
(b)
Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent, Swing Line Lender and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the

Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.24(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Article III

TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01
Taxes.
(a)
Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes unless required by applicable Laws; provided that if any applicable withholding agent shall be required by applicable Laws to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions with respect to such Indemnified Taxes or Other Taxes (including deductions applicable to additional sums payable under this Section 3.01) have been made, the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)
Payment of Other Taxes by the Loan Parties. Without limiting or duplicating the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)
Indemnification by the Loan Parties. The Loan Parties shall, jointly and severally, indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes imposed or asserted on or attributable to any payment by or on account of any obligation of any Loan Party under any Loan Document or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid or payable by the Administrative Agent or such Lender, as the case may be, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)
Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the applicable Loan Party to a Governmental Authority, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)
Status of Lenders. Each Lender shall, at such times as are reasonably requested by the Parent Borrower or the Administrative Agent, provide the Borrowers and the Administrative Agent with any documentation prescribed by Laws or reasonably requested by the Borrowers or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrowers and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Parent Borrower or the Administrative Agent) or promptly notify the Borrowers and the Administrative Agent of its inability to do so. Unless the Borrowers or the Administrative Agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent (as applicable) shall withhold amounts required to be withheld by applicable Laws from such payments at the applicable statutory rate. Without limiting the foregoing:
(1)
Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.
(2)
Each Foreign Lender shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent) whichever of the following is applicable:
(A)
two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,
(B)
two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(C)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit O (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),
(D)
to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 3.01(e) if such beneficial owner were a Lender, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner), or

(E)
two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents and
(F)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender shall deliver to the Borrowers and the Administrative Agent two further original copies of any previously delivered form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or inaccurate and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers or the Administrative Agent, or promptly notify the Borrowers and the Administrative Agent that it is unable to do so. Each Lender shall promptly notify the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form or certification to the Borrowers or the Administrative Agent.

For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 4 Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(f)
Treatment of Certain Refunds. If the Borrowers reasonably believe that the Administrative Agent or a Lender is entitled to a refund (whether received in cash or as an offset against other cash tax obligations) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by an applicable Loan Party or with respect to which an applicable Loan Party has paid additional amounts pursuant to this Section 3.01, the Parent Borrower may request that the Administrative Agent or relevant Lender pursue such refund with the relevant Governmental Authority at the Borrowers’ expense (so long as such efforts would not, in the sole determination of the Administrative Agent or the Lender, result in any unreimbursed costs or expenses or be otherwise materially disadvantageous to it). If the Administrative Agent or the applicable Lender receives such refund, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.
(g)
Lenders. For the avoidance of doubt, a “Lender” shall, for purposes of this Section 3.01, include an Issuing Lender and a Swing Line Lender.
Section 3.02
Illegality. Subject to Section 3.03(c), if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund ~~Eurodollar Rate~~Term SOFR Loans, or to determine or charge interest rates based upon ~~the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market~~Term SOFR, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue ~~Eurodollar Rate~~Term SOFR Loans or to convert Base Rate Loans to ~~Eurodollar Rate~~Term SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~Eurodollar Rate~~Term SOFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar Rate~~Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar Rate~~Term SOFR Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
Section 3.03
Inability to Determine Rates.
(a)
If ~~the Administrative Agent determines that for any reason~~ in connection with any request for a ~~Eurodollar Rate~~Term SOFR Loan or a conversion ~~to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) (x~~of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining ~~the Eurodollar Rate~~Term SOFR for any requested Interest Period with respect to a proposed ~~Eurodollar Rate Loan (y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clauses (a) and (b), “Impacted Loans”), or (c) the Eurodollar Rate for~~ Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed ~~Eurodollar Rate~~ Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Parent Borrower~~s~~ and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurodollar~~Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (~~upon the~~or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Parent Borrower~~s~~ may revoke any pending request for a Borrowing of, or conversion to, or continuation of ~~Eurodollar Rate Loans~~Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

~~(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) above, the Administrative Agent, in consultation with the Borrowers and the Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Parent Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Parent Borrower written notice thereof.~~

(b)
~~(c)~~ Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining ~~LIBOR Rate for any~~one month, three month and six month ~~I~~interest ~~P~~periods ~~hereunder or any other tenors of LIBOR~~of Term SOFR, including, without limitation, because the ~~LIBOR~~Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) ~~the~~ CME or any successor administrator of the ~~LIBOR~~Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which ~~LIBOR or the LIBOR~~one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of ~~loans~~U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide ~~LIBOR Rate~~such interest periods of Term SOFR after such specific date (~~such specific date~~the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); ~~or~~

~~(iii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR Rate are no longer representative; or~~

~~(iv) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR Rate,~~

then, ~~in the case of clauses (i)-(iii) above,~~ on a date and time determined by the Administrative Agent ~~in consultation with the Parent Borrower~~ (any such date, the “~~LIBOR~~Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and ~~shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and~~, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, ~~LIBOR Rate~~Term SOFR will be replaced hereunder and under any Loan Document with~~, subject to the proviso below, the first available alternative set forth in the order below~~ Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “~~LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment~~ Successor Rate”)~~:~~.

~~(x) Term SOFR plus the Related Adjustment; and~~

(~~y~~c) If the Successor Rate is Daily Simple SOFR plus the ~~Related~~SOFR Adjustment~~;~~, all interest payments will be payable on a quarterly basis.

~~and in the case of clause (iv) above,~~ (d) Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Parent Borrower ~~and Administrative Agent~~ may amend this Agreement solely for the purpose of replacing ~~LIBOR Rate under this Agreement and under any other Loan Document~~Term SOFR or any then current Successor Rate in accordance with ~~the definition of “LIBOR~~ this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate” ~~and~~. Any such amendment ~~will~~shall become effective at 5:00 p.m.~~,~~  on the fifth Business Day after the Administrative Agent shall have ~~notified~~ posted such proposed amendment to all Lenders and the Parent Borrower ~~of the occurrence of the circumstances described in clause (iv) above~~ unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to ~~the implementation of a LIBOR Successor Rate pursuant to such clause;~~such amendment.

~~provided that, if the Administrative Agent in consultation with the Parent Borrower determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Parent Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.~~

(e) The Administrative Agent will promptly (in one or more notices) notify the Parent Borrower and each Lender of ~~(x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR~~the implementation of any Successor Rate.

(f) Any ~~LIBOR~~ Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such ~~LIBOR~~ Successor Rate shall be applied in a manner as otherwise reasonably determined by the ~~Administrative~~ Agent.

(g) Notwithstanding anything else herein, if at any time any ~~LIBOR~~ Successor Rate as so determined would otherwise be less than 0%, the ~~LIBOR~~ Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

(h) In connection with the implementation of a ~~LIBOR~~ Successor Rate, the Administrative Agent will have the right to make ~~LIBOR Successor Rate~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~LIBOR Successor Rate~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such ~~LIBOR Successor Rate~~ Conforming Changes to the Parent Borrower and the Lenders ~~reasonably~~ promptly after such amendment becomes effective.

~~If the events or circumstances of the type described in 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.~~

~~(d) Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(c)(i)-(iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Parent Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving~~

~~or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.~~

~~(e) If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (b) or (c) of this Section 3.03 and the circumstances under clauses (b)(i) or (b)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (b) or (c). Upon receipt of such notice, the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.~~

Section 3.04
Increased Costs~~; Reserves on Eurodollar Rate Loans~~.
(a)
Increased Costs Generally. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any Issuing Lender;
(ii)
subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 or any Excluded Tax); or
(iii)
impose on any Lender or Issuing Lender ~~or the London interbank market~~ any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)
Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)
Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04, in reasonable detail sufficient to allow the Borrowers to verify such calculation, and delivered to the Parent Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

~~(e) Reserves on Eurodollar Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided that the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.~~

(e)
[reserved].
(f)
Increased Amounts. No Lender shall demand any payment referred to herein if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially similar circumstances under substantially comparable provisions of other credit agreements.
Section 3.05
Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:
(a)
any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)
any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or

(c)
any assignment of a ~~Eurodollar Rate~~Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Parent Borrower pursuant to Section 11.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding loss of anticipated profits. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each ~~Eurodollar Rate~~Term SOFR Loan made by it at ~~the Eurodollar Rate~~Term SOFR for such Loan by a matching deposit or other borrowing ~~in the London interbank eurodollar market~~ for a comparable amount and for a comparable period, whether or not such ~~Eurodollar Rate~~Term SOFR Loan was in fact so funded.

Section 3.06
Mitigation Obligations; Replacement of Lenders.
(a)
Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)
Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, or if any Lender is a Defaulting Lender, the Parent Borrower may replace such Lender in accordance with Section 11.13; provided, that prior to any such replacement, such Lender shall have taken no action under Section 3.06(a) so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.01, and until such time as such replacement is consummated, the Borrowers shall pay all additional amounts pursuant to Section 3.01.
Section 3.07
Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

Article IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01
Conditions to Effectiveness. The effectiveness of this Agreement on the Closing Date was subject to satisfaction or waiver pursuant to Section 11.01 of the following conditions precedent:
(a)
The Administrative Agent’s receipt of the following:
(i)
executed counterparts of this Agreement (including the related Lender Addenda), the Guarantee and Collateral Agreement and the Perfection Certificate by each of the parties thereto, together with:
(A)
certificates representing the Pledged Equity accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank or with other instruments of transfer and all other documents or agreements required by the Guarantee and Collateral Agreement, and
(B)
UCC financing statements relating to the Collateral in form appropriate for filing under the Uniform Commercial Code of each jurisdiction where any Loan Party is organized naming such Loan Party as debtor and the Administrative Agent as secured party.
(ii)
a Note executed by the Borrowers in favor of each Lender that has requested a Note at least three Business Days prior to the Closing Date;
(iii)
a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit I, with appropriate insertions and attachments;
(iv)
“long form” good standing certificates of each Loan Party in its jurisdiction of organization and, to the extent reasonably requested by the Administrative Agent, bring-down good standing certificates of the Loan Parties;
(v)
a favorable opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G;
(vi)
a certificate signed by a Responsible Officer of the Parent Borrower certifying that the conditions specified in Sections 4.01(f) and 4.02 have been satisfied;
(vii)
a certificate from the chief financial officer of the Borrowers which shall certify to the solvency of the Borrowers and its Subsidiaries considered as a whole;
(viii)
certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral;
(ix)
the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the

Loan Parties except for Permitted Liens or Liens discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent;
(x)
evidence that the Existing Credit Agreement has been, or concurrently with the Closing Date is being, terminated and all amounts due and owing thereunder are being repaid in full and all Liens securing obligations under the Existing Credit Agreement have been, or concurrently with the Closing Date are being, released; and
(xi)
evidence that the Senior Notes and the Holdco Senior Notes have been amended on or concurrently with the Closing Date to, among other things, extend the final maturity of the Senior Notes to August 20, 2018.
(b)
All fees required to be paid to the Administrative Agent and the Joint Bookrunners on or before the Closing Date shall have been paid.
(c)
The Borrowers shall have paid the reasonable and documented fees and out-of-pocket disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date.
(d)
There shall be no material indebtedness of the Borrowers or the Guarantors (other than under the Loan Documents, the Term Loan Facility, the Holdco Senior Notes and the Senior Notes), except as set forth on Schedule 7.01.
(e)
If any Credit Extensions are to be made on the Closing Date, the Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
(f)
Since October 1, 2011, no Material Adverse Effect shall have occurred.
(g)
The Administrative Agent shall have received a Borrowing Base Certificate dated as of a recent date, related to the month ended August 25, 2012, and executed by a Responsible Officer of the Parent Borrower. After giving effect to (i) any funding of the Loans on the Closing Date and (ii) and all Letters of Credit to be issued at, or immediately subsequent to, the Closing Date, Excess Availability shall be not less than $75,000,000.
(h)
The Administrative Agent shall have received and be satisfied with a field exam and inventory appraisal from an appraiser reasonably acceptable to the Administrative Agent.
Section 4.02
Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

~~(a)~~

(a)
Representations and Warranties. At the time of each extension of credit, as applicable, and also after giving effect thereto, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such extension of credit (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except to the extent that a particular representation or warranty is already qualified by materiality, in which case, such representation or warranty shall be true and correct).

(b)
No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
(c)
Each borrowing by or issuance of a Letter of Credit on behalf of, the Borrowers hereunder (excluding any borrowing of Revolving Credit Loans pursuant to Section 2.07(b) and of any Loans pursuant to Section 2.20) shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this Section 4.02 have been satisfied.
(d)
The Administrative Agent and, if applicable, the Issuing Lender or the Swing Line Lender shall have received a Request for Credit Extension in the form of Exhibit A-1 or A-2, as applicable, in accordance with the requirements hereof.
(e)
With respect to any Borrowing hereunder, after giving effect to the proposed Credit Extension (other than a conversion of Revolving Credit Loans to the other Type or a continuation of ~~Eurodollar Rate~~Term SOFR Loans), the aggregate amount of all unrestricted cash and Cash Equivalents held by Holdings and its Restricted Subsidiaries shall not exceed $40,000,000 after giving pro forma effect to such Borrowing and pro forma effect to the anticipated current use of proceeds of such Borrowing and other cash or Cash Equivalents.

Without limiting the generality of the provisions of Section 9.07, for purposes of determining compliance with the conditions specified in this Article IV on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Article V

REPRESENTATIONS AND WARRANTIES

Each of the Borrowers and Holdings (where applicable below) represents and warrants to the Administrative Agent and the Lenders that:

Section 5.01
Organization; Powers. Each of Holdings, the Borrowers and each Restricted Subsidiary:
(a)
is a partnership, limited liability company, corporation, or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such status or an analogous concept applies to such an organization);
(b)
has all requisite power and authority to own its property and assets and to carry on its business as now conducted;
(c)
is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; and
(d)
has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party and, in the case of the Borrowers, to borrow and otherwise obtain credit hereunder.

Section 5.02
Authorization. The execution, delivery and performance by the Loan Parties of each of the Loan Documents to which it is a party, the Borrowings hereunder and the Transactions:
(a)
have been duly authorized by all corporate, stockholder, partnership, limited liability company or other applicable action required to be taken by the Loan Parties; and
(b)
will not:
(i)
violate:
(1)
any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreement or by-laws) of any Loan Party;
(2)
any applicable order of any court or any rule, regulation or order of any Governmental Authority;
(3)
any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound;
(ii)
be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under, or give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under, any such indenture, certificate of designation for preferred stock, agreement or other instrument; or
(iii)
result in the creation or imposition of any Lien upon any property or assets of any Loan Party, other than the Liens created by the Loan Documents and Permitted Liens;

except with respect to clauses (i) and (ii) of this Section 5.02(b) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.03
Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to:
(a)
the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally;
(b)
general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c)
implied covenants of good faith and fair dealing; and
(d)
any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

Section 5.04
Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Collateral Documents or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for:
(a)
the filing of Uniform Commercial Code financing statements and equivalent filings in foreign jurisdictions;
(b)
filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions;
(c)
filings which may be required under Environmental Laws;
(d)
filings as may be required under the Exchange Act and applicable stock exchange rules in connection therewith;
(e)
such as have been made or obtained and are in full force and effect;
(f)
such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect; or
(g)
filings or other actions listed on Schedule 5.04 annexed to Amendment No. 4.
Section 5.05
Title to Properties; Possession Under Leases.
(a)
Each of the Borrowers and the Subsidiary Loan Parties has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all of its Real Properties and valid title to its personal property and assets, in each case, except for Permitted Liens or defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes, in each case, except where the failure to have such title, interest, easement or right would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.
(b)
Neither the Borrowers nor any of the Restricted Subsidiaries has defaulted under any lease to which it is a party, except for such defaults as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Borrowers’ and the Restricted Subsidiaries’ leases is in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.05 annexed to Amendment No. 4, on the Amendment No. 4 Effective Date the Borrowers and each of the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.06
Subsidiaries.
(a)
Schedule 5.06 annexed to Amendment No. 4 sets forth, as of the Amendment No. 4 Effective Date, the name and jurisdiction of incorporation, formation or organization of Holdings,

the Borrowers and each Restricted Subsidiary and, as to each Restricted Subsidiary, the percentage of each class of Equity Interests owned by the Borrowers or by any other Subsidiary of the Borrowers.
(b)
As of the Amendment No. 4 Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests owned or held by Holdings, the Borrowers or any Restricted Subsidiary.
Section 5.07
Litigation; Compliance with Laws.
(a)
There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrowers, threatened in writing against or affecting the Borrowers or any Restricted Subsidiary or any business, property or rights of any such Person (but excluding any actions, suits or proceedings arising under or relating to any Environmental Laws, which are subject to Section 5.13), in each case, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)
To the knowledge of the Borrowers, none of the Borrowers, any Restricted Subsidiary or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval, or any building permit, but excluding any Environmental Laws, which are subject to Section 5.13) or any restriction of record or agreement affecting any property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.08
Federal Reserve Regulations.
(a)
None of Holdings, the Borrowers or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
(b)
No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulations T, U or X.
Section 5.09
Investment Company Act. None of Holdings, any Borrower or any Guarantor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 5.10
Financial Statements.
(a)
The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Parent Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)
The consolidated forecasted balance sheet, statements of income and cash flows of the Parent Borrower and its Subsidiaries delivered to the Lenders prior to the Amendment No. 4 Effective Date in connection with the Transactions were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, a reasonable estimate of the Parent Borrower’s future financial condition and performance.
Section 5.11
Tax Returns. Except as set forth on Schedule 5.11 annexed to Amendment No. 4:
(a)
Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of Holdings, the Borrowers and the Restricted Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it; and
(b)
Each of Holdings, the Borrowers and the Restricted Subsidiaries has timely paid or caused to be timely paid (a) all Taxes shown to be due and payable by it (taking into account any applicable extension) on the returns referred to in clause (a) of this Section 5.11 and (b) all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the Amendment No. 4 Effective Date, which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in each case except Taxes or assessments that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrowers or any Restricted Subsidiary (as the case may be) has set aside on its books adequate reserves in accordance with GAAP.
Section 5.12
No Material Misstatements.
(a)
All written factual information and written factual data (other than Projections, estimates and information of a general economic or industry specific nature) concerning Holdings, the Borrowers or any Restricted Subsidiary that has been made available to the Administrative Agent or the Lenders, directly or indirectly, by or on behalf of Holdings, the Borrowers or any Restricted Subsidiary, when taken as a whole and after giving effect to all supplements and updates provided thereto, is correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.
(b)
The Projections that have been made available to the Administrative Agent or the Lenders by or on behalf of the Borrowers, when taken as a whole, have been prepared in good faith based upon assumptions that are believed by the Parent Borrower to be reasonable at the time made and at the time delivered to the Administrative Agent or the Lenders, it being understood by the Administrative Agent and the Lenders that:
(i)
the Projections are merely a prediction as to future events and are not to be viewed as facts;
(ii)
the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, the Parent Borrower and/or the Sponsors;
(iii)
no assurance can be given that any particular Projections will be realized; and
(iv)
actual results may differ and such differences may be material.

(c)
As of the Amendment No. 4 Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.
Section 5.13
Environmental Matters. Except as set forth on Schedule 5.13 annexed to Amendment No. 4 or as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)
the Borrowers and each of the Restricted Subsidiaries are in compliance with all Environmental Laws (including having obtained and complied with all permits, licenses and other approvals required under any Environmental Law for the operation of its business);
(b)
no Borrower nor any Restricted Subsidiary has received notice of or is subject to any pending, or to any Borrower’s knowledge, threatened action, suit or proceeding alleging a violation of, or liability under, any Environmental Law that remains outstanding or unresolved;
(c)
to any Borrower’s knowledge, no Hazardous Material is located at, on or under any property currently or formerly owned, operated or leased by any Borrower or any Restricted Subsidiary in violation of Environmental Laws and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by any Borrower or any Restricted Subsidiary and transported to or Released at any location which, in each case, described in this clause (c), would reasonably be expected to result in liability to any Borrower or any Restricted Subsidiaries; and
(d)
there are no agreements in which any Borrower or any Restricted Subsidiary has expressly assumed or undertaken responsibility for any known or reasonably anticipated liability or obligation of any other Person arising under or relating to Environmental Laws or Hazardous Materials.
Section 5.14
Collateral Documents. Except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, the provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties (subject to Permitted Liens), on all right, title and interest of the respective Loan Parties in the Collateral described therein, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Collateral Document), such Collateral Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.
Section 5.15
Location of Real Property and Leased Premises.
(a)
Schedule 5.15(1) annexed to Amendment No. 4 correctly identifies, in all material respects, as of the Amendment No. 4 Effective Date, all material Real Property owned in fee by the Loan Parties (“Owned Material Real Property”).

(b)
Schedule 5.15(2) annexed to Amendment No. 4 lists correctly in all material respects, as of the Amendment No. 4 Effective Date, all material Real Property leased by any Loan Party and the addresses thereof. As of the Amendment No. 4 Effective Date, the Loan Parties have in all material respects valid leases in all material Real Property set forth as being leased by them on Schedule 5.15(2) annexed to Amendment No. 4.
Section 5.16
Solvency. On the Amendment No. 4 Effective Date,
(a)
the fair value of the assets of the Borrowers and their Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities (subordinated, contingent or otherwise);
(b)
the present fair saleable value of the property of the Borrowers and their Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities (subordinated, contingent or otherwise) as such debts and other liabilities become absolute and matured;
(c)
the Borrowers and their Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities (subordinated, contingent or otherwise) as such liabilities become absolute and matured; and
(d)
the Borrowers and their Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Section 5.16, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

Section 5.17
No Material Adverse Effect. Since September 28, 2019, there has been no event that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 5.18
Insurance. Schedule 5.18 annexed to Amendment No. 4 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of the Borrowers or any Restricted Subsidiary as of the Amendment No. 4 Effective Date. As of such date, such insurance is in full force and effect.
Section 5.19
USA PATRIOT Act; FCPA; OFAC; Anti-Terrorism.
(a)
To the extent applicable, each of Holdings, the Borrowers and their respective Subsidiaries is in compliance, in all material respects, with the USA PATRIOT Act.
(b)
No part of the proceeds of the Loans will be used by Holdings, the Borrowers or any of their respective Subsidiaries, directly or, to the knowledge of Holdings, the Borrowers or any of their respective Subsidiaries, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (“FCPA”).
(c)
None of Holdings, the Borrowers or any of their respective Subsidiaries, nor, to the knowledge of the Holdings, the Borrowers or any of their respective Subsidiaries, any director,

officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are:
(i)
listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”);
(ii)
owned or Controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(iii)
a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any laws with respect to terrorism or money laundering;
(iv)
a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;
(v)
currently the subject or target of any Sanctions;
(vi)
located, organized or resident in a Designated Jurisdiction; or
(vii)
named as a “specially designated national and blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority and none of the proceeds of the Loans will be, directly or, to the knowledge of Holdings, the Borrowers or any of their respective Subsidiaries, indirectly, offered, lent, contributed or otherwise made available to any Restricted Subsidiary, joint venture partner or other Person for the purpose of financing the activities of any Person currently the subject of sanctions administered by OFAC.
(d)
Each of Holdings, the Borrowers and their respective Subsidiaries have conducted their businesses in compliance in all material respects with the FCPA, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions.
(e)
No Loan Party is (i) an EEA Financial Institution or (ii) a Covered Entity.
Section 5.20
Intellectual Property; Licenses, Etc. Except as set forth on Schedule 5.20 annexed to Amendment No. 4:
(a)
except as would not reasonably be expected to have a Material Adverse Effect, each Borrower and each Restricted Subsidiary owns, or possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights or mask works, domain names, trade secrets and other intellectual property rights (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person;
(b)
except as would not reasonably be expected to have a Material Adverse Effect, no Borrower nor any of the Restricted Subsidiaries nor any Intellectual Property Rights, product, process, method, substance, part or other material now employed, sold or offered by any Borrower or the Restricted Subsidiaries is infringing upon, misappropriating or otherwise violating Intellectual Property Rights of any Person; and

(c)
no claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Borrower, threatened.
Section 5.21
Employee Benefit Plans. The Borrowers and each of their ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans, in the aggregate.
Section 5.22
Deposit Accounts; Credit Card Arrangements..
(a)
Annexed to Amendment No. 4 as Schedule 5.22(a) is a list of all deposit accounts maintained by the Loan Parties as of the Amendment No. 4 Effective Date, which Schedule includes, with respect to each deposit account (i) the name and address of the depository; and (ii) the account number(s) maintained with such depository.
(b)
Annexed to Amendment No. 4 as Schedule 5.22(b) is a list describing all material arrangements as of the Amendment No. 4 Effective Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges for sales made by such Loan Party.
Article VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Revolving Credit Commitment hereunder, any Letter of Credit remains outstanding, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any indemnity obligation for unasserted claims that by its terms survives the termination of this Agreement, any Letter of Credit that has been Cash Collateralized or any obligation under a Specified Swap Contract or Cash Management Services) the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.08 and 6.09) cause each Restricted Subsidiary to:

Section 6.01
Existence; Businesses and Properties.
(a)
Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except:
(i)
in the case of a Restricted Subsidiary, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; or
(ii)
in connection with a transaction permitted under Section 7.05.
(b)
(a) Do or cause to be done all things necessary to lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property Rights, licenses and rights with respect thereto necessary to the normal conduct of its business and (b) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times, in each case, except:
(i)
as expressly permitted by this Agreement;
(ii)
such as may expire, be abandoned or lapse in the ordinary course of business; or
(iii)
where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 6.02
Insurance.
(a)
Maintain, with insurance companies reasonably believed to be financially sound and reputable, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, and cause the Co-Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies. The Parent Borrower will furnish to the Administrative Agent or Collateral Agent, upon request, information in reasonable detail as to the insurance so maintained. Notwithstanding the foregoing, it is understood and agreed that no Loan Party will be required to maintain flood insurance other than with respect to any Owned Material Real Property required to be so insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because such Owned Material Real Property is located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area.”
(b)
Use commercially reasonable efforts to: (a) if insurance is procured from insurance companies, obtain certificates and endorsements reasonably acceptable to the Administrative Agent with respect to property and casualty insurance; (b) cause each insurance policy referred to in this Section 6.02 and procured from an insurance company to provide that it shall not be cancelled, modified or not renewed (x) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent; and (c) deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.
Section 6.03
Taxes. Pay and discharge promptly when due all material Taxes imposed upon it or its income or profits or in respect of its property, before the same becomes delinquent or in default; provided that such payment and discharge will not be required with respect to any Tax if (1) the validity or amount thereof is being contested in good faith by appropriate proceedings and (2) Holdings, any Borrower or any affected Restricted Subsidiary, as applicable, has set aside on its books reserves in accordance with GAAP with respect thereto.
Section 6.04
Financial Statements. Deliver to the Administrative Agent:
(a)
within 105 days following the end of each fiscal year ended after the Amendment No. 4 Effective Date, ~~(1)~~(1) a consolidated balance sheet and related statements of operations,

cash flows and owners’ equity showing the financial position of the Borrowers and the Restricted Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such fiscal year and, in each case, starting with the following fiscal year, setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity will be audited by independent public accountants of recognized national standing, or such other accountants as are reasonably acceptable to the Administrative Agent, and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” statement, explanatory note or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from an upcoming maturity date occurring within one year from the time such opinion is delivered or anticipated (but not actual) covenant non-compliance)) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrowers and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP (the applicable financial statements delivered pursuant to this clause (1) being the “Annual Financial Statements”) and ~~(2)~~(2) a management’s discussion and analysis of financial condition and results of operations, discussing and analyzing the results of operations of the Borrowers for the period covered by such Annual Financial Statements;
(b)
within 60 days following the end of each of the first three fiscal quarters of each fiscal year, ~~(1)~~(1) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrowers and the Restricted Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and, in each case, the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, which consolidated balance sheet and related statements of operations and cash flows will be certified by a Responsible Officer of the Parent Borrower on behalf of the Parent Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrowers and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes, and ~~(2)~~(2) a management’s discussion and analysis of financial condition and results of operations, discussing and analyzing the results of operations of the Borrowers for such fiscal quarter (the applicable financial statements delivered pursuant to this clause (b) being the “Quarterly Financial Statements” and, together with the Annual Financial Statements, the “Required Financial Statements”);
(c)
concurrently with any delivery of Required Financial Statements, a certificate of a Financial Officer of the Parent Borrower:
(i)
certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;
(ii)
reserved;
(iii)
certifying a list of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (ii) of the definition of the term “Immaterial Subsidiary”; and
(iv)
certifying a list of all Unrestricted Subsidiaries at such time and that each Subsidiary set forth on such list qualifies as an Unrestricted Subsidiary;
(d)
no later than the 20th Business Day after the end of each fiscal month, a certificate in the form of Exhibit L (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the last day of the immediately preceding fiscal month, each Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Borrowers by a Responsible Officer of the Parent Borrower; provided that (i) if Excess Availability has been less than the greater of (X) $15,62~~,~~5~~00~~,000 or (Y) twelve and one-half percent (12.5%) of the Line Cap at any time since the delivery of the most recent Borrowing Base Certificate, or (ii) any Event of Default has occurred and is continuing, such Borrowing Base Certificate shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day);
(e)
promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials publicly filed by Holdings, the Borrowers or any Restricted Subsidiary with the SEC or, after an initial public offering, distributed to its stockholders generally, as applicable;
(f)
within 105 days following the end of each full fiscal year ended after the Amendment No. 4 Effective Date, a consolidated annual budget for such fiscal year in the form customarily prepared by the Parent Borrower (the “Budget”), which Budget will in each case be accompanied by the statement of a Financial Officer of the Parent Borrower on behalf of the Parent Borrower to the effect that the Budget is based on assumptions believed by the Parent Borrower to be reasonable as of the date of delivery thereof;
(g)
for each fiscal month ending after the date on which Excess Availability at any time is less than 12.5% of the Line Cap then in effect until the date on which Excess Availability has been at least the 12.5% of the Line Cap then in effect for thirty (30) consecutive days, then within 45 days following the end of each of the fiscal months of each fiscal year during such period, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrowers and the Restricted Subsidiaries as of the close of such fiscal month and the consolidated results of its operations during such fiscal month and, in each case, the then-elapsed portion of the fiscal year, which consolidated balance sheet and related statements of operations and cash flows will be certified by a Responsible Officer of the Parent Borrower on behalf of the Parent Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrowers and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
(h)
upon the reasonable request of the Collateral Agent, concurrently with the delivery of the Annual Financial Statements, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (g) or Section 6.11;
(i)
promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrowers or any Restricted Subsidiary, in each case, as the Administrative Agent may reasonably request (for itself or on behalf of any Lender);
(j)
promptly upon request by the Administrative Agent (so long as the following are obtainable using commercially reasonable measures), copies of any documents described in Section 101(k)(1) of ERISA that any Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if any Borrower or any of its ERISA Affiliates has not requested such documents from the administrator or sponsor of the applicable Multiemployer Plan, such Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(k)
the financial and collateral reports described on Schedule 6.04 hereto, at the time set forth in such Schedule;
(l)
promptly, of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;
(m)
promptly, of any change in the Parent Borrower’s chief executive officer or chief financial officer;
(n)
promptly, of any termination, withdrawal or resignation of its Registered Public Accounting Firm.

Anything to the contrary notwithstanding, the obligations in clauses (a), (b) and (f) of this Section 6.04 may be satisfied with respect to financial information of the Borrowers and the Restricted Subsidiaries by furnishing (1) the applicable financial statements of Holdings (or any other Parent Entity) or (2) the Borrowers’ or Holdings’ (or any such other Parent Entity’s), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to each of the foregoing clauses (1) and (2) (a) to the extent such information relates to Holdings (or a Parent Entity), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such Parent Entity), on the one hand, and the information relating to the Borrowers and the Restricted Subsidiaries on a standalone basis, on the other hand, and (b) to the extent such information is in lieu of information required to be provided under Section 6.04(a), such materials are accompanied by a report and opinion of independent public accountants of recognized national standing, or such other accountants as are reasonably acceptable to the Administrative Agent, and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” statement, explanatory note or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from an upcoming maturity date occurring within one year from the time such opinion is delivered or anticipated (but not actual) covenant non-compliance)) (it being understood and agreed that if, in compliance with this paragraph, (x) the Borrowers provide audited financial statements of Holdings (or any other Parent Entity) and related report and opinion of accountants with respect thereto in lieu of information required to be provided under Section 6.04(a), no such audited financial information, opinion or report shall be required with respect to the Borrowers, (y) the Borrowers provide unaudited financial statements of Holdings (or any other Parent Entity) in lieu of information required to be provided under Section 6.04(b), no such unaudited financial information shall be required with respect to the Borrowers and (z) the Borrowers provide a Budget of Holdings and accompanying statement (or any other Parent Entity) in lieu of information required to be provided under Section 6.04(e), no such Budget shall be required with respect to the Borrowers); provided that for the avoidance of doubt, with respect to the foregoing clauses (x), (y) and (z) (i) to the extent such information relates to Holdings (or a Parent Entity), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such Parent Entity), on the one hand, and the information relating to the Borrowers and the Restricted Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 6.04(a), such materials are accompanied by a report and opinion of independent public accountants of recognized national standing, or such other accountants as are reasonably acceptable to the Administrative Agent, and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” statement, explanatory note or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from an upcoming maturity date occurring within one year from the time such opinion is delivered or anticipated (but not actual) covenant non-compliance)). The obligations in clauses (a) and (b) of this Section 6.04 may be satisfied by delivery of financial information of the Borrowers and their Subsidiaries so long as such financial statements include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Borrowers and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrowers.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a “Public Lender”). The Borrowers hereby agree that at any time that the Borrowers are the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 6.05
Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Parent Borrower obtains actual knowledge thereof:
(a)
any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;
(b)
the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings or any of the Restricted Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(c)
the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect; and
(d)
promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender required by applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.
Section 6.06
Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA, FCPA, OFAC and the USA PATRIOT Act), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 6.06 will not apply to Environmental Laws or laws related to Taxes.
Section 6.07
Inspection Rights; Books.
(a)
(x) Keep proper books of record and account in which full, true and correct entries (in all material respects) are made of all material dealings and transactions in relation to its business and activities and (y) permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent Borrower; provided, however, that unless an Event of Default exists only one such visit in any calendar year shall be at the Borrowers’ expense.
(b)
Upon the request of the Administrative Agent, after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrowers’ practices in the computation of the Borrowing Base, and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Loan Parties shall reasonably cooperate with the Administrative Agent in establishing the earliest reasonable date for the conduct of such examinations and evaluations, it being understood that, in establishing such date, the Administrative Agent will give due consideration to availability of the Loan Parties’ personnel whose participation in the examinations and evaluations may be required (including, among other things, their lack of availability due to time deadlines for completion of certain specified tasks then required for the orderly operation of the Loan Parties’ business, such as year-end audits). Subject to the following sentences, the Loan Parties shall pay the reasonable fees and expenses of the Administrative Agent or such professionals with respect to such evaluations and appraisals. The Loan Parties acknowledge that the Administrative Agent shall undertake up to one (1) inventory appraisal and one (1) commercial finance examination each fiscal year ~~commencing with the fiscal year ended October 3, 2020~~ at the Loan Parties’ expense; provided that if Excess Availability is at any time less than the greater of (X) 20% of the Line Cap and (Y) $2~~0~~5,000,000, the Administrative Agent shall conduct up to two (2) commercial finance examinations and two (2) inventory appraisals in such fiscal year at the Loan Parties’ expense. Notwithstanding the foregoing, the Administrative Agent may cause additional appraisals and commercial finance examinations to be undertaken (x) as it in its discretion deems necessary or appropriate, at its own expense, or (y) if required by applicable Law or if a Default shall have occurred and be continuing, at the expense of the Loan Parties.
Section 6.08
Use of Proceeds. Use the proceeds of the Revolving Credit Loans, Swing Line Loans and the Letters of Credit for general corporate purposes (including Permitted Acquisitions and any other purpose not prohibited by the terms of the Loan Documents).
Section 6.09
Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other Persons occupying its fee-owned Real Properties to comply, with all Environmental Laws applicable to its operations and properties, and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.10
Covenant to Guarantee Obligations and Give Security.

If (a) a Restricted Subsidiary (other than an Excluded Subsidiary) of the Parent Borrower is formed or acquired after the Closing Date or (b) an Excluded Subsidiary ceases to constitute an Excluded Subsidiary (but remains a Restricted Subsidiary), within five Business Days after the date such Restricted Subsidiary is formed or acquired or such Excluded Subsidiary ceases to constitute an Excluded Subsidiary, as applicable, notify the Collateral Agent thereof and, within 20 Business Days after the date such Restricted Subsidiary is formed or acquired or such Subsidiary ceases to constitute an Excluded Subsidiary (or such longer period as the Administrative Agent may agree in its sole discretion), the Parent Borrower will or will cause such Restricted Subsidiary to:

(i)
cause such Restricted Subsidiary, and cause the direct parent of such Restricted Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent (x) a supplement to the Guarantee and Collateral Agreement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents and covering the personal property of such Restricted Subsidiaries as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Debt and Pledged Equity in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(i)), securing payment of all the Obligations of such Restricted Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties and (y) in the case of a Restricted Subsidiary that owns Inventory, a Joinder Agreement;
(ii)
cause such Subsidiary and the direct parent of such Restricted Subsidiary (if it has not already done so) to take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the personal properties purported to be subject to the Guarantee and Collateral Agreement and supplements thereto delivered pursuant to this Section 6.10, enforceable against all third parties in accordance with their terms; and
(iii)
deliver to the Administrative Agent, upon the request of the Administrative Agent in its reasonable discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i) and (ii) above, and as to such other matters as the Administrative Agent may reasonably request.
Section 6.11
Further Assurances; Additional Security. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances, agreements and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.

Section 6.12
Preparation of Environmental Reports. At any time during the continuance of an Event of Default, provide to the Lenders within 60 days after reasonable request from the Administrative Agent or the Required Lenders, at the expense of the Borrowers, an environmental site assessment report for any of its Real Properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials at such property and the estimated cost of any compliance, including, if applicable, the estimated costs of legally required removal or remedial actions in connection with any such Hazardous Materials on such Real Property; without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time following 30 days after its initial request that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrowers, and Holdings hereby grants and agrees to cause any Restricted Subsidiary that maintains an interest in any Real Property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, after reasonable advance notice subject to the reasonable rights of tenants or any limitation contained in applicable leases, to enter onto their respective properties to undertake such an assessment. Any such assessment shall be conducted during normal business hours and in a manner reasonably designed to mitigate any material interference with the ongoing operations of the Loan Party’s business. The Loan Parties may require that, prior to entry onto the Real Property, any such engineer or consultant shall present evidence of reasonable and customary insurance coverage, including general liability and professional liability policies. Unless there exists a reasonable belief that there has been a material Release of Hazardous Materials at the Real Property any such assessment shall be limited to a visual inspection of the property and shall not include the taking of any samples of soil, groundwater, surface water, building materials or other environmental media.
Section 6.13
Cash Management.
(a)
Prior to the Amendment No. 4 Effective Date:
(i)
[reserved]; and
(ii)
enter into a blocked account agreement (each, a “Blocked Account Agreement”), in form and substance reasonably satisfactory to the Administrative Agent, with each Blocked Account Bank (collectively, the “Blocked Accounts”).
(b)
All credit card proceeds shall be required to be transferred via ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account. Each Blocked Account Agreement shall require, after notice from the Administrative Agent to a Blocked Account Bank of the occurrence of a Cash Dominion Event (and until the Administrative Agent notifies such Blocked Account Bank that such Cash Dominion Event has terminated), the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Administrative Agent at Bank of America (the “Concentration Account”), of all cash receipts and collections of the Loan Parties, including, without limitation, the following:
(i)
all available cash receipts from the sale of Inventory and other assets;
(ii)
all proceeds of collections of Accounts;
(iii)
the then contents of each DDA;

(iv)
the then entire ledger balance of each Blocked Account; and
(v)
the net proceeds of all credit card charges.
(c)
During the continuance of a Cash Dominion Event, the Loan Parties shall provide the Administrative Agent with an accounting of the contents of the Blocked Accounts and the Concentration Account, which shall identify, to the satisfaction of the Administrative Agent, the proceeds from the Term Priority Collateral which were deposited into a Blocked Account and swept to the Concentration Account. Upon the receipt of (x) the contents of the Blocked Accounts, and (y) such accounting, the Administrative Agent agrees to promptly remit to the agent under the Term Loan Facility the proceeds of the Term Priority Collateral received by the Administrative Agent.
(d)
The Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be first, applied ratably to the L/C Obligations and the Swing Line Loans, second, applied ratably to the outstanding Revolving Credit Loans, and, third, if an Event of Default shall have occurred and be continuing, used to Cash Collateralize the remaining L/C Obligations and fourth, (to the extent any amount is remaining) used in the operations of the Loan Parties; provided, that after an acceleration of the Obligations such proceeds shall be applied as provided in Section 8.03. In the event that, notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.
(e)
The Borrowers shall not be required to enter into Blocked Account Agreements or other control agreements in respect of any DDA that does not at any time have an average daily balance for any 30 day period in excess of $250,000; provided that the aggregate average daily balance for any 30 day period in all DDAs of the Borrowers that are excluded pursuant to this clause (e) shall not exceed $2,500,000 at any time.
Section 6.14
Physical Inventories. (a). At the Administrative Agent’s request, cause at least one (1) physical inventory at each of the ~~Borrowers~~Loan Parties’ locations to be undertaken in each twelve (12) month period conducted by such inventory takers as are satisfactory to the Administrative Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be reasonably acceptable to the Administrative Agent. The ~~Borrowers~~Loan Parties, within thirty (30) days following the completion of such inventory, shall provide the Administrative Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory undertaken by a Loan Party).

Article VII

NEGATIVE COVENANTS

So long as any Lender shall have any Revolving Credit Commitment hereunder, any Letter of Credit remains outstanding, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any indemnity obligation for unasserted claims that by its terms survives the termination of this Agreement, any Letter of Credit that has been Cash Collateralized or any obligation under a Specified Swap Contract or Cash Management Services), the Borrowers shall not, nor shall it permit any Restricted Subsidiary to:

Section 7.01
Indebtedness. Issue, incur or assume any Indebtedness (excluding any Disqualified Stock or any preferred Equity Interests); provided that the Borrowers and the Restricted Subsidiaries may issue, incur or assume Indebtedness (“Ratio Debt”) so long as (i) such Indebtedness does not mature or have any scheduled amortization or payments, repurchases or redemptions of principal (other than customary amortization payments), in each case, prior the final maturity date of the Revolving Credit Commitments at the time such Indebtedness is incurred and such Indebtedness does not have a shorter Weighted Average Life to Maturity than the Revolving Credit Commitments then outstanding, in each case other than Indebtedness in an aggregate principal amount that does not exceed the greater of (a) $50,000,000 and (b) 25% of Consolidated EBITDA as of the date any such Indebtedness is incurred, (ii) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Interest Coverage Ratio is 2.00 to 1.00 or greater, calculated on a Pro Forma Basis, (iii) the aggregate principal amount of Ratio Debt incurred by Restricted Subsidiaries that are not Guarantors, when aggregated with the amount of Permitted Refinancing Indebtedness incurred by Restricted Subsidiaries that are not Guarantors in respect of Ratio Debt, may not exceed $25,000,000 at any time outstanding, (iv) to the extent such Indebtedness is secured by the Collateral, it will be subject to intercreditor or lien subordination arrangements reasonably satisfactory to the Administrative Agent, and (v) no Event of Default shall exist or would result therefrom. The foregoing limitation will not apply to (collectively, “Permitted Indebtedness”):
(a)
Indebtedness created under the Loan Documents (including any Revolving Credit Commitment Increase);
(b)
(A) Indebtedness incurred pursuant to the Term Loan Facility and any “Incremental Facility” and “Incremental Equivalent Term Debt” (each as defined in the Term Loan Facility or any equivalent term under any Term Loan Facility) in an aggregate principal amount that does not exceed (x) $810,000,000 plus (y) the aggregate principal amount of such “Incremental Facility” and “Incremental Equivalent Term Debt” not in excess of the “Available Incremental Term Loan Facility Amount” (as defined in the Term Loan Facility as in effect on the Amendment No. 4 Effective Date) and (B) any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (b) (and any successive Permitted Refinancing Indebtedness in respect thereof);
(c)
~~the New Senior Notes and any Registered Equivalent Notes with respect thereto and, in each case, any capitalized interest added thereto~~[reserved];
(d)
Indebtedness existing on the Amendment No. 4 Effective Date (other than Indebtedness described in clause (a), (b) or (c) above) and, with respect to Indebtedness exceeding $5,000,000 in the aggregate listed on Schedule 7.01 annexed to Amendment No. 4;
(e)
Capital Lease Obligations, Indebtedness with respect to mortgage financings and purchase money Indebtedness to finance all or any part of the purchase, lease, construction, installation,

repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets and Indebtedness arising from the conversion of the obligations of any Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of such Borrower or such Restricted Subsidiary, in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (e) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (a) $35,000,000 and (b) 9.00% of Consolidated Total Assets as of the date any such Indebtedness is incurred; provided that such Indebtedness is incurred within 270 days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness;
(f)
Indebtedness owed to (including obligations in respect of letters of credit or bank Guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits (whether to current or former employees) or property, casualty or liability insurance or self-insurance in respect of such items, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance; provided that upon the incurrence of any Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 45 days following such incurrence;
(g)
Indebtedness arising from agreements of any Borrower or any Restricted Subsidiary providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with any Permitted Acquisition or the disposition of any business, assets or Restricted Subsidiaries not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiaries for the purpose of financing any such Permitted Acquisition;
(h)
intercompany Indebtedness between or among the Borrowers and the Restricted Subsidiaries; provided that the aggregate outstanding principal amount of such Indebtedness that is owing by any Restricted Subsidiary that is not a Guarantor to a Loan Party may not exceed the amount, as of the date such Indebtedness is incurred, permitted pursuant to Sections 7.04(e) and (f);
(i)
Indebtedness pursuant to Hedge Agreements entered into in the ordinary course of business and not for speculative purposes;
(j)
Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion Guarantees and similar obligations, in each case, provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(k)
Guarantees of Indebtedness of the Borrowers or the Restricted Subsidiaries permitted to be incurred under this Agreement to the extent such Guarantees are not prohibited by the provisions of Section 7.04 (without giving effect to Section 7.04(t));
(l)
(A) Indebtedness incurred or assumed in connection with a Permitted Acquisition and Indebtedness of any Person that becomes a Restricted Subsidiary if such Indebtedness was not created in anticipation or contemplation of such Permitted Acquisition or such Person becoming a Restricted Subsidiary and (B) Indebtedness incurred or assumed in anticipation or contemplation of a Permitted Acquisition; provided that, in each case of the foregoing subclauses (A) and (B):
(i)
no Event of Default is continuing immediately before such Permitted Acquisition or would result therefrom;

(ii)
immediately after giving effect to such Permitted Acquisition, on a Pro Forma Basis, either (A) the Borrowers would be permitted to incur at least $1 of Ratio Debt or (B) the Interest Coverage Ratio would decrease;
(iii)
the aggregate principal amount of any such Indebtedness incurred pursuant to clause (12)(b) by Restricted Subsidiaries that are not Guarantors, together with any Permitted Refinancing Indebtedness incurred by Restricted Subsidiaries that are not Guarantors to Refinance any Indebtedness originally incurred pursuant to clause (k)(B) (and any successive Permitted Refinancing Indebtedness), may not exceed $25,000,000 at any one time outstanding as of the date such Indebtedness is incurred;
(m)
Indebtedness incurred in connection with a Sale and Lease-Back Transactions permitted by Section 7.03, together with any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (l);
(n)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness (other than credit or purchase cards) is extinguished within 10 Business Days after notification received by the applicable Borrower of its incurrence;
(o)
Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;
(p)
Indebtedness in an aggregate outstanding principal amount not to exceed an amount equal to 100% of the net proceeds received by any Borrower from the issuance or sale of its Equity Interests or as a contribution to its capital after the Closing Date, other than (a) proceeds from the issuance or sale of such Borrower’s Disqualified Stock, (b) Excluded Contributions, (c) [reserved] and (d) any such proceeds that are used prior to the date of incurrence to make a Restricted Payment under Section 7.06(a) or Section 7.06(b)(i) (any such Indebtedness, “Contribution Indebtedness”), to the extent such contribution is designated by the Parent Borrower as specified equity contributions for the incurrence of Contribution Indebtedness;
(q)
Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(r)
[reserved];
(s)
Cash Management Obligations and other Indebtedness in respect of Cash Management Services entered into in the ordinary course of business;
(t)
Indebtedness issued to future, current or former officers, directors, managers, and employees, consultants and independent contractors of any Borrower or any Restricted Subsidiary or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of any Parent Entity permitted by Section 7.06;

(u)
Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures; provided that the aggregate outstanding principal amount of such Indebtedness, together with any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (s) (and any successive Permitted Refinancing Indebtedness) may not exceed the greater of (a) $15,000,000 and (b) 3.75% of Consolidated Total Assets as of the date any such Indebtedness is incurred;
(v)
Indebtedness of Foreign Subsidiaries in an aggregate outstanding principal amount, together with any Permitted Refinancing Indebtedness incurred by Foreign Subsidiaries to Refinance any Indebtedness originally incurred pursuant to this clause (t) (and any successive Permitted Refinancing Indebtedness), not to not exceed the greater of (a) $25,000,000 and (b) 6.25% of Consolidated Total Assets as of the date any such Indebtedness is incurred;
(w)
unsecured Indebtedness in respect of short-term obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are incurred in the ordinary course of business and not in connection with the borrowing of money;
(x)
Indebtedness representing deferred compensation or other similar arrangements incurred by any Borrower or any Restricted Subsidiary (a) in the ordinary course of business or (b) in connection with any Permitted Investment or the Acquisition;
(y)
any Permitted Refinancing Indebtedness incurred to Refinance Ratio Debt or Indebtedness incurred under clauses (c), (d), (e), (l), (p), (u), (v), this clause (y) or clause (bb) of this Section 7.01;
(z)
customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;
(aa)
Indebtedness incurred by any Borrower or any Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business;
(bb)
additional Indebtedness in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (bb) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (a) $40,000,000 and (b) 10.25% of Consolidated Total Assets as of the date any such Indebtedness is incurred;
(cc)
guaranties in the ordinary course of business consistent with past practice of the obligations of suppliers, customers, franchisees and licensees of the Borrowers and their subsidiaries; and
(dd)
unsecured Indebtedness of the Borrowers owing to the Equity Investors, so long as such Indebtedness is (1) subordinated in right of payment to the Loans on terms reasonably satisfactory to the Administrative Agent and (2) neither due nor payable (nor is any interest thereon payable) in each case until at least ninety-one (91) days after the final maturity date of the Obligations and provided that the documentation with respect thereto contains no mandatory prepayments and no operative or financial covenants.

For purposes of determining compliance with this Section 7.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred as Ratio Debt, any Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant; provided that all Indebtedness outstanding under the Loan Documents and the Term Loan Facility will be deemed to have been incurred in reliance on the exception in clauses (a) and (b), respectively, of the definition of “Permitted Indebtedness” and shall not be permitted to be reclassified pursuant to this paragraph. All unsecured Permitted Indebtedness originally incurred under clause (e), (u) or (v) of the definition of Permitted Indebtedness will be automatically reclassified as Ratio Debt on the first date on which such Indebtedness would have been permitted to be incurred as Ratio Debt. Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms ~~(including pay-in-kind interest on the New Senior Notes)~~, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.01. Guarantees of, or obligations in respect of letters of credit relating to Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such Guarantee or letter of credit, as the case may be, was in compliance with this Section 7.01.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses in connection therewith).

Section 7.02
Liens. Create, incur, assume or permit to exist any Lien that secures obligations under any Indebtedness on any property or assets at the time owned by it, except the following (collectively, “Permitted Liens”):
(a)
(i) Liens in favor of the Administrative Agent securing Indebtedness incurred in accordance with Section 7.01(a) and (ii) Liens securing Indebtedness incurred in accordance with Section 7.01(b); provided that, in the case of Indebtedness incurred in accordance with Section 7.01(b), the applicable Liens are subject to the Intercreditor Agreement or other intercreditor agreement(s) substantially consistent with and no less favorable to the Lenders in any material respect than the Intercreditor Agreement as determined in good faith by a Responsible Officer of the Parent Borrower;
(b)
Liens existing on the Amendment No. 4 Effective Date and, to the extent securing Indebtedness exceeding $5,000,000 in the aggregate, listed on Schedule 7.02(b) annexed to Amendment No. 4 and any renewals or extensions thereof; provided that such Liens only secure the obligations that they secure on the Amendment No. 4 Effective Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 7.01) and do not apply to any other property or assets of the Borrowers or any Restricted Subsidiary other than replacements, additions, accessions and improvements thereto;

(c)
Liens securing Indebtedness incurred in accordance with Section 7.01(e); provided that such Liens only extend to the assets financed with such Indebtedness (and any replacements, additions, accessions and improvements thereto);
(d)
[Reserved];
(e)
Liens on assets or Equity Interests of Foreign Subsidiaries securing Indebtedness incurred in accordance with Section 7.01(v);
(f)
Liens securing Permitted Refinancing Indebtedness incurred in accordance with Section 7.01(y); provided that the Liens securing such Permitted Refinancing Indebtedness are limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements thereto); provided, further, that, any such Liens on the ABL Priority Collateral shall be junior to the Liens of the Administrative Agent on the ABL Priority Collateral and the holder of such Permitted Refinancing Indebtedness (or an agent therefor) shall have entered into an intercreditor agreement in form and substance satisfactory to the Administrative Agent;
(g)
(a) Liens on property or Equity Interests of a Person at the time such Person becomes a Restricted Subsidiary if such Liens were not created in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary and (b) Liens on property at the time a Borrower or a Restricted Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into any Borrower or any of the Restricted Subsidiaries, if such Liens were not created in connection with, or in contemplation of, such acquisition;
(h)
Liens on property or assets of any Restricted Subsidiary that is not a Loan Party securing obligations of Restricted Subsidiaries that are not Loan Parties;
(i)
Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 6.03;
(j)
Liens disclosed by the title insurance policies delivered on or subsequent to the Amendment No. 4 Effective Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(k)
Liens securing judgments that do not constitute an Event of Default under Section 8.01(j) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and in respect of which Holdings, any Borrower or any affected Restricted Subsidiary has set aside on its books reserves in accordance with GAAP with respect thereto;
(l)
Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, a Borrower or a Restricted Subsidiary has set aside on its books reserves in accordance with GAAP;
(m)
(a) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation,

unemployment insurance and other similar laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (b) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Borrower or any Restricted Subsidiary;
(n)
deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by any Borrower or any Restricted Subsidiary in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(o)
any interest or title of a lessor or sublessor under any leases or subleases entered into by any Borrower or any Restricted Subsidiary in the ordinary course of business;
(p)
Liens that are contractual rights of set-off (a) relating to pooled deposit or sweep accounts of any Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of any Borrower or any Restricted Subsidiary or (b) relating to purchase orders and other agreements entered into with customers of any Borrower or any Restricted Subsidiary in the ordinary course of business;
(q)
Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;
(r)
leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Borrowers and the Restricted Subsidiaries, taken as a whole;
(s)
Liens solely on any cash earnest money deposits made by any Borrower or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment;
(t)
the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(u)
Liens arising from precautionary Uniform Commercial Code financing statements;
(v)
Liens on Equity Interests of any joint venture (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement;
(w)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(x)
Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (e) of the definition thereof;
(y)
Liens securing insurance premium financing arrangements;

(z)
Liens on vehicles or equipment of any Borrower or any of the Restricted Subsidiaries granted in the ordinary course of business;
(aa)
Liens on cash and Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Agreement;
(bb)
Liens:
(i)
of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection;
(ii)
attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; or
(iii)
in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(cc)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(dd)
[reserved];
(ee)
Liens that rank junior to the Liens securing Obligations, if the Total Secured Net Leverage Ratio as of the date on which such Liens are first created is less than or equal to 7.25 to 1.00; provided that a Debt Representative acting on behalf of the holders of such Indebtedness will become party to or otherwise subject to the provisions of the Intercreditor Agreement and a Junior Lien Intercreditor Agreement (as defined in the Term Loan Facility);
(ff)
Liens securing additional obligations in an aggregate outstanding principal amount not to exceed the greater of (a) $35,000,000 and (b) 9.00% of Consolidated Total Assets as of the date such Liens are first created; provided that if any such Lien attached to any or all of the ABL Priority Collateral, the Administrative Agent shall have entered into an intercreditor agreement with the holder of such Lien on terms reasonably satisfactory to the Administrative Agent pursuant to which the holder of such Lien agrees, among other things, that such Liens are junior to the Liens securing the Obligations;
(gg)
[reserved];
(hh)
Liens securing Indebtedness incurred in accordance with Section 7.01(m) solely encumbering the assets that are subject of such Indebtedness;
(ii)
Liens in favor of a trustee in an indenture to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee under such indenture;
(jj)
assignments to landlords or mortgagees of insurance or condemnation proceeds; and

(kk)
Liens on the Collateral that rank pari passu with the Liens securing the Term Loan Obligations if the Senior Secured First Lien Net Leverage Ratio (as defined in the Term Loan Facility as in effect on the Amendment No. 4 Effective Date) as of the date on which such Liens are first created is less than or equal to 4.50 to 1.00, subject to appropriate reserves being taken by the Administrative Agent in its reasonable discretion; provided (w) any such Liens on ABL Priority Collateral shall be junior to the Liens of the Administrative Agent and (x) that a Debt Representative acting on behalf of the holders of such Indebtedness will become party to or otherwise subject to the provisions of the Intercreditor Agreement and a First Lien Intercreditor Agreement (as defined in the Term Loan Facility); and
(ll)
Liens on the Collateral that rank junior to the Liens securing both the Obligations and the Term Loan Obligations, if the Total Net Leverage Ratio (as defined in the Term Loan Facility as in effect on the Amendment No. 4 Effective Date) as of the date on which such Liens are first created is less than or equal to 7.25 to 1.00; provided that (x) any such Liens on ABL Priority Collateral shall be junior to the Liens of the Administrative Agent and (y) a Debt Representative acting on behalf of the holders of such Indebtedness will become party to or otherwise subject to the provisions of (x) the Intercreditor Agreement and a Junior Lien Intercreditor Agreement (as defined in the Term Loan Facility) or (y) an intercreditor agreement in form and substance satisfactory to the Administrative Agent.

For purposes of this Section 7.02, Indebtedness will not be considered incurred under a subsection or clause of Section 7.01 if it is later reclassified as outstanding under another subsection or clause of Section 7.01 (in which event, and at which time, same will be deemed incurred under the subsection or clause to which reclassified).

Section 7.03
Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it sells or transfers any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”), except the following:
(a)
Sale and Lease-Back Transactions with respect to property owned (a) by the Borrowers or any of its Domestic Subsidiaries that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 270 days of the acquisition of such property or (b) by any Foreign Subsidiary of the Borrowers regardless of when such property was acquired; and
(b)
Sale and Lease-Back Transactions with respect to any property owned by the Borrowers or any Restricted Subsidiary, if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease would not exceed $50,000,000.
Section 7.04
Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a Person that is not a Wholly Owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, a “Investment”), any other Person, except the following (collectively, “Permitted Investments”):
(a)
Investments existing on the Amendment No. 4 Effective Date and set forth on Schedule 7.04(a) annexed to Amendment No. 4;

(b)
loans and advances to officers, directors, employees or consultants of any Parent Entity, any Borrower or any Restricted Subsidiary not to exceed $5,000,000 in an aggregate principal amount at any time outstanding (calculated without regard to write-downs or write-offs thereof after the date made);
(c)
Investments; provided that after giving effect thereto on a Pro Forma Basis, the Payment Conditions are satisfied;
(d)
Permitted Acquisitions and pre-existing Investments held by Persons acquired in Permitted Acquisitions or acquired in connection with Permitted Acquisitions and not created in contemplation thereof;
(e)
intercompany Investments among the Borrowers and the Restricted Subsidiaries (including intercompany Indebtedness); provided that the sum of (a) the aggregate fair market value of all such Investments (other than intercompany Indebtedness and Guarantees of Indebtedness) made since the Amendment No. 4 Effective Date (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value) by the Borrowers and the Guarantors in Restricted Subsidiaries that are not Guarantors; (b) the aggregate principal amount of Indebtedness owing to the Borrowers and the Guarantors by Restricted Subsidiaries that are not Guarantors at any time outstanding; and (c) the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Guarantors that is Guaranteed by the Borrowers and the Guarantors at any time outstanding, together with any Investments made in Restricted Subsidiaries that are not Guarantors pursuant to Section 7.04(ee), may not exceed the greater of (i) $15,000,000 and (ii) 3.75% of Consolidated Total Assets as of the date any such Investment is made, plus an amount equal to any returns of capital or sale proceeds actually received in respect of any such Investments (which such amount shall not exceed the amount of such Investment (as determined above) at the time such Investment was made);
(f)
Investments in Foreign Subsidiaries; provided that the sum of (a) the aggregate fair market value of all such Investments (other than intercompany Indebtedness and Guarantees of Indebtedness) made by the Borrowers and the Restricted Subsidiaries since the Amendment No. 4 Effective Date (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value); (b) the aggregate principal amount of Indebtedness of Foreign Subsidiaries owing to the Borrowers and the other Restricted Subsidiaries at any time outstanding; and (c) the aggregate principal amount of Indebtedness of Foreign Subsidiaries that is Guaranteed by the Borrowers and the other Restricted Subsidiaries at any time outstanding, when taken together with the aggregate amount of payments made with respect to entities that do not become Guarantors pursuant to clause (2) of the definition of Permitted Acquisitions, may not exceed the greater of (i) $25,000,000 and (ii) 6.25% of Consolidated Total Assets as of the date any such Investment is made, plus an amount equal to any returns of capital or sale proceeds actually received in respect of any such Investments (which such amount shall not exceed the amount of such Investment (as determined above) at the time such Investment was made);
(g)
Cash Equivalents and, to the extent not made for speculative purposes, Investment Grade Securities or Investments that were Cash Equivalents or Investment Grade Securities when made;
(h)
Investments arising out of the receipt by the Borrowers or any of the Restricted Subsidiaries of non-cash consideration in connection with any sale of assets permitted under Section 7.05;
(i)
accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;
(j)
Investments acquired as a result of a foreclosure by any Borrower or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;
(k)
Hedge Agreements entered into in the ordinary course of business and not for speculative purposes;
(l)
Investments existing on, or contractually committed as of, the Amendment No. 4 Effective Date and set forth on Schedule 6.04 annexed to Amendment No. 4 and any replacements, refinancings, refunds, extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (l) is not increased at any time above the amount of such Investments existing or committed on the Amendment No. 4 Effective Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Amendment No. 4 Effective Date);
(m)
Investments resulting from pledges and deposits that are Permitted Liens;
(n)
intercompany loans among Foreign Subsidiaries and Guarantees by Foreign Subsidiaries permitted by Section 7.01(v);
(o)
acquisitions of obligations of one or more officers or other employees of any Parent Entity, any Borrower or any Subsidiary of any Borrower in connection with such officer’s or employee’s acquisition of Equity Interests of any Parent Entity, so long as no cash is actually advanced by any Borrower or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;
(p)
Guarantees of operating leases (for the avoidance of doubt, excluding Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by any Borrower or any Restricted Subsidiary in the ordinary course of business;
(q)
Investments to the extent that payment for such Investments is made with Equity Interests of any Parent Entity;
(r)
Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 7.06;
(s)
Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;
(t)
Guarantees of Indebtedness permitted under Section 7.01;
(u)
advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of any Borrower or any Restricted Subsidiary;

(v)
Investments, including loans and advances, to any Parent Entity so long as any Borrower or any Restricted Subsidiary would otherwise be permitted to make a Restricted Payment in such amount; provided that the amount of any such Investment will be deemed to be a Restricted Payment under the appropriate clause of Section 7.06 for all purposes of this Agreement;
(w)
Investments consisting of the leasing or licensing of intellectual property in the ordinary course of business or the contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(x)
purchases or acquisitions of inventory, supplies, materials and equipment or purchases or acquisitions of contract rights or intellectual property in each case in the ordinary course of business;
(y)
Investments in assets useful in the business of any Borrower or any Restricted Subsidiary made with (or in an amount equal to) any Reinvestment Deferred Amount or Below Threshold Asset Sale Proceeds (in each case, as defined in the Term Loan Facility as in effect on the Amendment No. 4 Effective Date); provided that if the underlying Asset Sale was with respect to assets of a Borrower or a Subsidiary Loan Party, then such Investment shall be consummated by a Borrower or a Subsidiary Loan Party;
(z)
[Reserved];
(aa)
intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of any Borrower and their Subsidiaries;
(bb)
Investments that are made with Excluded Contributions;
(cc)
additional Investments; provided that the aggregate fair market value of such Investments made since the Amendment No. 4 Effective Date that remain outstanding (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value), when taken together with the aggregate amount of payments made with respect to Junior Financings pursuant to Section 7.09(b)(iii) and Restricted Payments pursuant to Section 7.06(p), does not exceed the greater of (a) $40,000,000 and (b) 10.25% of Consolidated Total Assets as of the date any such Investment is made, in each case, plus any returns of capital actually received by any Borrower or any of the Restricted Subsidiary in respect of such Investments;
(dd)
Investments by any Borrower in the Captive Insurance Company; provided that the aggregate amount of such Investments by the Parent Borrower in the Captive Insurance Company may not exceed an initial amount of $15,000,000 plus an additional $5,000,000 per fiscal year following the fiscal year in which such initial investment was made; and
(ee)
Investments in Indebtedness of any Borrower or any of its Restricted Subsidiaries; provided that an Investment in Junior Financing will be treated as a repayment thereof for purposes of compliance with the covenant described in Section 7.09(b) and such Investment will be permitted only to the extent a repayment of such Junior Financing would be permitted at the time of such Investment and provided, further, that any Investments in Indebtedness of any Restricted Subsidiary that is not a Guarantor, taken together with intercompany investments made pursuant to Section 7.04(e), may not exceed the greater of (i) $15,000,000 and (ii) 3.75% of Consolidated Total Assets as of the date any such Investment is made, plus an amount equal to any returns of capital or sale proceeds actually received in respect of any such Investments (which such amount shall not exceed the amount of such Investment (as determined therein) at the time such Investment was made).

Following the consummation of any such Investment that involves the disposition of any Collateral of the type included in the Borrowing Base with a value in excess of $5,000,000, no Overadvance shall then exist and the Parent Borrower shall deliver an updated Borrowing Base Certificate that gives pro forma effect to such Investment concurrent with such Investment.

Section 7.05
Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, or consolidate or amalgamate with, any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets, or issue, sell, transfer or otherwise dispose of any Equity Interests of any Restricted Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) (including, in each case, pursuant to a Division) all or any substantial part of the assets of any other Person or any division, unit or business of any other Person, except that this Section 7.05 will not prohibit:
(a)
if at the time thereof and immediately after giving effect thereto no Event of Default has occurred and is continuing or would result therefrom:
(i)
the merger, consolidation or amalgamation of any Restricted Subsidiary into (or with) any Borrower in a transaction in which such Borrower is the survivor;
(ii)
the merger, consolidation or amalgamation of any Restricted Subsidiary into or with any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Subsidiary Loan Party and, in the case of each of the foregoing clauses (i) and (ii), no Person other than a Borrower or a Subsidiary Loan Party receives any consideration;

(iii)
the merger, consolidation or amalgamation of any Restricted Subsidiary that is not a Loan Party into or with any other Restricted Subsidiary that is not a Loan Party;
(iv)
any transfer of inventory among any Borrower and their Restricted Subsidiaries or between Restricted Subsidiaries and any other transfer of property or assets among any Borrower and their Restricted Subsidiaries or between Restricted Subsidiaries, in each case, in the ordinary course of business;
(v)
the liquidation or dissolution or change in form of entity of any Restricted Subsidiary of any Borrower if a Responsible Officer of such Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of such Borrower and is not materially disadvantageous to the Lenders;
(vi)
the merger, consolidation or amalgamation of any Restricted Subsidiary with or into any other Person in order to effect a Permitted Investment so long as the continuing or surviving Person will be a Subsidiary Loan Party if the merging, consolidating or amalgamating Subsidiary was a Subsidiary Loan Party and which, together with each of its Subsidiaries, shall have complied with the requirements of Section 6.10; or
(vii)
[reserved];

(b)
any sale, transfer or other disposition of assets, so long as:
(i)
[reserved];
(ii)
at least 75% of the consideration therefor is in the form of cash and Cash Equivalents; and
(iii)
such sale, transfer or disposition is made for fair market value (as determined by a Responsible Officer of the Parent Borrower in good faith);

provided that each of the following items will be deemed to be cash for purposes of this Section 7.05(b):

(1)
any liabilities of the Borrowers or the Restricted Subsidiaries (as shown on the most recent Required Financial Statements or in the notes thereto), other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are assumed by the transferee with respect to the applicable disposition and for which the Borrowers and the Restricted Subsidiaries have been validly released by all applicable creditors in writing;
(2)
any securities received by any Borrower or any Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable disposition; and
(3)
any Designated Non-Cash Consideration received in respect of such disposition; provided that the aggregate fair market value of all such Designated Non-Cash Consideration, as determined by a Responsible Officer of the Parent Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3) that is then outstanding, does not exceed the greater of (A) $40,000,000 and (B) 10.25% of Consolidated Total Assets as of the date any such Designated Non-Cash Consideration is received, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;
(c)
(a) the purchase and sale of inventory in the ordinary course of business, (b) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business, (c) the sale of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business or (d) the disposition of Cash Equivalents (or Investments that were Cash Equivalents when made);
(d)
Sale and Lease-Back Transactions permitted by Section 7.03;
(e)
Investments permitted by Section 7.04, (including any Permitted Acquisition or merger, consolidation or amalgamation in order to effect a Permitted Acquisition), provided, that following any such merger, consolidation or amalgamation involving any Borrower, such Borrower is the surviving corporation;
(f)
Permitted Liens;
(g)
Restricted Payments permitted by Section 7.06;

(h)
the sale or discount of overdue or defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;
(i)
leases, licenses, or subleases or sublicenses of any real or personal property in the ordinary course of business;
(j)
sales, leases or other dispositions of inventory of any Borrower or any Restricted Subsidiary determined by the management of the Parent Borrower to be no longer useful or necessary in the operation of the business of such Borrower or such Restricted Subsidiary;
(k)
dispositions of notes receivable or accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) or in connection with the collection or compromise thereof;
(l)
to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by any Borrower or any Restricted Subsidiary that is not in contravention of Section 7.08; provided that to the extent the property being transferred constitutes ABL Priority Collateral, such replacement property will constitute ABL Priority Collateral; and
(m)
any sale, transfer or other disposition, in a single transaction or a series of related transactions, of any asset or assets having a fair market value, as determined by a Responsible Officer of the Parent Borrower in good faith, of not more than $5,000,000.

provided that if any such disposition described in the foregoing clauses (b), (g) or (m) includes the disposition of Intellectual Property Rights material and necessary for the operation of the assets of the Loan Parties and their Subsidiaries, taken as a whole, which assets constitute ABL Priority Collateral (after giving effect to such disposition) (x) such transfer or disposition shall not materially affect the value of the ABL Priority Collateral as a whole, or interfere with the Administrative Agent’s reasonably anticipated collections from enforcement upon the ABL Priority Collateral or (y) the purchaser, assignee or other transferee thereof shall agree in writing to be bound by a non-exclusive royalty-free worldwide license of such Intellectual Property Rights in favor of the Administrative Agent for use in connection with the exercise of the rights and remedies of the Secured Parties, which license shall be in form and substance reasonably satisfactory to the Administrative Agent, and provided further that in the case of a disposition of Intellectual Property Rights by the Loan Parties or any Subsidiary to a third party, the transferee thereof shall be required to provide such a license only to the extent to which the applicable license gives it a right to do so.

To the extent any Collateral is disposed of in a transaction expressly permitted by this Section 7.05 to any Person other than Holdings, any Borrower or any Guarantor, such Collateral will be free and clear of the Liens created by the Loan Documents, and the Administrative Agent will take, and each Lender hereby authorizes the Administrative Agent to take, any actions reasonably requested by the Parent Borrower in order to evidence the foregoing, in each case, in accordance with Section 9.10.

Following the consummation of any disposition or other transfer of Collateral of the type included in the Borrowing Base with a value in excess of $5,000,000 (other than, for the avoidance of doubt, dispositions of Inventory in the ordinary course of business), the Parent Borrower shall deliver an updated Borrowing Base Certificate that gives pro forma effect to such disposition or other transfer concurrent with such disposition or other transfer.

Section 7.06
Restricted Payments. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), directly or indirectly, whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the Person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the Person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted Payments”) other than:
(a)
the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of any Borrower) of, Equity Interests of any Borrower (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to such Borrower, other than (a) Excluded Contributions, (b) [reserved] and (c) any such proceeds that are used prior to the date of determination to (i) make a Restricted Payment under Section 7.06(b)(ii) or (ii) incur Contribution Indebtedness;
(b)
Restricted Payments to any Parent Entity the proceeds of which are used to purchase, retire, redeem or otherwise acquire, or to any Parent Entity for the purpose of paying to any other Parent Entity to purchase, retire, redeem or otherwise acquire, the Equity Interests of such Parent Entity (including related stock appreciation rights or similar securities) held directly or indirectly by then present or former directors, consultants, officers, employees, managers or independent contractors of Holdings, any Borrower or any of the Restricted Subsidiaries or any Parent Entity or their estates, heirs, family members, spouses or former spouses (including for all purposes of this clause (b), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided that the aggregate amount of such purchases or redemptions may not exceed:
(i)
$15,000,000 in any fiscal year (with any unused amounts in any fiscal year being carried over to the next three succeeding fiscal years); plus
(ii)
the amount of net cash proceeds contributed to any Borrower that were received by any Parent Entity since the Closing Date from sales of Equity Interests of any Parent Entity to directors, consultants, officers, employees, managers or independent contractors of any Parent Entity, any Borrower or any Restricted Subsidiary in connection with permitted employee compensation and incentive arrangements, other than (a) Excluded Contributions, (b) [reserved] and (c) any such proceeds that are used prior to the date of determination to (1) make a Restricted Payment under Section 7.06(a) or (3) incur Contribution Indebtedness; plus
(iii)
the amount of net proceeds of any key man life insurance policies received during such fiscal year; plus
(iv)
the amount of any bona fide cash bonuses otherwise payable to directors, consultants, officers, employees, managers or independent contractors of any Parent Entity, any Borrower or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests, the fair market value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year;

and provided, further, that cancellation of Indebtedness owing to any Borrower or any Restricted Subsidiary from directors, consultants, officers, employees, managers or independent contractors of any Parent Entity, any Borrower or any Restricted Subsidiary in connection with a repurchase of Equity Interests of any Parent Entity will not be deemed to constitute a Restricted Payment;

(c)
at any time after the consummation of a Qualified IPO, Restricted Payments in an amount equal to 6.0% per annum of the net cash proceeds received from any public sale of the Equity Interests of any Borrower or any Parent Entity that are contributed to such Borrower in cash;
(d)
Restricted Payments in the form of cash distributions to any Parent Entity that files, or to any Parent Entity for the purpose of paying to any other Parent Entity that files, a consolidated, combined or unitary U.S. federal, state or local income tax return that includes the Borrowers and the Subsidiaries (or the taxable income thereof), or to any Parent Entity that is a partner or a sole owner of the Borrowers in the event the Borrowers are treated as a partnership or a “disregarded entity” for U.S. federal income tax purposes, to pay U.S. federal, state or local income taxes, in each case, in an amount not to exceed the amount that the Borrowers and their relevant Subsidiaries would have been required to pay in respect of the applicable U.S. federal or state or local income taxes had Borrowers been the parent of a consolidated group only including the Borrowers and their subsidiaries included in the applicable consolidated, combined or unitary return; provided, however, that any distributions pursuant to the foregoing in respect of any tax liability attributed to taxable income of any Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Borrowers or any of their Restricted Subsidiary for such purpose;
(e)
Restricted Payments to permit any Parent Entity to:
(i)
pay operating, overhead, legal, accounting and other professional fees and expenses (including directors’ fees and expenses and administrative, legal, accounting, filings and similar expenses), in each case to the extent related to its separate existence as a holding company or to its ownership of the Borrowers and the Restricted Subsidiaries;
(ii)
pay fees and expenses related to any public offering or private placement of debt or equity securities of, or incurrence of any Indebtedness by, any Parent Entity or any Permitted Investment, whether or not consummated;
(iii)
pay franchise taxes and other similar taxes and expenses, in each case, in connection with the maintenance of its legal existence;
(iv)
make payments under transactions permitted under Section 7.07 (other than Section 7.07(h)) or Section 7.10, in each case to the extent such payments are due at the time of such Restricted Payment; or
(v)
pay customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of any Parent Entity to the extent related to its ownership of the Borrowers and the Restricted Subsidiaries;
(f)
non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g)
Restricted Payments to allow any Parent Entity to make, or to any Parent Entity for the purpose of paying to any other Parent Entity to make, payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person, in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of Equity Interests;
(h)
so long as no Event of Default is continuing, Restricted Payments to any Parent Entity for the purpose of paying (a) monitoring, consulting, management, transaction, advisory, termination or similar fees payable to any Sponsor or any Affiliate of Sponsor in accordance with the Management Agreement in an amount not to exceed amounts payable pursuant to the Management Agreement (it being understood that any amounts that are not paid due to the existence of an Event of Default shall accrue and may be paid when the applicable Event of Default ceases to exist or is otherwise waived) and (b) indemnities, reimbursements and reasonable and documented out-of-pocket fees and expenses of any Sponsor or any Affiliate of Sponsor;
(i)
Restricted Payments to any Borrower or any Restricted Subsidiary (or, in the case of non-Wholly Owned Subsidiaries, to any Borrower and to each other owner of Equity Interests of such Restricted Subsidiary on a pro rata basis (or more favorable basis from the perspective of such Borrower or such Restricted Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a Person that is not a Borrower or a Restricted Subsidiary is permitted under Section 7.04);
(j)
Restricted Payments to any Parent Entity to finance, or to any Parent Entity for the purpose of paying to any other Parent Entity to finance, any Permitted Investment; provided that (a) such Restricted Payment is made substantially concurrently with the closing of such Investment and (b) promptly following the closing thereof, such Parent Entity causes (i) all property acquired (whether assets or Equity Interests) to be contributed to any Borrower or any Restricted Subsidiary of any Borrower or (ii) the merger, consolidation or amalgamation (to the extent permitted by Section 7.05) of the Person formed or acquired into any Borrower or any Restricted Subsidiary of any Borrower in order to consummate such Permitted Investment, in each case, in accordance with the requirements of Section 6.10;
(k)
the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;
(l)
[reserved];
(m)
the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to any Borrower or any Restricted Subsidiary by, one or more Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash or Cash Equivalents);
(n)
any Restricted Payment; provided the RP Conditions are satisfied;
(o)
[reserved]; and
(p)
additional Restricted Payments in an aggregate amount, when taken together with the aggregate amount of payments made with respect to Junior Financings pursuant to Section 7.09(b)(iii) and Investments made pursuant to Section 7.04(cc) that remain outstanding, not to exceed $20,000,000.

Following the consummation of any such Restricted Payment that includes the disposition of any Collateral of the type included in the Borrowing Base with a value in excess of $5,000,000, no Overadvance shall then exist and the Parent Borrower shall deliver an updated Borrowing Base Certificate that gives pro forma effect to such Restricted Payment concurrent with such Restricted Payment.

Section 7.07
Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates in a transaction involving aggregate consideration in excess of $5,000,000, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms no less favorable to the Borrowers and the Restricted Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, except that this Section 7.07 will not prohibit:
(a)
transactions between or among (a) the Borrowers and the Restricted Subsidiaries that are Loan Parties or (b) the Borrowers and any Person that becomes a Restricted Subsidiary that is a Loan Party as a result of such transaction (including by way of a merger, consolidation or amalgamation in which a Loan Party is the surviving entity);
(b)
so long as no Event of Default is continuing, payment of management, monitoring, consulting, transaction, oversight, advisory and similar fees and payment of all expenses and indemnification claims, in each case, in accordance with the Management Agreement (it being understood that any amounts that are not paid due to the existence of an Event of Default will accrue and may be paid when the applicable Event of Default ceases to exist or is otherwise waived);
(c)
any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Parent Borrower or any Parent Entity in good faith;
(d)
loans or advances to employees or consultants of any Parent Entity, any Borrower or any Restricted Subsidiary in accordance with Section 7.04(b);
(e)
the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of any Parent Entity, any Borrower or any of the Restricted Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Borrowers and the Restricted Subsidiaries (which shall be 100% for so long as such Parent Entity owns no assets other than the Equity Interests in the Parent Borrower and assets incidental to the ownership of the Borrowers and their Restricted Subsidiaries));
(f)
transactions, agreements and arrangements in existence on the Amendment No. 4 Effective Date and set forth on Schedule 7.07 annexed to Amendment No. 4 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect as determined in good faith by a Responsible Officer of the Parent Borrower;
(g)
(a) any employment agreements entered into by any Borrower or any of the Restricted Subsidiaries in the ordinary course of business, (b) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors and (c) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(h)
Restricted Payments permitted under Section 7.06, including payments to any Parent Entity;
(i)
any purchase by any Parent Entity of the Equity Interests of any Borrower and the purchase by any Borrower of Equity Interests in any Restricted Subsidiary;
(j)
payments to the Sponsors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the Parent Borrower, or a majority of the Disinterested Directors of the applicable Borrower, in good faith;
(k)
transactions with Restricted Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business;
(l)
any transaction in respect of which the Parent Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of Holdings or the Parent Borrower from an accounting, appraisal or investment banking firm, in each case, of nationally recognized standing that is (i) in the good faith determination of the Parent Borrower qualified to render such letter and (ii) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrowers or the Restricted Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate;
(m)
transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;
(n)
the issuance, sale or transfer of Equity Interests of any Borrower to any Parent Entity and capital contributions by any Parent Entity to any Borrower (and payment of reasonable out-of-pocket expenses incurred by the Sponsors in connection therewith);
(o)
[reserved];
(p)
payments by Holdings, any Borrower or any of the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings, any Borrower and any of the Restricted Subsidiaries;
(q)
payments or loans (or cancellation of loans) to employees or consultants that are:
(i)
approved by a majority of the Disinterested Directors of Holdings or the applicable Borrower in good faith;
(ii)
made in compliance with applicable law; and
(iii)
otherwise permitted under this Agreement;
(r)
[reserved];

(s)
transactions between or among the Borrowers and the Restricted Subsidiaries and any Person, a director of which is also a director of any Borrower or any Parent Entity, so long as (a) such director abstains from voting as a director of such Borrower or such Parent Entity, as the case may be, on any matter involving such other Person and (b) such Person is not an Affiliate of such Borrower for any reason other than such director’s acting in such capacity;
(t)
transactions pursuant to, and complying with, the provisions of Section 7.01, Section 7.04 or Section 7.05(a);
(u)
the existence of, or the performance by any Loan Party of its obligations under the terms of, any customary registration rights agreement to which a Loan Party or any Parent Entity is a party or becomes a party in the future; and
(v)
intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Parent Borrower) for the purpose of improving the consolidated tax efficiency of Holdings and the Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

Following the consummation of any such transaction with any of the Loan Parties’ Affiliates that includes the disposition of any Collateral of the type included in the Borrowing Base with a value in excess of $5,000,000, no Overadvance shall then exist and the Parent Borrower shall deliver an updated Borrowing Base Certificate that gives pro forma effect to such transaction concurrent with such transaction.

Section 7.08
Business of the Borrowers and their Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by the Borrowers and the Restricted Subsidiaries on the Amendment No. 4 Effective Date and any similar, corollary, related, ancillary, incidental or complementary business or business activities or a reasonable extension, development or expansion thereof or ancillary thereto.
Section 7.09
Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; etc.
(a)
amend or modify in any manner materially adverse to the Lenders the articles or certificate of incorporation (or similar document), by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of any Borrower or any Restricted Subsidiary;
(b)
make any cash payment or other distribution in cash in respect of, or amend or modify, or permit the amendment or modification of, any provision of, any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposits, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing; except in the case of this clause (b):
(i)
reserved;
(ii)
payments in respect of Junior Financings; provided the RP Conditions are satisfied;
(iii)
additional payments in respect of Junior Financings, when taken together with the aggregate amount of payments made with respect to Investments pursuant to Section 7.04(cc) and Restricted Payments pursuant to Section 7.06(p), in an amount not to exceed the greater of (i) $20,000,000 and (ii) 5.00% of Consolidated Total Assets as of the date such payment is made;
(iv)
(i) the conversion or exchange of any Junior Financing into or for Equity Interests of any Parent Entity or other Junior Financing and (ii) any payment that is intended to prevent any Junior Financing from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;
(v)
the incurrence of Permitted Refinancing Indebtedness in respect thereof;
(vi)
(i) payments of regularly scheduled principal and interest; (ii) mandatory offers to repay, repurchase or redeem; (iii) mandatory prepayments of principal, premium and interest; and (iv) payments of fees, expenses and indemnification obligations, in each case, with respect to such Junior Financing; and
(vii)
payments or distributions in respect of all or any portion of such Junior Financing with the proceeds contributed directly or indirectly to any Borrower by any Parent Entity from the issuance, sale or exchange by any Parent Entity of Equity Interests made within 18 months prior thereto;
(c)
permit any Material Subsidiary to enter into any agreement or instrument that by its terms restricts (a) with respect to any such Material Subsidiary that is not a Guarantor, Restricted Payments from such Material Subsidiary to any Borrower or any other Loan Party that is a direct or indirect parent of such Material Subsidiary or (b) with respect to any such Material Subsidiary that is a Guarantor, the granting of Liens by such Material Subsidiary pursuant to the Collateral Documents; except in the case of this clause (c):
(i)
restrictions imposed by applicable law;
(ii)
contractual encumbrances or restrictions:
(1)
under the Term Loan Documents;
(2)
~~under the New Senior Notes Documents~~[reserved]; or
(3)
under any agreement relating to Ratio Debt, Indebtedness incurred pursuant to Section 7.01(a), (b), (c), (d), (e), (g), (l), (p), (u), (v), (y) or (bb), Indebtedness that is secured on a pari passu basis with Indebtedness under the Loan Documents or Indebtedness under the Term Loan Facility, or any Permitted Refinancing Indebtedness in respect thereof, that does not materially expand the scope of any such encumbrance or restriction;
(iii)
any restriction on a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Restricted Subsidiary pending the closing of such sale or disposition;
(iv)
customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(v)
any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;
(vi)
customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;
(vii)
customary provisions restricting subletting or assignment of any lease governing a leasehold interest;
(viii)
customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(ix)
customary restrictions and conditions contained in any agreement relating to the sale, transfer or other disposition of any asset permitted under Section 7.05 pending the consummation of such sale, transfer or other disposition;
(x)
customary restrictions and conditions contained in the document relating to any Lien, so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 7.09;
(xi)
customary net worth provisions contained in Real Property leases entered into by Restricted Subsidiaries, so long as a Responsible Officer of the Parent Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrowers and the other Restricted Subsidiaries to meet their ongoing obligations;
(xii)
any agreement in effect at the time any Person becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary;
(xiii)
restrictions in agreements representing Indebtedness permitted under Section 7.01 of a Restricted Subsidiary that is not a Subsidiary Loan Party;
(xiv)
customary restrictions on leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;
(xv)
restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or
(xvi)
any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xv) above, so long as such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Parent Borrower, not materially more restrictive with respect to such Lien, dividend and other payment restrictions, taken as a whole, than those contained in the Lien, dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

(d)
make any payment or other distribution in respect of, the Term Loan Facility, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposits, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of the Term Loan Facility; except in the case of this clause (d):
(i)
voluntary prepayments of the outstanding amount of the Term Loan Obligations in whole or in part; provided the Payment Conditions are satisfied;
(ii)
payments, whether in whole or in part, in connection with any amendment, extension or refinancing of the Term Loan Facility;
(iii)
payments in an amount not to exceed in the aggregate the greater of (a) $40,000,000 and (b) 10.25% of Consolidated Total Assets as of the date such payment is made;
(iv)
(i) payments of regularly scheduled principal and interest; (ii) mandatory offers to repay, repurchase or redeem; (iii) mandatory prepayments of principal, premium and interest and (iv) payments of fees, expenses and indemnification obligations, in each case, with respect thereto; and
(v)
payments or distributions in respect of all or any portion of the Term Loan Facility with the proceeds contributed directly or indirectly to any Borrower by any Parent Entity from the issuance, sale or exchange by any Parent Entity of Equity Interests made within 18 months prior thereto.
Section 7.10
Holdings Covenant. Holdings will not, so long as this Agreement is in effect and until all Obligations (other than Obligations in respect of contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) have been paid in full, unless the Required Lenders otherwise consent in writing, conduct, transact or otherwise engage in any active trade or business or operations other than through the Borrowers and their Subsidiaries. The foregoing will not prohibit Holdings from taking actions related to the following (and activities incidental thereto):
(a)
its ownership of the Equity Interests of any Borrower;
(b)
the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance);
(c)
the performance of its obligations with respect to the Term Loan Facility~~, the New Senior Notes~~  and other Indebtedness permitted by this Agreement;
(d)
any offering of its common stock or any other issuance of its Equity Interests;
(e)
the making of Restricted Payments; provided that Holdings will not be permitted to make Restricted Payments using the cash from any Borrower or any Subsidiary unless such cash has been dividended or otherwise distributed to Holdings as a permitted Restricted Payment pursuant to the terms of Section 7.06;
(f)
the incurrence of Permitted Holdings Debt;
(g)
making contributions to the capital or acquiring Equity Interests of its Subsidiaries;

(h)
guaranteeing the obligations of the Borrowers and its Subsidiaries;
(i)
participating in tax, accounting and other administrative matters as a member or parent of the consolidated group;
(j)
holding any cash or property (including cash and property received in connection with Restricted Payments made by any Borrower, but excluding the Equity Interests of any Person other than a Borrower);
(k)
providing indemnification to officers and directors;
(l)
the making of Investments consisting of Cash Equivalents or, to the extent not made for speculative purposes, Investment Grade Securities; and
(m)
activities incidental to the businesses or activities described above.
Section 7.11
Deposit Accounts. Open new DDAs or Blocked Accounts unless the Loan Parties shall have delivered to the Administrative Agent appropriate Blocked Account Agreements consistent with the provisions of Section 6.13 and otherwise satisfactory to the Administrative Agent. No Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein or in Section 6.13 hereof.
Section 7.12
Minimum Consolidated Fixed Charge Coverage Ratio. During the continuance of a Covenant Compliance Event, permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the last day of the most recent period of four consecutive fiscal quarters for which Required Financial Statements have been delivered prior to the date that the Covenant Compliance Event occurs, to be less than 1.0 to 1.0.
Section 7.13
Clean Down. If as of the last day of any fiscal quarter, any Revolving Credit Loans or Swing Line Loans are outstanding and Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which Required Financial Statements have been delivered is less than $110,000,000, the Borrowers shall (i) not borrow any additional Revolving Credit Loans or Swing Line Loans during the next succeeding fiscal month of July and (ii) repay all outstanding Revolving Credit Loans and Swing Line Loans for a period of not less than 30 consecutive calendar days between the following September 1 and November 30.
Section 7.14
Sanctions; Anti-Corruption Laws. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, Issuing Lender, Swing Line Lender, or otherwise) of Sanctions. Directly or, to the knowledge of Holdings, the Parent Borrower or any of their respective Subsidiaries, indirectly use the proceeds of any Credit Extension for any purpose which would breach the FCPA, the UK Bribery Act 2010, and other anti-corruption legislation in other jurisdictions.

Article VIII

EVENTS OF DEFAULT AND REMEDIES
Section 8.01
Events of Default. Any of the following shall constitute an Event of Default:
(a)
any representation or warranty made by Holdings, any Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document required to be delivered pursuant hereto or thereto proves to have been false or misleading in any material respect when so made;
(b)
default is made in the payment of any principal of any Loan or Reimbursement Obligation when and as the same becomes due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise;
(c)
default is made in the payment of any interest on any Loan or in the payment of any fee or any other amount due under any Loan Document (other than an amount referred to in clause (b) of this Section 8.01), when and as the same becomes due and payable, and such default continues unremedied for a period of five Business Days;
(d)
default is made in the due observance or performance by Holdings, any Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in (a) Section 6.01(a), 6.05(a), 6.07, 6.08 or 6.13 (but only if such default occurs during a Cash Dominion Period) or in Article VII (in each case solely to the extent applicable to such Person), or (b) Section 6.04(d) and such default shall continue unremedied for a period of five Business Days;
(e)
default is made in the due observance or performance by Holdings, any Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) of this Section 8.01), in each case solely to the extent applicable to such Person, and such default continues unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower;
(f)
(a) any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (b) any Borrower or any Restricted Subsidiary fails to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) will not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that such event or condition is unremedied and is not waived or cured by the holders of such Indebtedness prior to any acceleration of the Loans pursuant to this Section 8.01;
(g)
a Change of Control occurs;
(h)
an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction seeking:
(i)
relief in respect of Holdings, any Borrower or any of the Material Subsidiaries, or of a substantial part of the property or assets of Holdings, any Borrower or any

Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law;
(ii)
the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of Holdings, any Borrower or any Restricted Subsidiary; or
(iii)
the winding up or liquidation of Holdings, any Borrower or any Material Subsidiary (except, in the case of any Material Subsidiary, in a transaction permitted by Section 7.05) and such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing is entered;
(i)
Holdings, any Borrower or any Material Subsidiary:
(i)
voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law;
(ii)
consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) of this Section 8.01;
(iii)
applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of Holdings, any Borrower or any Material Subsidiary;
(iv)
files an answer admitting the material allegations of a petition filed against it in any such proceeding;
(v)
makes a general assignment for the benefit of creditors; or
(vi)
becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;
(j)
any Borrower or any Restricted Subsidiary fails to pay one or more final judgments aggregating in excess of $25,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action is legally taken by a judgment creditor to levy upon assets or properties of any Borrower or any other Subsidiary Loan Party to enforce any such judgment;
(k)
(a) a trustee is appointed by a United States district court to administer any Plan or (b) an ERISA Event or ERISA Events occurs with respect to any Plan or Multiemployer Plan, and, in each case, with respect to clauses (a) and (b) above, such event or condition, together with all other such events or conditions, if any, is reasonably expected to have a Material Adverse Effect; or
(l)
(a) any material provision of any Loan Document ceases to be, or is asserted in writing by Holdings, any Borrower or any Restricted Subsidiary not to be, for any reason, a legal, valid and binding obligation of any party thereto, (b) any security interest purported to be created by any Collateral Document and to extend to assets that are not immaterial to Holdings, any Borrower and the Restricted Subsidiaries on a consolidated basis ceases to be, or is asserted in writing by the Parent Borrower or any other Loan Party not to be, a valid and perfected security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of validity, perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under a Collateral Document or to file Uniform Commercial Code continuation statements and except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent is reasonably satisfied with the credit of such insurer or (c) the Guarantees pursuant to the Collateral Documents by any Loan Party of any of the Obligations cease to be in full force and effect (other than in accordance with the terms thereof) or are asserted in writing by Holdings, any Borrower or any other Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations.
Section 8.02
Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Parent Borrower fails (or, but for the operation of this Section 8.02, would fail) to comply with the Financial Performance Covenant, as of the last day of any fiscal quarter, at any time after such last day until the day that is 10 days after the date the certificate calculating the Financial Performance Covenant for such fiscal quarter is required to be delivered pursuant to Section 6.04, Holdings or the Parent Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of the Parent Borrower (collectively, the “Cure Right”), which cash shall be contributed as common equity to the Parent Borrower (such contributed amount, the “Cure Amount”), such Financial Performance Covenant shall be recalculated by increasing Consolidated EBITDA with respect to such fiscal quarter and any four-quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement by an amount equal to the Cure Amount; provided, that, (i) in each four-fiscal quarter period there shall be no more than two fiscal quarters in which the Cure Right is exercised, (ii) no more than four Cure Rights will be exercised in the aggregate during the term of this Agreement, (iii) for purposes of this Section 8.02, the Cure Amount that is given effect shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and (iv) for the avoidance of doubt, in recalculating the Financial Performance Covenant by increasing Consolidated EBITDA as set forth above, there shall be no pro forma effect given to any reduction of Indebtedness with the Cure Amount in such recalculation of the Financial Performance Covenant. If, after giving effect to the adjustments in this paragraph, the Borrowers shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrowers shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement.
Section 8.03
Remedies upon Event of Default.
(a)
If any Event of Default occurs and is continuing, (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a Cash Collateral Account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder (other than any indemnity obligation for unasserted claims that by its terms survives the termination of this Agreement, any Letter of Credit that has been Cash Collateralized or any obligation under a Specified Swap Contract or Cash Management Services) and under the other Loan Documents shall have been paid in full (other than any indemnity obligation for unasserted claims that by its terms survives the termination of this Agreement, any Letter of Credit that has been Cash Collateralized or any obligation under a Specified Swap Contract or Cash Management Services), the balance, if any, in such Cash Collateral Account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto).
(b)
Whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent, the Lenders or their Affiliates;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and each Lender’s Revolving Credit Commitments shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

Section 8.04
Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), or after the commencement of any Liquidation any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Secured Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the Issuing Lender

(including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the payment to the Swing Line Lender of that portion of the obligations constituting accrued and unpaid interest on the Swing Line Loans;

Fourth, to the payment of that portion of the Obligations constituting interest on the Loans and other Obligations, ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the payment to the Swing Line Lender of that portion of the obligations constituting unpaid principal on the Swing Line Loans;

Sixth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Sixth held by them;

Seventh, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize that portion of the L/C Obligations comprising the aggregate undrawn amount of Letters of Credit;

Eighth, to payment of that portion of the Obligations arising from Specified Swap Contracts, Bank Products and Cash Management Services, ratably among the Secured Parties in proportion to the respective amounts described in this clause Eighth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Article IX

AGENTS
Section 9.01
Appointment and Authority. (a).
(a)
Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints U.S. Bank National Association to act on its behalf as the Co-Collateral Agent hereunder and under the other Loan Documents and authorizes the Co-Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Co-Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Co-Collateral Agent and the Lenders, and none of the Borrowers and the other Loan Party shall have rights as a third party beneficiary of any of such provisions.
(b)
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender) and the Co-Collateral Agent hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and

Co-Collateral Agent for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 9.02
Rights as a Lender. The Persons serving as the Administrative Agent and the Co-Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or Co-Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as the Administrative Agent and Co-Collateral Agent hereunder in their individual capacity. Such Persons and their Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.03
Exculpatory Provisions. The Administrative Agent and Co-Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent and the Co-Collateral Agent:
(a)
shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except, in the case of the Administrative Agent, discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
(c)
shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Co-Collateral Agent or any of their Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Parent Borrower or a Lender. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

The Administrative Agent and the Co-Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04
Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05
Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.
Section 9.06
Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Parent Borrower or, if the Administrative Agent is a Defaulting Lender, may be required to resign upon receipt of a notice of termination from the Required Lenders. Upon receipt of any such notice of resignation or termination, the Required Lenders shall have the right, in consultation with the Parent Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Parent

Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

In addition to the foregoing, the Administrative Agent may resign as the “collateral agent” at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Parent Borrower. The Administrative Agent shall have the right to appoint a financial institution as the “collateral agent” hereunder, subject to the reasonable satisfaction of the Borrowers and the Required Lenders and the “collateral agent’s” resignation shall become effective on the earlier of (i) the acceptance of such successor “collateral agent” by the Borrowers and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation, the Required Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent, to appoint a successor “collateral agent”. Upon the acceptance of any appointment as the “collateral agent” hereunder by a successor “collateral agent”, that the successor “collateral agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring “collateral agent” under this Agreement and the Collateral Documents, and the retiring “collateral agent” under this Agreement shall promptly (i) transfer to such successor “collateral agent” all sums, securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor “collateral agent” under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor “collateral agent” or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor “collateral agent” of the security interests created under the Collateral Documents, whereupon such retiring “collateral agent” shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring “collateral agent’s” resignation hereunder as the “collateral agent”, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the “collateral agent” hereunder.

Any resignation of Bank of America or its successor as the Administrative Agent pursuant to this Section 9.06 shall also constitute the resignation of Bank of America or its successor as the Swing Line Lender, and any successor the Administrative Agent appointed pursuant to this Section 9.06 shall, upon its acceptance of such appointment, become the successor the Swing Line Lender for all purposes hereunder. In such event (a) the Borrowers shall prepay any outstanding Swing Line Loans made by the retiring the Administrative Agent in its capacity as Swing Line Lender, (b) upon such prepayment, the retiring the Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to the Parent Borrower for cancellation and (c) the Borrowers shall issue, if so requested by successor the Administrative Agent and the Swing Line Lender, a new Swing Line Note to the successor the Administrative Agent and the Swing Line Lender, in the principal amount of the Swing Line Commitment then in effect and with other appropriate insertions.

U.S. Bank National Association may at any time give notice of its resignation to the Lenders and the Parent Borrower or, if U.S. Bank National Association is a Defaulting Lender, may be required to resign upon receipt of a notice of termination from the Required Lenders and such resignation shall become effective on the date set forth in any such notice. Upon any such resignation, U.S. Bank National Association shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents as Co-Collateral Agent and any reference herein to the Co-Collateral Agent shall refer to the Administrative Agent.

Section 9.07
Non-Reliance on Administrative Agent, Co-Collateral Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Co-Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Co-Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. The Administrative Agent and the Co-Collateral Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Administrative Agent or the Co-Collateral Agent.
Section 9.08
No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners and Joint Lead Arrangers listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Co-Collateral Agent or a Lender hereunder. The use of the term “agent” in this Agreement and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
Section 9.09
Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.11 and 11.04) allowed in such judicial proceeding; and

(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

Section 9.10
Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)
to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations, any Letter of Credit that has been Cash Collateralized or any obligation under Other Liabilities), (ii) that is disposed of, sold or to be sold (other than to another Loan Party) as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;
(b)
to release any Guarantor from its obligations under the Guarantee and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and
(c)
to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(i).

The Lenders agree to be bound by the terms of the Intercreditor Agreement and authorize the Administrative Agent to enter into the Intercreditor Agreement on behalf of the Lenders. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee and Collateral Agreement pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the

Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Administrative Agent in its capacity as the “collateral agent” and (ii) in the event of a foreclosure by the Administrative Agent in its capacity as the “collateral agent” on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent (in its capacity as the “collateral agent”) or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as “collateral agent” for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

No Specified Swap Contract or Cash Management Services shall create (or be deemed to create) in favor of any Lender counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents except as expressly provided this Agreement and the Guarantee and Collateral Agreement. By accepting the benefits of the Collateral, such Lender counterparty shall be deemed to have appointed the Administrative Agent as the “collateral agent” as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this clause.

Section 9.11
Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Applicable Percentages in effect on the date on which indemnification is sought under this Section 9.11 (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentages immediately prior to such date), for, and to save the Administrative Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section 9.11 shall survive the payment of the Loans and all other amounts payable hereunder.
Section 9.12
Withholding Taxes. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, a “Lender” shall, for purposes of this Section 9.12, include an Issuing Lender and a Swing Line Lender.
Section 9.13
Reports and Financial Statements. By signing this Agreement, each Lender:
(a)
agrees to furnish the Administrative Agent on the first day of each month with a summary of all Other Liabilities, if any, due or to become due to such Lender;
(b)
is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Borrowers hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the “Reports”);
(c)
expressly agrees and acknowledges that the Administrative Agent (i) makes no representation or warranty as to the accuracy of the Reports, and (ii) shall not be liable for any information contained in any Report;
(d)
expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;
(e)
agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner, except that such Reports may be disclosed to the extent permitted under Section 11.07 hereof; and
(f)
without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, any Loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through a breach by the indemnifying Lender of its obligations under Section 11.07.
Section 9.14
Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable

Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives and any all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.
Article X

CONTINUING GUARANTY
Section 10.01
Guaranty. Holdings hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrowers to the Secured Parties, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Holdings, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of Holdings under this Guaranty, and Holdings hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
Section 10.02
Rights of Lenders. Holdings consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, Holdings consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Holdings under this Guaranty or which, but for this provision, might operate as a discharge of Holdings.
Section 10.03
Certain Waivers. Holdings waives (a) any defense arising by reason of any disability or other defense of the Borrowers or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrowers; (b) any defense based on any claim that Holdings’ obligations exceed or are more burdensome than those of the Borrowers; (c) the benefit of any statute of limitations affecting Holdings’ liability hereunder; (d) any right to proceed against the Borrowers, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Holdings expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 10.04
Obligations Independent. The obligations of Holdings hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against Holdings to enforce this Guaranty whether or not the Borrowers or any other person or entity is joined as a party.
Section 10.05
Subrogation. Holdings shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Revolving Credit Commitments and the Revolving Credit Facility is terminated. If any amounts are paid to Holdings in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.
Section 10.06
Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Revolving Credit Commitments and the Revolving Credit Facility with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrowers or Holdings is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of Holdings under this paragraph shall survive termination of this Guaranty.
Section 10.07
Subordination. Holdings hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to Holdings, whether now existing or hereafter arising, including but not limited to any obligation of the Borrowers to Holdings as subrogee of the Secured Parties or resulting from Holdings’ performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrowers to Holdings shall be enforced and performance received by Holdings as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of Holdings under this Guaranty.
Section 10.08
Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against Holdings or the Borrowers under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Holdings immediately upon demand by the Secured Parties.

Section 10.09
Condition of the Borrowers. Holdings acknowledges and agrees that it has the responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the Borrowers and any such other guarantor as Holdings requires, and that none of the Secured Parties has any duty, and Holdings is not relying on the Secured Parties at any time, to disclose to Holdings any information relating to the business, operations or financial condition of the Borrowers or any other guarantor (Holdings waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
Article XI

MISCELLANEOUS
Section 11.01
Amendments, Etc. Subject to Section 3.03(c), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)
extend or increase the Revolving Credit Commitment of any Lender (or reinstate any Revolving Credit Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(b)
postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
(c)
reduce the principal of, or the rate of interest (other than a waiver of default interest) specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate”;
(d)
change Section 2.15 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby;
(e)
change any provision of this Section 11.01 or the definition of “Required Lenders,” without the written consent of each Lender;
(f)
change the definition of the term “Borrowing Base” or any component definition thereof is as a result thereof the amounts available to be borrowed by the Borrowers would be increased; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate eligibility criteria or Reserves;
(g)
modify the definition of Permitted Overadvances so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Overadvance without the written consent of each Lender;

(h)
subordinate the Obligations hereunder or, except pursuant to the Intercreditor Agreement and Section 9.10(c), the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Liens, as the case may be, without the written consent of each Lender.
(i)
except for releases of Collateral in accordance with the provisions of Section 9.10 hereof, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(j)
except for releases of a Guarantor in accordance with the provisions of Section 9.10 hereof, release all or substantially all of the Guarantors, without the written consent of each Lender; or
(k)
waive any condition set forth in Section 4.01, without the written consent of each Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, the Co-Collateral Agent, the Issuing Lender and/or the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Administrative Agent, the Co-Collateral Agent, the Issuing Lender and/or the Swing Line Lender in their capacities as such under this Agreement or any other Loan Document, (ii) ~~the Administrative Agent~~any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (iii) notwithstanding anything to the contrary, any amendment, waiver or modification of Section 7.12 or Section 8.02 (or terms or definitions that as amended, waived or modified only affect Section 7.12 or Section 8.02) shall require the consent of the Required Lenders and shall not require the consent of any other Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender and any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Parent Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Parent Borrower to be made pursuant to this paragraph).

Notwithstanding the foregoing, (i) this Agreement, including this Section 11.01, and the other Loan Documents may be amended (or amended and restated) pursuant to Section 2.08 in order to add Revolving Credit Commitment Increases to this Agreement and (a) to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Credit Loans and the accrued interest and fees in respect thereof, (b) to include appropriately the Lenders holding such credit facility in any determination of the required consent of the Lenders pursuant to this Section 11.01, and (c) to amend any other provision of the Loan Documents so that the terms of any Incremental Amendment are appropriately incorporated (including this Section 11.01) and (ii) this Agreement may be amended with the consent of only the Issuing Lender and the Borrowers in order to add an additional initial Issuing Lender to issue Letters of Credit on the terms set forth herein.

Section 11.02
Notices; Effectiveness; Electronic Communications.
(a)
Notices Generally. ~~(i)~~  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)
~~(ii)~~ if to Holdings, any Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 annexed to Amendment No. 4; and
(ii)
~~(iii)~~ if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Lender Addendum.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)
Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, any Issuing Lender or the Parent Borrower (on behalf of the Borrowers) may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)
The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM

FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrowers, any Loan Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Platform, any other electronic messaging service or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrowers, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)
Change of Address, Etc. Each of Holdings, the Borrowers and the Administrative Agent may change their addresses, facsimile or telephone numbers for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Parent Borrower, and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)
Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Conversion/Continuation Notices and Applications) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 11.03
No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 11.04
Expenses; Indemnity; Damage Waiver.
(a)
Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket and documented expenses incurred by the Administrative Agent, the Co-Collateral Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Co-Collateral Agent and the charges of SyndTrak), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket and documented expenses incurred by the Administrative Agent, the Co-Collateral Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, Co-Collateral Agent or any Lender), in connection with the enforcement or, in the case of the Administrative Agent, protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)
Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), the Co-Collateral Agent, the Joint Lead Arrangers, the Issuing Lender, the Swing Line Lender, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof), the Co-Collateral Agent and their respective Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit, or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property owned, leased or operated by the Parent Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)
Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender or the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Issuing Lender or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.14(d).
(d)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)
Payments. All amounts due under this Section 11.04 shall be payable not later than ten Business Days after demand therefor.
(f)
Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
Section 11.05
Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 11.06
Successors and Assigns.
(a)
Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit or that causes any Letter of Credit to be issued), except that none of the Borrowers and the other Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)
Minimum Amounts. In the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and in any case not described in Section 11.06(b)(i), the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 for Revolving Credit Facility assignments, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Credit Commitment assigned;
(iii)
Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i) and, in addition:
(1)
the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(2)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of Lender or an Approved Fund with respect to such Lender or (ii) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(3)
the consent of the Issuing Lender and the Swing Line Lender shall be required for assignments in respect of any Revolving Credit Commitments.
(iv)
Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Approved Funds as a single assignment); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent a Lender Addendum.
(v)
No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)
No Assignment to Parent Borrower, etc. No such assignment shall be made to the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries.
(vii)
No Assignment to Disqualified Institutions. No such assignment shall be made to any Disqualified Institution.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Parent Borrower (at its expense) shall execute and deliver a Note or Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)
Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption (or the equivalent thereof delivered in electronic form) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrowers, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)
Participations. Any Lender may at any time, without the consent of, or notice to, the Parent Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Disqualified Institution or the Borrowers or any of the Borrowers’ Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section 11.06, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the limitations and requirements of such sections, including Section 3.01(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells participations to a Participant, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a register of all such Participants. The entries in the Participant register shall be conclusive (absent manifest error), and the Borrowers and the Lenders shall treat each Person whose name is recorded in the Participant register pursuant to the terms hereof as a Participant for all purposes of this Agreement, notwithstanding notice to the contrary. If requested by the Borrowers, each Lender shall, upon reasonable notice, permit a bona fide external tax advisor selected by the Parent Borrower (the “Advisor”) to periodically review its Participant Register to confirm that such register is being maintained in accordance with the applicable Treasury Regulations; provided that the Advisor shall maintain the confidentiality of all information contained in the Participant Registers and shall not share any such information with the Borrowers except as may be required by the Borrowers in connection with any income tax audit or other income tax proceeding of the Borrowers or to comply with any tax withholding or reporting obligations. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
(e)
Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment resulted from a Change in Law occurring after the Participant became a Participant.
(f)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)
Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 11.07
Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (so long as the Persons to whom such disclosure is made are informed of the confidential nature of such Information and agree in writing or are otherwise obligated to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (provided that any such assignee or Participant is advised of and agrees to be bound by the provisions of this Section 11.07) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the written consent of the Parent Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.07 or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers, or (i) on a confidential basis to any rating agency.

For purposes of this Section 11.07, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; provided that, in the case of information received from a Loan Party or any such Subsidiary after the Closing ~~d~~Date ~~hereof~~, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Parent Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

Section 11.08
Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Parent Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.09
Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 11.10
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or of a Lender Addendum by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 11.11
Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section 11.12
Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 11.13
Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Parent Borrower may, at the Borrowers’ sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(a)
the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);
(b)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)
in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)
such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 11.14
Governing Law; Jurisdiction; Etc.
(a)
GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)
SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE ISSUING LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY

LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST A BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)
WAIVER OF VENUE. EACH OF THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)
SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 11.15
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 11.16
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrowers and Holdings each acknowledge and agree, and acknowledge their respective Affiliates’ understanding, that: (i) the Revolving Credit Facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers and the Lenders, on the other hand, and each of the Borrowers and Holdings is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers and the Lenders each are and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers, Holdings or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers or the Lenders have assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers or Holdings with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers or the Lenders have advised or is currently advising the Borrowers, Holdings or any of their respective Affiliates on other matters) and none of the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers or the Lenders have any obligation to the Borrowers, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, Holdings and their respective Affiliates, and none of the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers and the Lenders have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrowers and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrowers and Holdings hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.
Section 11.17
USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. No part of the proceeds of the Loans or any Letter of Credit will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.
Section 11.18
Electronic Execution of Assignments and Certain Other Documents.

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Continuation/Conversion Notices, Swing Line loan notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 11.19
No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
Section 11.20
Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.
Section 11.21
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Lender that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.
Section 11.22
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit

Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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